UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRAIRIE CREEK ETHANOL, LLC
 (Name of small business issuer in its charter)

Iowa	2860	20-4956139
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542
(515) 825-3161
(Address and telephone number of principal executive offices and principal place of business)

Clay Hansen, Chairman of the Board and President
415 N. Locust Street, PO Box 280
Goldfield, Iowa 50542
(515) 825-3161
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Valerie D. Bandstra
BrownWinick, PLC
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309-2510
(515) 242-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Maximum number of	Proposed maximum offering	Proposed maximum aggregate	Amount of
of securities to be	units to be	price per	offering	registration
registered	registered	unit	price	fee
Membership Units	17,000	$5,000	$85,000,000	$4,237	(1)

(1)
Determined pursuant to Section 6(b) of the Securities Act of 1933 and SEC Release No. 2007-24, and Rule 457(o) of Regulation C based on the Registrant’s previous proposed maximum aggregate offering price of $138,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus, Dated January 17, 2008

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted. This prospectus amendment contains substantive changes from and additions and updates to certain information contained in the original prospectus dated September 21, 2007.  This prospectus constitutes the prospectus by which we are offering and selling the units.  You should read this entire prospectus as updated, and the documents referred to herein carefully in order to fully understand our business, the offering, and the units we are offering

Prairie Creek Ethanol, LLC
an Iowa Limited Liability Company
[Effective Date]

The Securities being offered by Prairie Creek Ethanol, LLC are Limited Liability Company Membership Units.

	Price to Public	Selling Commissions	Proceeds to the Company
Per Membership Unit	$5,000	$0	$5,000
Minimum Offering Amount	$36,000,000	$0	$36,000,000
Maximum Offering Amount	$85,000,000	$0	$85,000,000

Offering Price: $5,000 per Unit
Minimum Number of Units: 7,200
Maximum Number of Units: 17,000
Minimum Purchase Requirement: Two Units ($10,000)
Additional Purchases in Increments of One Unit

We are offering limited liability company membership units in Prairie Creek Ethanol, LLC, a development stage Iowa limited liability company. We intend to use the offering proceeds to develop, construct and operate a 55 million gallon per year dry mill corn-processing ethanol manufacturing plant expected to be located in Kossuth County, Iowa near the City of Wesley, Iowa; however, our board of directors reserves the right to change the location of the plant site, in its sole discretion, for any reason. We estimate the total project, including operating capital, will cost approximately $121,000,000. We expect to use debt financing to complete project capitalization. This prospectus contains, among other things, the following changes from and additions to our original prospectus dated September 21, 2007: (i) the proposed ethanol plant will have a production capacity of 55 million gallons per year rather than 100 million gallons per year; (ii) the total project cost is now estimated to be $121,000,000 rather than $196,250,000; (iii) we are seeking to raise a minimum of $36,000,000 and a maximum of $85,000,000 in this offering, rather than a minimum of $59,000,000 and a maximum of $138,000,000; and (iv) we now expect to utilize corn oil extraction technology to extract corn oil as a co-product of the ethanol production process. The offering will end no later than September 21, 2008. If we sell the maximum number of units prior to September 21, 2008, the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to September 21, 2008. If we have not sold the minimum number of units prior to September 21, 2008 we will promptly return offering proceeds to investors. If we do not receive the total amount due to us for the minimum offering amount by September 21, 2008, we will promptly return offering proceeds to investors. In addition, if we abandon the project for any reason prior to September 21, 2008, we will terminate the offering and promptly return offering proceeds to investors. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk. You should read this prospectus including the “RISK FACTORS” beginning on page 7. You should consider these risk factors before investing in us.

•	You are investing in illiquid securities and will not be able to readily sell your units;

•	We will need to obtain significant debt financing to fund construction of our proposed ethanol plant;

•	Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices;

•	Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions;

•	The operation of the company involves transactions between the company and certain members or affiliates which may involve conflicts of interest; and

•	Other factors described elsewhere in this registration statement.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, investors must meet a certain suitability test, which varies depending on the state in which the investor resides. Investors that reside in states other than Iowa and Kansas must have annual income from whatever source of at least $45,000 and a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or, in the alternative, a net worth of at least $150,000 exclusive of home, furnishings and automobiles. Investors residing in Iowa must have a net worth of $70,000 (exclusive of home, auto and furnishings) and annual income of $70,000; or, in the alternative, a net worth of $250,000 (exclusive of home, auto and furnishings). Investors residing in Kansas must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000; or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

ii

EXHIBITS
Articles of Organization	Appendix A
Second Amended and Restated Operating Agreement	Appendix B
Form of Subscription Agreement	Appendix C

iii

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, the financial statements, and attached exhibits before you decide whether to invest.

The Company

Prairie Creek Ethanol, LLC (“Prairie Creek Ethanol”) was formed as an Iowa limited liability company on April 19, 2006. Our business plan is to develop, build and operate a 55 million gallon dry mill corn-processing ethanol plant expected to be located in Kossuth County, Iowa near Wesley. We are a development stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542. Our telephone number is (515) 825-3161.

The Offering

Minimum number of units offered	7,200 units

Maximum number of units offered	17,000 units

Purchase price per unit	$5,000

Minimum purchase amount	Two ($10,000)

Additional Purchases	One unit increments

Minimum net proceeds	$35,450,000 ($36,000,000 in gross proceeds less $550,000 in offering expenses)

Maximum net proceeds	$84,450,000 ($85,000,000 in gross proceeds less $550,000 in offering expenses)

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 55 million gallon dry mill ethanol plant expected to be located in Kossuth County, Iowa.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date
The offering will end no later than September 21, 2008. If we sell the maximum number of units prior to September 21, 2008, the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to September 21, 2008. If we have not sold the minimum number of units prior to September 21, 2008 we will promptly return offering proceeds to investors. If we do not receive the total amount due to us for the minimum offering amount by September 21, 2008, we will promptly return offering proceeds to investors. In addition, if we abandon the project for any reason prior to September 21, 2008, we will terminate the offering and promptly return offering proceeds to investors.

Subscription Procedures
Before purchasing units, you must complete the subscription agreement, draft a check payable to “Iowa State Bank, Escrow Agent for Prairie Creek Ethanol, LLC” in the amount of not less than 10% of the amount due for units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our Second Amended and Restated Operating Agreement. The promissory note and security agreement provides that the subscriber agrees to pay the remaining 90% of the subscription price and grants to Prairie Creek Ethanol, LLC a purchase money security interest in the subscriber’s membership units, now owned or acquired at a later date, to secure payment. Failure to pay will result in the amount due beginning to accrue interest at the rate of 12% per annum, and amounts previously paid to the company may be forfeited as a result of such non-payment. The promissory note will become due within 20 days of the subscriber’s receipt of written notice from Prairie Creek Ethanol. We may call the balance at any time after we receive subscriptions for the minimum aggregate offering amount of $36,000,000; however, we may choose to wait to call the balance on the notes for a variety of reasons related to construction and development of the project, particularly the availability of debt financing, although if we receive subscriptions for the minimum aggregate offering amount of $36,000,000 we will in any case call the balance on the notes no later than September 1, 2008. Prior to the time notes are called, the rights of subscribers are limited to any contract rights the subscriber may have to purchase membership units. Membership units will be issued and sold, if at all, only after a subscriber’s note has been fully paid. Accordingly, the security agreement will only grant a security interest in any membership units that the subscriber already owns or that the subscriber acquires by payment in full under a separate subscription agreement.

Escrow Procedures
Proceeds from the subscriptions for the units will be deposited in an interest bearing account that we have established with Iowa State Bank of Algona, Iowa as escrow agent under a written escrow agreement. We do not expect to release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds the minimum offering amount of $36,000,000, exclusive of interest; (2) we obtain a written debt financing commitment for debt financing ranging from approximately $34,345,000 to $83,345,000, less any grants and/or tax increment financing we are awarded; (3) we elect, in writing, to terminate the escrow agreement; (4) an affidavit prepared by our escrow agent has been sent to the states in which we have registered units stating that the conditions set out in (1), (2) and (3) have been met; and (5) in each state in which consent is required, the state securities commissioner has consented to release of the funds on deposit. Upon satisfaction of these conditions, we expect that the escrow agreement will terminate, and the escrow agent will disburse the funds on deposit, including interest, to us to be used in accordance with the provisions set out in this prospectus. We expect that the escrow account may continue until approximately September 21, 2008 to allow us to collect the 90% balance due under the promissory notes. To break escrow, we must receive cash proceeds for our membership units in excess of the minimum offering amount. Prior to breaking escrow, we anticipate that our debt financing commitment, when added to the proceeds raised to that point in the offering, will be an amount sufficient to provide us with the total project cost of $121,000,000.

Units issued and outstanding if min. sold	8,120[1]

Units issued and outstanding if max. sold	17,920[1]

States in which we plan to register	Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

1 Includes 636 seed capital units and 284 founder units currently issued and outstanding from our previous private placements.

We may offer or sell our units in other states in reliance upon exemptions from the registration requirements of the laws of those other states. The directors and officers identified on page 20 of this prospectus will offer the securities on our behalf directly to investors without the use of an underwriter.

The Project

If we are able to fully capitalize the project as described below, we intend to use the offering proceeds to build and operate a 55 million gallon per year dry mill corn-processing ethanol manufacturing plant in Kossuth County, Iowa. This prospectus contains, among other things, the following changes from and additions to our original prospectus dated September 21, 2007: (i) the proposed ethanol plant will have a production capacity of 55 million gallons per year rather than 100 million gallons per year; (ii) the total project cost is now estimated to be $121,000,000 rather than $196,250,000; (iii) we are seeking to raise a minimum of $36,000,000 and a maximum of $85,000,000 in this offering, rather than a minimum of $59,000,000 and a maximum of $138,000,000; and (iv) we now expect to utilize corn oil extraction technology to extract corn oil as a co-product of the ethanol production process. We made these changes to the project due to our concerns regarding the availability of financing for a 100 million gallon plant. Additionally, changing the project to a 55 million gallon plant increases the likelihood that we will be producer-owned, although we can make no assurances that non-producers will not own a substantial percentage of the company following this offering. In light of these factors, we believe that it will be to our benefit to construct and operate a 55 million gallon per year ethanol plant with corn oil extraction capability rather than a 100 million gallon plant.

Ethanol is an alcohol that can be burned in engines like gasoline. Ethanol can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. We plan to build an ethanol plant with a name plate capacity of manufacturing 55 million gallons of denatured ethanol (fuel-grade ethanol) per year. Although ethanol may be made from other feedstock, we expect to produce ethanol exclusively from corn. When corn is used in the production of ethanol, the entire corn kernel is ground, sending the non-fermentable corn oil, protein and fiber to the distillery along with the starch. These components, which make up a third of the kernel, remain after the starch is converted to alcohol and are dried and sold as distillers grains, also known by the acronyms DDG or DDGS (Distillers Dried Grains or Distillers Dried Grains with Solubles). Distillers grains are typically sold as a nutrient-rich ingredient for animal feed. According to the engineering specifications from our anticipated design-builder, Fagen, Inc., we anticipate that on an annual basis the plant may be able to produce approximately 55 million gallons of ethanol and 149,000 tons of dried distillers grains with solubles. We also anticipate utilizing corn oil extraction technology to extract approximately 3.5 million gallons of corn oil annually from our distillers grains and deriving revenues from our sales of corn oil as another co-product of the ethanol production process. While we believe our production estimates are reasonable, we can offer no assurances that our plant will operate at this estimated capacity.

We have executed a letter of intent with Fagen, Inc. for the design and construction of our proposed ethanol plant for a price of approximately $81,900,000, which does not include the anticipated cost of a water treatment facility which we intend to construct, the fire protection system we intend to construct, any change orders, increases in the costs of materials, the monthly surcharge, or the early completion bonus agreed to in our letter of intent. See “DESCRIPTION OF BUSINESS - Design-Build Team” for detailed information about our letter of intent with Fagen, Inc. The most recent letter of intent with executed with Fagen, Inc. supersedes and replaces the prior letter of intent we entered into with Fagen, Inc.

Construction of the project is expected to take approximately 17 to 22 months after construction commences. Our anticipated completion date is currently scheduled for early 2010. The anticipated completion date of early 2010 assumes that we are able to complete our financing arrangements, including this offering and debt financing in less than four (4) months after the effective date of this registration statement. If we are not able to complete the equity offering and arrange debt financing, in less than four (4) months after the effective date of our registration statement, our plant will likely not be complete in early 2010. Fagen, Inc.’s commitments to build other plants may also delay construction of our plant and postpone our start-up date. Except for our letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any other contractor or supplier for labor or materials necessary to construct the plant.

Our Anticipated Construction Schedule

•	January 2008 - March 2008 - Conduct equity drive

•	April 2008 - May 2008 - Negotiate and close debt financing

•	June 2008 - Commence plant construction

•	June 2008 to early 2010 - Manage plant construction

•	Early 2010 - Plant completion and commencement of operations

Most Significant Risk Factors

•	Your investment in us will be an investment in illiquid securities;

•	We will need to obtain significant debt financing to fund construction of our proposed ethanol plant;

•
The initial board of directors will serve until the first annual meeting following the date on which substantial operations of the proposed ethanol plant commence, which is not expected until early 2010;

•	Overcapacity within the ethanol industry;

•	Actual ethanol, distillers grains and corn oil production varying from expectations;

•	Availability and costs of products and raw materials, particularly corn, natural gas and an adequate water supply;

•	Changes in the price and market for ethanol, distillers grains or corn oil;

•	Our ability to market and our reliance on third parties to market our products;

•	Railroad and highway access for and outgoing distillers grains, corn oil and ethanol;

•
Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as national, state or local energy policy; federal ethanol tax incentives; or environmental laws and regulations that apply to our plant operations and their enforcement;

•	Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions;

•	The operation of the company involves transactions between the company and certain members or affiliates which may involve conflicts of interest;

•	Changes in the weather or general economic conditions impacting the availability and price of corn;

•	Total U.S. consumption of gasoline;

•	Fluctuations in gasoline prices;

•	Changes in plant production capacity or technical difficulties in operating the plant;

•	Costs of construction and equipment;

•	Changes in our business strategy, capital improvements or development plans;

•	Results of our hedging strategies;

•	Changes in interest rates or the availability of credit;

•	Our ability to generate free cash flow to invest in our business and service our debt;

•	Changes and advances in ethanol production technology;

•	Competition from alternative fuels and alternative fuel additives; and

•	Other factors described elsewhere in this registration statement.

Our Financing Plan

We estimate the total project will cost approximately $121,000,000. We expect that the design and construction of the plant will cost approximately $81,900,000, with additional start-up and development costs of approximately $39,100,000. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, Fagen, Inc. with other plants it has built. We expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised $1,580,000 of seed capital equity in two private placements to fund our development, organizational and offering expenses. Although we received subscriptions for membership units in this offering pursuant to our original prospectus dated September 21, 2007, all funds remitted to our escrow agent were returned to subscribers, along with nominal interest, in late December 2007 and early January 2008. This prospectus constitutes the prospectus by which we are offering and selling the units. We intend to raise a minimum of $36,000,000 and a maximum of $85,000,000 of additional equity through this offering. See “MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION - Project Capitalization.”

Depending on the level of equity raised in this offering and the amount of any bond financing and/or grants we may be awarded, we will need to obtain debt financing ranging from approximately $34,345,000 to $83,345,000 in order to supplement our seed capital proceeds of $1,580,000 and fully capitalize the project. We do not currently have a debt commitment from any financial institution or other lender for our debt financing. We have started identifying and interviewing potential lenders; however, we have not signed any commitment for debt financing. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,580,000 we raised as seed capital from the estimated total project cost. The following table describes our anticipated uses of equity and debt proceeds. This table details the manner in which offering proceeds will be utilized for both the minimum and maximum offering amounts, because whether we raise the minimum offering amount, maximum offering amount, or some amount in between, we plan to combine the net proceeds raised in this offering with debt financing and our seed capital proceeds to total approximately $121,000,000. If we are unable to close the loan, we may decide to begin construction of the plant using all or part of the equity funds we raised while seeking another debt financing source. In case of such a scenario, if we raise the minimum offering amount we anticipate using the net proceeds for land costs, plant construction and related bond and insurance costs, while if we raise the maximum offering amount we anticipate using the net proceeds for land costs, plant construction, related bond and insurance costs and our construction, CCI and surcharge contingencies.

Use of Proceeds	Amount	Percent of Total
Plant construction	$81,900,000	67.69%
Water treatment facility	1,500,000	1.24%
CCI and surcharge contingency	10,500,000	8.68%
Administration building/equipment	400,000	0.33%
Construction performance bond	100,000	0.08%
Construction insurance costs	150,000	0.12%
Construction contingency	1,800,000	1.49%
Development costs	3,250,000	2.69%
Land costs	2,300,000	1.90%
Railroad	3,000,000	2.48%
Rolling stock	250,000	0.21%
Fire Protection and water supply	2,000,000	1.65%
Capitalized interest	2,000,000	1.65%
Start up costs:
Financing costs	600,000	0.50%
Organization costs(1)	1,250,000	1.03%
Pre-production period costs	1,000,000	0.83%
Working capital	7,500,000	6.20%
Inventory - corn(2)	1,500,000	1.24%
Total	$121,000,000	100.00%

(1)	Includes estimated offering expenses of $550,000.

(2)
We may finance our corn inventory through Gold-Eagle Cooperative by issuing up to 300 membership units in exchange for $1,500,000 of corn inventory financing, equivalent to $5,000 per membership unit. However, we have no definitive agreement in place to do so.

Financial Information

We are a development stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.

Membership in Prairie Creek Ethanol and Our Operating Agreement

If you purchase two or more of our units, you will become a member in Prairie Creek Ethanol and your rights as a member will be governed by our operating agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the operating agreement, and electing future directors (except for certain members making a capital contribution of $5,000,000 or more entitled to appoint a director). Generally we will allocate our profits and losses based upon the ratio each unit holder’s units bear to total units outstanding.

In the opinion of our counsel, Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. of Des Moines, Iowa, we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.

The transfer of units is restricted by our operating agreement, which, except in limited circumstances, does not allow unit transfers until the plant is operational. Once we are operational, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws. Please see “SUMMARY OF OUR OPERATING AGREEMENT” and “FEDERAL TAX CONSEQUENCES OF OWNING OUR UNITS.”

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability tests, which vary depending on the state in which you reside as follows:

For investors that reside in states other than Iowa and Kansas, the following suitability standard applies:

(1)
You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.

For Iowa investors the following suitability standard applies:

(2)
Iowa investors must have a net worth of $70,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a net worth of $250,000 (exclusive of home, auto and furnishings).

For Kansas investors the following suitability standard applies:

(3)
Kansas investors must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

With the exception of the specific suitability requirements for investors from Iowa and Kansas, we determined our suitability standards based on the North American Securities Administrators Association (“NASAA”) Statement of Policy Regarding Unsound Financial Condition. This Statement defines an issuer in unsound financial condition as one with a going concern qualification on its financial statements and an accumulated deficit, negative stockholders’ equity, an inability to satisfy current obligations as they come due or negative cash flow/no revenue from operations. Because we are a development-stage company with no revenue history, we are classified as an issuer in unsound financial condition. Thus, we have imposed the above suitability standards for investors, and Iowa and Kansas each have additional investor suitability requirements for investors from their respective states.

Units will be sold only to persons that meet these specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you. See “PLAN OF DISTRIBUTION - Suitability of Investors.”

Subscription Period and Procedures

The offering will end no later than September 21, 2008. If we sell the maximum number of units prior to September 21, 2008, the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to September 21, 2008. If we end the offering after selling at least the minimum number of units, but prior to September 21, 2008, we would stop selling units and complete our project capitalization with debt financing . If we have not sold the minimum number of units prior to September 21, 2008 we will promptly return offering proceeds to investors. If we do not receive the total amount due to us for the minimum offering amount by September 21, 2008, we will promptly return offering proceeds to investors. In addition, if we abandon the project for any reason prior to September 21, 2008, we will terminate the offering and return offering proceeds to investors, including nominal interest on your investment. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part, and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

Before purchasing any units, you must complete the subscription agreement, draft a check payable to “Iowa State Bank, Escrow Agent for Prairie Creek Ethanol, LLC” in the amount of not less than 10% of the amount due for units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our Second Amended and Restated Operating Agreement.

Once you have executed the subscription agreement, you will not be able to withdraw funds from escrow, sell or transfer your units or otherwise cancel this agreement. Any time after we receive subscriptions for the minimum aggregate offering amount of $36,000,000, we may give written demand for payment and you will have twenty (20) days to pay the balance of the purchase price due pursuant to the promissory note and security agreement. The promissory note and security agreement provides that the subscriber agrees to pay the remaining 90% of the subscription price and grants to Prairie Creek Ethanol, LLC a purchase money security interest in the subscriber’s membership units, now owned or acquired at a later date, to secure payment. Failure to pay will result in the amount due beginning to accrue interest at the rate of 12% per annum. If you fail to pay the balance of the purchase price, you will forfeit your ten percent (10%) cash deposit and you will not be entitled to any ownership interest in Prairie Creek Ethanol. Prior to the time notes are called, your rights are limited to any contract rights you may have to purchase membership units, and you will not have any voting, economic or other rights as a member. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase. See “PLAN OF DISTRIBUTION - Subscription Period” and “PLAN OF DISTRIBUTION - Subscription Procedures.” Membership units will be issued and considered sold, if at all, only after a subscriber’s note has been fully paid. Accordingly, the security agreement will only grant a security interest in any membership units that the subscriber already owns or that the subscriber acquires by payment in full under a separate subscription agreement.

RISK FACTORS

The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to the Offering

If we fail to sell the minimum number of units, the offering will fail and your investment may be returned to you with nominal interest.

We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least $36,000,000 worth of units to close the offering. If we do not sell units with a purchase price of at least $36,000,000 by September 21, 2008, we cannot close the offering and must return investors’ money with nominal interest. This means that from the date of your investment, you may earn only a nominal rate of return on the money you deposit with us in escrow. We do not expect the termination date to be later than September 21, 2008.

This prospectus is an amendment to our original prospectus. This prospectus contains, among other things, the following changes from and additions to our original prospectus dated September 21, 2007: (i) the proposed ethanol plant will have a production capacity of 55 million gallons per year rather than 100 million gallons per year; (ii) the total project cost is now estimated to be $121,000,000 rather than $196,250,000; (iii) we are seeking to raise a minimum of $36,000,000 and a maximum of $85,000,000 in this offering, rather than a minimum of $59,000,000 and a maximum of $138,000,000; and (iv) we now expect to utilize corn oil extraction technology to extract corn oil as a co-product of the ethanol production process. The changes we made to the terms of our original prospectus does not necessarily mean that we will be able to sell the minimum number of units required to close on this offering. Although we received subscriptions for membership units in this offering pursuant to our original prospectus dated September 21, 2007, all funds remitted to our escrow agent were returned to subscribers, along with nominal interest, in late December 2007 and early January 2008. This prospectus constitutes the prospectus by which we are offering and selling the units.

We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.

We are making this offering as a direct primary offering, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount by September 21, 2008, we will be required to return your investment. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. Our directors and officers have significant responsibilities in their primary occupations in addition to trying to raise capital. All of our directors and officers have full-time outside employment. These individuals have no broker-dealer experience or any experience with public offerings of securities. There can be no assurance that our directors and officers will be successful in securing investors for the offering. See “BUSINESS EXPERIENCE OF OUR DIRECTORS AND OFFICERS.”

Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the ninety percent (90%) balance on their investment may have to forfeit their ten percent (10%) cash deposit.

As much as ninety percent (90%) of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes. We may call the balance at any time after we receive subscriptions for the minimum aggregate offering amount of $36,000,000; however, we may choose to wait to call the balance on the notes for a variety of reasons related to construction and development of the project, particularly the availability of debt financing, although if we sell the minimum aggregate offering amount of $36,000,000 we will in any case call the balance on the notes no later than September 1, 2008. Under the terms of the offering, we may wait until September 1, 2008. Because the promissory note becomes due within twenty (20) days after the subscriber’s receipt of written notice from Prairie Creek Ethanol, this means that we will have received the total amount due under the promissory notes necessary to achieve the minimum offering amount, if at all, by September 21, 2008. If we wait to call the balance on the notes for a significant period of time after we sell the minimum, the risk of nonpayment on the notes may increase.

Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

You should only invest in us if you are willing to have your investment be unavailable until we break escrow, which could be up to September 21, 2008. If our offering succeeds, and we convert your cash investment into units of Prairie Creek Ethanol, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Prairie Creek Ethanol and demand a cash payment from us. Therefore, your investment may be unavailable to you for an indefinite period of time.

Risks Related to the Units

There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.

The per unit purchase price has been determined by us without independent valuation of the units and is $5,000 per unit. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

Public investors will experience immediate and substantial dilution as a result of this offering.

Our founders paid an average purchase price of $702.18 per unit (969 units were purchased for $588.24 per unit and 270 units were purchased were purchased for $1,111.11 per unit) and our seed capital investors paid $2,500 per unit, which is substantially less per unit for our membership units than the current public offering price of $5,000 per unit. We subsequently redeemed 603 of the units purchased by our founders for $0.01 per unit as part of our capitalization strategy. .If you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Taking the redemption of 603 of our founders’ units into account, based upon the issuance and sale of the minimum number of units (7,200) at the public offering price of $5,000 per unit, you will incur immediate dilution of $475.23 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (17,000) at the public offering price of $5,000 per unit, you will incur immediate dilution of $215.34 in the net tangible book value per unit if you purchase units in this offering.

We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. There is currently no established public trading market for our units and we do not anticipate applying for listing of the units on any national securities exchange or on the NASDAQ Stock Market. As a result of these factors, you may not be able to liquidate your investment in the units and, therefore, may be required to assume the risks of investment in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”

To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

•	transfers by gift to the member’s spouse or descendants;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.

A qualified matching service is qualified only if: (1) it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy; (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest; (3) the seller does not enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records; (4) the closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed; (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price; (6) the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and (7) the sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits. See “Publicly Traded Partnership Rules,” below.

These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units. As of September 30, 2007, our most recent unaudited financial statements, Prairie Creek Ethanol did not have any debt. We do not anticipate having debt until we execute a debt financing loan in an amount ranging from $34,345,000 to $83,345,000. Once we have executed a debt financing loan, our membership units will be subordinated in right of payment to all of Prairie Creek Ethanol’s debt.

You may have limited access to information regarding our business because our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances.

Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. We also will not be required to furnish proxy statements to security holders and our directors, officers and beneficial owners will not be required to report their beneficial ownership of units to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more unit holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. However, because this registration statement was previously declared effective, we are required to file periodic reports with the Securities and Exchange Commission which are available to the public for inspection and copying. Except during the fiscal year that our registration statement becomes effective these reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 members. If this occurs after the fiscal year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.

The presence of members holding twenty-five percent (25%) or more of the outstanding units is required to take action at a meeting of our members, which could result in members not being able to take actions which are in the best interest of the Company.

In order to take action at a meeting, a quorum of members holding at least twenty-five percent (25%) of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a twenty-five percent (25%) quorum protects the company from actions being taken when less than twenty-five percent (25%) of the members have not considered the matter being voted upon. The requirement of a twenty-five percent (25%) quorum also means that members will not be able to take actions which may be in the best interests of the Company if we cannot secure the presence in person, by proxy, or by mail ballot of members holding twenty-five percent (25%) or more of the outstanding units.

After the plant is substantially operational, our operating agreement provides for certain appointments to the Board of Directors, which means your power to influence the composition of the Board and its policies may be less than it otherwise would be.

The terms of our initial directors expire at the first annual meeting following substantial completion of the ethanol plant. At that time, pursuant to the terms of our operating agreement, certain members will be entitled to appoint directors to the board. In particular, Gold-Eagle Cooperative, North Central Cooperative and Corn LP will each appoint one director. Additionally, any investor that makes a capital contribution of $5,000,000 or more in this registered offering will be entitled to appoint one director to the board. Although at least four directors will be elected to the board by the members at large, the power of certain members to appoint directors means that the interests of such members may be disproportionately represented on the Board of Directors. Accordingly, your influence over the composition of and policy set by the Board of Directors may be less than it otherwise would be. Your only recourse to alter this arrangement would be through an amendment to our operating agreement, which could be difficult to accomplish.

After the plant is substantially operational, our operating agreement provides for staggered terms for our elected directors, meaning the replacement of certain directors will be difficult.

The terms of our initial directors expire at the first annual meeting following substantial completion of the ethanol plant. At that time, our members will elect at least four directors for staggered three-year terms. Because these directors will serve on the board for staggered terms, it will be difficult for our members to replace such directors. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement, which could be difficult to accomplish.

Risks Related to Our Financing Plan

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and Prairie Creek Ethanol and the potential loss of your investment.

Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, governmental entity, underwriter or financial institution for debt financing.

We will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the ethanol plant. If we are unable to obtain a written debt financing commitment by September 21, 2008, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest. If we sell the aggregate minimum number of units prior to September 21, 2008 and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If we decide to begin construction of the plant using all or part of the equity funds we raised while seeking another debt financing source, in the event of the company’s liquidation investors would be entitled only to proceeds distributed ratably, meaning you could lose some or all of your investment.

Given the unfavorable credit environment, we can provide no assurances or guarantees that we will be able to obtain the requisite debt financing or that the debt financing will be on favorable terms to us.

The subprime mortgage lending crisis has contributed to a generally unfavorable credit environment. We can offer no assurances or guarantees that we will be able to obtain debt financing to fully capitalize this project. If we are unable to obtain debt financing, or if the debt financing is at unfavorable terms, we may be unable to begin construction of the proposed plants and your investment could lose value.

If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment indefinitely while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.

We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment indefinitely in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.

Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.

Our debt load necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:

•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.

We do not have any bond financing commitments or contracts and if we are unable to obtain bond financing or if the bond financing is provided on unfavorable terms, our financial performance may suffer and the value of your investment may be reduced.

We may use bond financing to help capitalize the project; however, we do not have contracts or commitments with any lender, bank, financial institution, governmental entity or underwriter to provide bond financing for our project. There is no assurance that we will be able to use bond financing or that bond financing, if available, will be secured on terms that are favorable to us. If we do not use bond financing, we may be charged a higher interest rate or our secured lenders may require a greater amount of equity financing in order to complete project capitalization. If bond financing is not available or is only available on terms that are not favorable to us, our financial performance may suffer and your investment could lose value.

Risks Related to Prairie Creek Ethanol as a Development Stage Company

Prairie Creek Ethanol has no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and have no history of operations. We may not be able to manage our start-up effectively or properly staff our operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

Our officers and directors do not have significant experience in managing a public company, which may result in errors that reduce the value of your investment.

Our officers and directors have extensive experience managing various agricultural cooperatives, marketing grain, and farming. Several of our officers and directors also hold college degrees in accounting, agricultural engineering, agricultural management, agronomy, business, and industrial administration. Although our officers and directors have extensive management experience and education, they do not have significant experience managing a public company or complying with various reporting requirements and government regulations imposed on public companies.

We will depend on Fagen, Inc. for expertise in beginning our operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.

We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as the co-product marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.

You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to solely consist of ethanol, distillers grains and corn oil and any other co-product we are able to market, although at this time we do not anticipate producing any co-products other than distillers grains and corn oil that we will be able to market. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of ethanol, distillers grain and corn oil and other co-products since we do not expect to have any other lines of business or alternative revenue sources.

Your investment may decline in value due to decisions made by our initial board of directors and until the plant is built, your only recourse to replace these directors will be through amendment to our operating agreement.

Our operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members following commencement of substantial operations of the ethanol plant. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement, which could be difficult to accomplish.

Risks Related to Construction of the Ethanol Plant

We are relying on Fagen, Inc. and ICM, Inc. to supply all of the technology necessary for the construction of our plant and the production of fuel-grade ethanol and distillers grains and we expect they will either own this technology or obtain a license to utilize it.

We will be dependent upon Fagen, Inc. and/or ICM, Inc. for all of the technology used in our plant that relates to construction of the plant and the plant’s production of fuel-grade ethanol and distillers grains. We expect that Fagen, Inc. or ICM, Inc. will either own the technology or obtain a license necessary for its use. If either Fagen, Inc. or ICM, Inc. fails to provide the necessary technology, we may not be able to build our plant or successfully operate it.

We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.

Our letter of intent with Fagen, Inc. states that Fagen, Inc. will construct the plant for contract price of $81,900,000. This contract price may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine is greater than 7,879.54 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the percentage increase in the CCI based upon the February 2007 CCI of 7,879.54. If the CCI increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase. Additionally, the contract price is subject to a surcharge of one-half of one percent (0.5%) for each calendar month that passes between February 2007 and the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. Since eleven months have passed between February 2007 and the date of this prospectus, January 17, 2008, this means that the contract price will be increased by a minimum of 5.5%, or approximately 4,504,500. Finally, Fagen, Inc. will be entitled to an early completion bonus of $10,000 per day, not to exceed $1,000,000, for each day that substantial completion of the ethanol plant occurs in advance of 425 days after the date we issue a notice to proceed with plant construction. Thus, we have allowed for a $10,500,000 contingency in our total estimated costs of the project. We have based our capital needs on a design for the plant that will cost approximately $89,900,000, which includes our accrued monthly surcharge and the cost of our water treatment equipment and fire protection system not contemplated by our letter of intent, with additional start-up and development costs of approximately $31,100,000, for a total project completion cost of approximately $121,000,000. This price includes construction period interest. The estimated cost of the plant is based on preliminary discussions, and there is no assurance that the final cost of the plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel or other building materials could affect the final cost and final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays or defects could result in devaluation of our units if our production and sale of ethanol and its co-products are delayed.

We currently expect our plant to be complete and operating by early 2010; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule, such as unknown environmental problems at the plant site. In addition, Fagen, Inc.’s involvement in the construction of a number of other plants while constructing our plant could cause delays in our construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy changes toward ethanol or this project, could also cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. Additionally, defects in material and/or workmanship may delay the commencement of operations at the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operations. This could reduce the value of your units.

Fagen, Inc. and ICM, Inc. may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.

We do not know how many ethanol plants Fagen, Inc. and ICM, Inc. have currently contracted to design and build. It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that may cause the construction of our plant to be delayed. It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction. These current and future building commitments may reduce the available resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed. If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.

We have not received certain permits and failure to obtain these permits would prevent operation of the plant.

We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Permits will need to be acquired for the discharge of certain cooling waters. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.

We currently anticipate obtaining water from high capacity wells near the plant site. We anticipate that we will apply for a water permit application for appropriation of water from the State of Iowa; however, we may not be able to obtain such a permit.

We anticipate that we will obtain a number of other permits from the Iowa Department of Natural Resources related to air emissions and wastewater and stormwater discharge. While we anticipate receiving these permits, there is no assurance that we will obtain all of the necessary permits. Our inability to obtain the necessary environmental permits could prohibit commencement of construction or operation of the plant thereby reducing the value of your investment.

Risks Related to Conflicts of Interest

We will have no independent directors, which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.

Our board will have no independent directors as defined by the North American Securities Administrators Association, as all of our initial directors were directly or indirectly involved in founding or organizing Prairie Creek Ethanol, LLC. Accordingly, any contracts or agreements we enter into will not be approved by independent directors since there are none at this time.

Several of our directors and officers are also directors or employees of Corn, LP, a nearby ethanol plant, with whom we will directly compete.

Several of our directors and officers are involved with another ethanol plant near Goldfield, Iowa named Corn, LP. Corn, LP is currently our third-largest membership unit holder. Our Board President, Clay Hansen, our Board Vice President, Mervin Krauss, and our Board Secretary, Mark Wigans, all serve on the Board of Directors of Corn, LP. Another of our directors, Joe Horan, serves as Treasurer of Corn, LP. Additionally, our Senior Vice President of Project Development, Brad Davis, is employed by Corn, LP as General Manager and our Vice President of Commodities, Duane Madoerin, also serves as commodities manager for Corn, LP. We will be directly competing with Corn, LP for corn origination and sale of our ethanol and co-products. If these directors and officers decide to put the interests of Corn, LP ahead of our interests, this may harm our performance or the success of our business and the value of your investment could decrease as a result.

We do not have a formal policy for handling conflicts of interest that may arise as a result of our directors’ relationships with other ethanol plants and entities with which we may do business, which may negatively impact your investment.

While we expect to fully disclose all conflicts of interest that may arise in our business transactions as a result of our directors’ existing relationships with other ethanol plants and entities with which we may do business, we do not have a formal policy in place for handling such conflicts of interest should they arise in any business transaction. Thus, our directors will not be bound by any formal procedures for handling such conflicts of interest and as a result, you should not purchase units unless you are willing to entrust all aspects of management of our project throughout this development phase to our board of directors.

Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.

Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, the directors and officers have other management responsibilities and business interests apart from our project. As a result, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

We may have conflicting financial interests with Fagen, Inc., and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put their financial interests ahead of ours.

Fagen, Inc. and ICM, Inc. and their affiliates may have conflicts of interest because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.

Affiliated investors may purchase additional units and influence decisions in their favor.

We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.

Risks Related to the Production of Ethanol

The expansion of domestic ethanol production in combination with state bans on Methyl Tertiary Butyl Ether (MTBE) and/or state renewable fuels standards may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best price advantages.

If the volume of ethanol shipments continues to increase and blenders switch from MTBE to ethanol, there may be weaknesses in infrastructure and its capacity to transport ethanol such that our product cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol instead of MTBE. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to target markets and may even cause our plant to slow or halt production.

The ethanol industry is a feedstock limited industry. An inadequate supply of corn, our primary feedstock, could cause the price of corn to increase and threaten the viability of our plant and cause you to lose some or all of your investment.

We anticipate that we will obtain the corn supply for our ethanol plant exclusively from Gold-Eagle Cooperative and North Central Cooperative, who are our two largest unit-holders. We have not yet executed a binding contract with Gold-Eagle Cooperative or North Central Cooperative. However, we expect to enter into agreements to purchase corn from Gold-Eagle Cooperative and North Central Cooperative at market price, and pay Gold-Eagle Cooperative and North Central Cooperative under these agreements a fee equal to $0.085 per bushel. Based upon our anticipated corn usage of 19.7 million bushels per year, we expect to pay Gold-Eagle Cooperative and North Central Cooperative combined an annual fee of approximately $1,674,500 for grain origination. However, there is no guarantee that a binding contract will be executed with Gold-Eagle Cooperative or North Central Cooperative or that the terms of these contracts, if executed, will not be materially different than we anticipate. Gold-Eagle Cooperative already procures all of the grain needed for the operations of Corn, LP, a 50 million gallon per year ethanol plant in Goldfield, Iowa, which may further decrease the adequate supply of corn available to us. Additionally, because Gold-Eagle Cooperative and North Central Cooperative are our two largest unit-holders, and because Gold-Eagle Cooperative and North Central Cooperative are each entitled to appoint at least one director to our board of directors following substantial completion of the ethanol plant (See “RISK FACTORS-Risks Related to the Units”), the terms of any grain procurement agreement with either such entity may not be as favorable as they otherwise would be. Following the completion of our subsequent registered public offering, we may finance from Gold-Eagle Cooperative approximately $1,500,000 worth of corn inventory in exchange for 300 Units, equivalent to $5,000 per Unit. See “DESCRIPTION OF BUSINESS-Corn Feedstock Supply” for a table illustrating the amount of corn produced in the fourteen-county area surrounding our proposed plant location.

The number of ethanol manufacturing plants either in production or in the planning or construction phases continues to increase at a rapid pace. This increase in the number of ethanol plants will affect both the supply and the demand for corn. As more plants develop and go into production there may not be an adequate supply of feedstock to satisfy the demand of the ethanol industry and the livestock industry, which uses corn in animal rations. Consequently, the price of corn may rise to the point where it threatens the viability of our project, or significantly decreases the value of your investment or threatens your investment altogether. Corn supplies are subject to higher prices due to interruptions or shortages caused by any number of factors. If a period of high corn prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment. See “Plan of Operations Until Start-Up of Ethanol Plant.”

Our financial performance will be significantly dependent on natural gas prices, and the value of your investment in us will be directly affected by changes in these prices.

We will rely on third parties for our supply of natural gas, which is consumed in the production of ethanol. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control such as higher prices resulting from colder than average weather conditions, overall economic conditions and foreign and domestic governmental regulations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial condition. See “DESCRIPTION OF BUSINESS-Utilites” for a table illustrating the price of natural gas in recent years.

Our revenue will be derived from the sale ethanol, distillers grains and corn oil, and the value of your investment in us will be directly affected by the prices at which we can sell our ethanol, distillers grains and corn oil.

Our revenues will be greatly affected by the price at which we can sell our ethanol, distillers grains and corn oil. These prices can be volatile as a result of a number of factors. These factors include overall supply and demand, the price of gasoline, rail and terminal structure, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment. See “DESCRIPTION OF BUSINESS-Distillers Grains Pricing” for a table illustrating the price of distillers grains pricing.

The price of ethanol has recently been higher than its 10-year average, although not as high as the peak reached in spring 2006. See “DESCRIPTION OF BUSINESS-Ethanol Pricing” for comparison charts of average ethanol and gasoline rack prices and a chart of the ten year history of the market price for ethanol. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. Increased production of ethanol, distillers grains and corn oil may lead to lower prices. There can be no assurance as to the price of ethanol, distillers grains or corn oil in the future. Any downward changes in the price of ethanol, distillers grains and/or corn oil may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We expect to hire a third-party marketing firm to market all of the ethanol and most of the distillers grains we plan to produce. As a result, we expect to be dependent on the ethanol broker and distillers grains broker we engage. There is no assurance that we will be able to enter into contracts with any ethanol broker or distillers grains broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Our letter of intent with Fagen, Inc. requires us to market our ethanol through US BioEnergy Corporation, of which Fagen, Inc. and certain of its affiliates are affiliates, for a period of two years from the date the ethanol plant is completed, provided that US BioEnergy Corporation provides competitive rates and services compared to other marketing firms. US BioEnergy Corporation recently announced its plans to merge with VeraSun Energy Corporation during the first quarter of 2008. We anticipate that if this merger occurs, we will continue to be required to market our ethanol through the surviving entity of the merger. Our obligation to market our ethanol through US BioEnergy Corporation or the survivor of the proposed merger means that we may not be able to market our ethanol as effectively as we otherwise would have.

The extraction of corn oil from distillers grains is a relatively new process, and we may not be able to efficiently extract corn oil or locate a market for any corn oil that is extracted.

We anticipate implementing corn oil extraction technology to separate corn oil from our distillers grains during the production process. Relatively few ethanol plants have corn oil extraction capability, meaning that once our ethanol plant with corn oil extraction capability is constructed, we may face challenges that similarly situated ethanol plants do not. These challenges may prove impossible or impracticable to overcome and we ultimately may decide not to extract corn oil from our distillers grains. Even if we are able to effectively extract corn oil, we or any third party that we work with may have difficulty in marketing the corn oil that is extracted. Our failure to extract corn oil, or to market any corn oil that is extracted may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

Risks Related to the Ethanol Industry

New ethanol plants under construction or decreases in the demand for ethanol may result in excess U.S. production capacity, causing ethanol prices to decline and the value of your investment to be reduced.

According to the Renewable Fuels Association, (the "RFA"), domestic ethanol production capacity has increased from 1.9 billion gallons per year (“BGY”) as of January 2001 to approximately 7.4 BGY as of December 18, 2007. Excess capacity in the ethanol industry would have an adverse effect on our contemplated results of operations, cash flows, and financial position. In a manufacturing industry with excess capacity, producers have an incentive to manufacture additional products for so long as the price exceeds the marginal cost of production (i.e., the cost of producing only the next unit, without regard for interest, overhead or fixed costs). This incentive can result in the reduction of the market price of ethanol to a level that is inadequate to generate sufficient cash flow to cover costs.

Excess capacity may also result from decreases in the demand for ethanol, which could result from a number of factors, including regulatory developments and reduced U.S. gasoline consumption. Reduced gasoline consumption could occur as a result of increased prices for gasoline or crude oil, which could cause businesses and consumers to reduce driving or acquire vehicles with more favorable gasoline mileage. There is some evidence that this has occurred in the recent past as U.S. gasoline prices have increased.

Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. Although currently in the experimental stage, future large-scale biobutanol production may increase competition for agricultural feedstocks, including corn, or provide a competitive advantage to pipeline owners. Additionally, a number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum - especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines, reduces fuel efficiency and takes more energy to produce that it contributes may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment.

Media reports in the popular press indicate that some consumers believe that use of ethanol will have a negative impact on gasoline prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. It is also widely reported that ethanol products such as E-85 significantly reduce fuel economy and cause overall fuel costs to substantially increase. Researchers have published studies reporting that the production of ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could lower demand for our product and negatively affect our profitability.

Competition from ethanol imported from Caribbean Basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Currently, international suppliers produce ethanol primarily from sugar cane and have cost structures that may be substantially lower than ours. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. More than 434 million gallons of Brazilian ethanol were imported into the United States in 2006. This is an increase from 2005, when the U.S. imported approximately 20 million gallons of ethanol from Brazil. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

The spread between ethanol and corn prices can vary significantly, and the recent high levels of these spreads are unlikely to remain, which would cause the value of your investment to decrease.

The gross margin of our anticipated business depends principally on the spread between ethanol and corn prices. During the five-year period from 2002 to 2006, ethanol prices (based on monthly average U.S. ethanol rack prices FOB Omaha, Nebraska from the Nebraska Energy Office, Lincoln, NE) ranged from a low of $0.94 per gallon to a high of $3.58 per gallon, averaging $1.71 per gallon during this period. In recent periods, the spread between ethanol and corn prices has been at a historically high level, driven in large part by high oil prices and historically low corn prices. Over the last three years, however, this spread has fluctuated widely and, because of the unusual degree of spread in current markets, fluctuations are likely to continue to occur. Any reduction in the spread between ethanol and corn prices, whether as a result of an increase in corn prices or a reduction in ethanol prices, would adversely affect our anticipated results of operations and financial position.

We may not be able to compete effectively in the U.S. ethanol industry, which would cause us to lose market share and reduce the value of your investment.

In the U.S., our contemplated business would compete with other corn processors, ethanol producers and refiners. A number of competitors are divisions of substantially larger enterprises and have substantially greater financial resources than we plan to have. Smaller competitors also pose a threat. Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry. These smaller competitors operate smaller facilities which do not affect the local price of corn grown in the proximity to the facility as much as larger facilities. In addition, many of these smaller competitors are farmer-owned and often require their farmer-owners to commit to selling them a certain amount of corn as a requirement of ownership. A significant portion of production capacity in the ethanol industry consists of smaller-sized facilities. Most new ethanol plants under development across the country are individually owned. In addition, institutional investors and high net worth individuals could heavily invest in ethanol production facilities and oversupply the demand for ethanol, resulting in lower ethanol price levels that might adversely affect the results of our contemplated operations and financial position.

Waivers of the RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on the results of our contemplated operations.

Under the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate upon the petition of one or more states, any person subject to the renewable fuels standard or by the Administrator on his own motion, if the Administrator of the U.S. Environmental Protection Agency determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any waiver of the RFS with respect to one or more states would adversely offset demand for ethanol and could have a material adverse effect on the results of our contemplated operations and financial condition.

Blenders may be unwilling or unable to blend ethanol into gasoline at the pace at which ethanol is being produced, which could result in an oversupply of ethanol and could reduce the value of your investment.

Ethanol is blended into gasoline prior to being sold for consumption. There may exist a “blend wall,” a point at which blenders may be logistically unable to blend ethanol into gasoline at the pace at which ethanol is being produced. Many blending terminals may need to make infrastructure changes to blend ethanol instead of methyl tertiary butyl ether (MTBE) and to blend the quantities of ethanol that are being produced. Many of the nation’s gasoline terminals that blend ethanol are not equipped to accept rail cars. Additionally, most blenders must install new tanks, pipes and pumps to handle ethanol. Blenders may be unwilling to spend large amounts of capital to expand infrastructure, or may be disinclined to blend ethanol absent a legislative mandate to increase blending. Additionally, many blending terminals are owned by petroleum companies that may have an economic incentive to resist blending ethanol with gasoline. If blending terminals do not have sufficient capacity or the necessary infrastructure to blend ethanol, or if blending terminals are merely unwilling to blend ethanol with gasoline, there may be an oversupply of ethanol on the market, which could depress ethanol prices and reduce the value of your investment.

Risks Related to Regulation and Governmental Action

A change in government policies favorable to ethanol may cause demand for ethanol to decline, which could reduce the value of your investment.

Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause a reduction in the value of your investment.

Government incentives for ethanol production, including federal tax incentives, may be eliminated in the future, which could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007. The Energy Policy Act of 2005 created a renewable fuels standard (RFS), which was then increased under the Energy Independence and Security Act of 2007. The RFS began at 4 billion gallons in 2006 and was scheduled to increase to 7.5 billion gallons by 2012. The Renewable Fuels Association estimates that current domestic ethanol production as of December 2007 is approximately 7.4 billion gallons, thereby almost reaching the RFS for 2012 contained in the Energy Policy Act of 2005. However, on December 19, 2007, President George W. Bush signed into law the Energy Independence and Security Act of 2007 (H.R. 6), which increases the RFS requirement for 2008 to 9 billion gallons. The RFS will progressively increase to a 36 billion gallon requirement by 2022, including 15 billion gallons derived from corn starch. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

Changes in environmental regulations or violations of the regulations could be expensive and reduce our profit and the value of your investment.

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. If for any reason, any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profit and the value of your investment.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35 percent for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders.

The IRS may classify your investment as a passive activity, resulting in your inability to deduct losses associated with your investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation.

IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “RISK FACTORS” to read about important risks you should consider before purchasing units in Prairie Creek Ethanol. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any state other than the states of Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain additional information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. In addition, our representatives will consult with our attorneys, accountants or other advisors regarding any of the prospective purchasers’ questions that require additional assistance. Prospective purchasers or representatives having questions or desiring additional information should contact us at (515) 825-3161, or at our business address: Prairie Creek Ethanol, LLC, 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542. Also, you may contact any of the following directors and officers directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Brad Davis	Senior Vice President of Project Development	(515)-293-2730
Clay Hansen	Chairman, President and Director	(515)-368-1795
Mervin Krauss	Vice Chairman, Vice President and Director	(641)-512-9083
Duane Madoerin	Vice President of Commodities	(515)-293-1434
Mike Nail	Vice President of Marketing	(515)-293-1966
Lynn Ostendorf	Vice President of Development	(641)-425-9500
John Rohrer	Vice President of Transportation	(515)-293-1270
John Stelzer	Treasurer	(515)-293-1710
Mark Wigans	Secretary and Director	(515)-368-1135

FORWARD LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Actual results may differ from projected results due to, but not limited to, unforeseen developments, including developments relating to the following:

•	The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•	Economic, competitive, demographic, business and other conditions in our local and regional markets;

•	Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	Actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	Competition in the ethanol industry;

•	Overcapacity within the ethanol industry;

•	Availability and costs of products and raw materials, particularly corn and natural gas;

•	Fluctuations in petroleum prices;

•	Changes and advances in ethanol production technology;

•	The loss of any license or permit;

•	The loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	Changes in our business strategy, capital improvements or development plans;

•	The availability of additional capital to support capital improvements and development; and

•	Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent private placement offering to our founders and seed capital investors where units were priced at an average price of $702.18 per unit and $2,500.00 per unit, respectively, in determining an appropriate public offering price per unit. Some of the units sold to our founders were subsequently redeemed by us for $0.01 per unit as part of our capitalization strategy in order to reduce the dilution impact to investors in this offering. When these redemptions are taken into account, our founders effectively paid an average price of $1367.92 per unit rather than $702.18. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

As of December 28, 2007, we had 920 outstanding units and approximately 28 holders of record of our membership units. We sold 1,239 units to our founders for an average price of $702.18 per unit (969 units were purchased for $588.24 per unit and 270 units were purchased were purchased for $1,111.11 per unit). On December 28, 2007 we redeemed 603 of these units for $0.01 per unit as part of our capitalization strategy. We sold an additional 284 units to our seed capital investors for $2,500.00 per unit. The units, as of September 30, 2007, had a net tangible book value of $894,428. When divided by the number of units outstanding as of December 28, 2007, this means that the net tangible book value per unit is approximately $972.20 per unit. The net tangible book value per unit represents members’ equity less intangible assets, divided by the number of units outstanding. The offering price of $5,000 per unit exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize, on average, an immediate increase of at least $3,552.56 per unit in the pro forma net tangible book value of their units if the minimum number of units is sold at a price of $5,000 per unit, and an increase of at least $3,812.46 per unit if the maximum number of units is sold at a price of $5,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $475.23 per unit in the net tangible book value of their units if the minimum number of units is sold at a price of $5,000 per unit, and a decrease of at least $215.34 per unit if the maximum number of units is sold at a price of $5,000 per unit.

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by our founders and our seed capital investors in our previous private placement offerings. We have sold units to our founders at prices below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.

The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after September 30, 2007, other than the number of units outstanding as a result of our redemption of 603 units on December 28, 2007, or offering expenses related to this offering.

	Minimum	Maximum
Net tangible book value per unit at September 30, 2007 (based on number of units outstanding as of December 28, 2007)	$972.20	$972.20
Increase in pro forma net tangible book value per unit attributable to the sale of 7,200 (minimum) and 17,000 (maximum) units at $5,000 per unit(1)	$3,552.56	$3,812.46
Pro forma net tangible book value per unit at September 30, 2007, as adjusted for the sale of units	$4,524.77	$4,784.66
Dilution per unit to new investors in this offering	$(475.23)	$(215.34)

(1)
The minimum and maximum number of units is circumscribed by the minimum offering amount of $36,000,000 and maximum offering amount of $85,000,000, less estimated remaining offering costs. Total offering costs for the registered offering are estimated at $550,000.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering.

The tables below set forth as of December 28, 2007, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum			Maximum
	Number		Percent	Number		Percent
Existing unit holders	920	(1)	11.33%	920	(1)	5.13%
New investors	7,200		88.67%	17,000		94.87%
Total	8,120		100.00%	17,920		100.00%

			Minimum				Maximum
	Amount		Percent	Average	Amount		Percent	Average
Existing unit holders	$1,580,000	(1)	4.20%	$1,717.39	$1,580,000	(1)	1.82%	$1,717.39
New investors	36,000,000		95.80%	5,000.00	85,000,000		98.18%	5,000.00
Total	$37,580,000		100.00%	$4,628.08	$86,580,000		100.00%	$4,831.47

(1)
Our founders and seed capital investors originally purchased a total of 1,523 units for a total purchase price of $1,580,000. We subsequently redeemed 603 units issued to our founders for $0.01 per unit as part of our capitalization strategy. When this redemption is taken into account, our founders and seed capital investors effectively paid $1,580,000 for a total of 920 units.

CAPITALIZATION

There is a total of 920 units outstanding issued to our founders and seed capital investors. We sold 1,239 units to our founders for an average price of $702.18 per unit (969 units were purchased for $588.24 per unit and 270 units were purchased were purchased for $1,111.11 per unit). We subsequently redeemed 603 of these units for $0.01 per unit as part of our capitalization strategy. We sold an additional 284 units to our seed capital investors for $2,500.00 per unit. We have total proceeds from our two previous private placements of $1,580,000. If the minimum offering amount of $36,000,000 is attained, we will have total membership proceeds of $37,580,000 at the end of this offering, less offering expenses. If the maximum offering of $85,000,000 is attained, we will have total membership proceeds of $86,580,000 at the end of this offering, less offering expenses.

Capitalization Table

The following table sets forth our capitalization at September 30, 2007, on an actual and pro forma basis to reflect the units offered in this offering.

		Pro Forma (1)
	Actual	Minimum	Maximum
Unit holders’ equity	$1,540,603	$36,990,603	$85,990,603
Loss accumulated during development stage	(249,509)	(249,509)	(249,509)
Total Unit holder’s equity	1,291,094	36,741,094	85,741,094
Total Capitalization (2)	$1,291,094	$36,741,094	$85,741,094

(1)	As adjusted to reflect net proceeds from this offering after deducting estimated offering expenses of $550,000, but prior to securing a debt financing commitment.

(2)
In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $34,345,000 to $83,345,000 depending on the amount raised in this offering and less any grants we are awarded and any bond financing we can obtain. Our estimated long-term debt requirements are based upon our anticipated equity investments, preliminary discussions with lenders and our independent research regarding capitalization requirements for ethanol plants of similar size.

Our seed capital private placement was made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational purposes.

With respect to the exemption from registration of issuance of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment. Each purchaser represented in writing that the purchaser was an accredited investor or, if the purchaser was not an accredited investor, led us to reasonably believe that he or she, either alone or with his or her purchaser representative, had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the investment. Each purchaser represented in writing that the securities were being acquired for investment for such purchaser’s own account. Each purchaser also agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser further agreed that a legend was placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the units. We do not expect to generate revenues until the proposed ethanol plant is operational, which is expected to occur approximately 17 to 22 months after construction commences. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders, including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.

SELECTED FINANCIAL DATA

The following table summarizes important financial information from our September 30, 2007 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

Income Statement Data:	From Inception (April 19, 2006) to September 30, 2007
Revenues	$—
Operating Expenses
Project Development	161,408
General and administrative	88,101
Total	249,509
Net Loss	$(249,509)
Net Loss Per Unit (1,427 weighted average units outstanding)	$(174.85)

September 30, 2007
Balance Sheet Data:
Assets:
Cash and cash equivalents	$680,555
Prepaid expenses	42,771
Total current assets	723,326

Other Assets
Deferred offering costs	396,666
Land options	144,200
Other assets and deposits	75,011
Total other assets	615,877

Total Assets	1,339,203

Liabilities and members’ equity:
Current Liabilities
Accounts payable	$48,109
Total current liabilities	48,109

Members’ Equity
Members’ capital	$1,540,603
Loss accumulated during development stage	(249,509)
Total members’ equity	1,291,094

Total Liabilities and Members’ Equity	$1,339,203

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

We are a development stage Iowa limited liability company formed on April 19, 2006. We intend to develop, build and operate a 55 million gallon per year ethanol plant expected to be located near Wesley, Iowa, approximately 130 miles northwest of Des Moines, Iowa. We do not expect to generate any revenue until the plant is completely constructed and operational. For more information about our potential plant site, please refer to “Description of Business - Project Location and Proximity to Markets.” Our board of directors reserves the right to change the location of the plant site, in its sole discretion, for any reason. We anticipate the final plant site will have access to both truck and rail transportation.

Based upon engineering specifications produced by Fagen, Inc., we expect the plant to annually consume approximately 19.7 million bushels of corn each year and annually produce approximately 55 million gallons of fuel grade ethanol, approximately 149,000 tons of distillers grains and approximately 3.5 million gallons of corn oil. We currently estimate that it will take approximately 17 to 22 months after construction commences to complete plant construction.

We expect the project will cost approximately $121,000,000 to complete. Fagen, Inc. will construct the plant for a contract price of approximately $81,900,000 based on our letter of intent, which does not include the anticipated cost of our water treatment facility or fire protection system, any change orders, increases in the costs of materials provided by the CCI costs escalator provision contained in letter of intent, increases in cost provided by the fixed monthly surcharge provision, or the early completion bonus contained in the letter of intent. We anticipate that the increase in cost pursuant to the fixed monthly surcharge provision in the letter of intent will be a minimum of approximately $4,504,500, and is likely to be greater than that amount. We anticipate entering into, but have not yet entered into, a definitive design-build agreement with Fagen, Inc. We expect that we will be required to satisfy certain conditions pursuant to the design-build agreement before Fagen, Inc. will begin construction. We have based our capital needs on a design for the plant that will cost approximately $89,900,000, which includes our accrued monthly surcharge and the cost of our water treatment equipment and fire protection system not contemplated by our letter of intent with Fagen, Inc., with additional start-up and development costs of approximately $31,100,000, for a total project completion cost of approximately $121,000,000. Except for our letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any other contractor for the labor or materials necessary to build the plant. The most recent letter of intent with executed with Fagen, Inc. supersedes and replaces the prior letter of intent we entered into with Fagen, Inc. We executed a memorandum of understanding to engage Indeck Wesley, L.L.C. to design and build an Illinois Basin coal-based energy plant as our energy source. However, we have since decided to power the ethanol plant with natural gas rather than coal. As a result, pursuant to our memorandum of understanding we may be forced to forfeit our down payment of $100,000 to Indeck Wesley, L.L.C. Our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.

Plan of Operations Until Start-Up of Ethanol Plant

We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We currently operate at Gold-Eagle Cooperative, located at 415 N. Locust Street in Goldfield, Iowa.

Project Capitalization

We will not close the offering until we have raised the minimum offering amount of $36,000,000. We have until September 21, 2008 to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to September 21, 2008, we may decide to continue selling units until we sell the maximum number of units or September 21, 2008, whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by September 21, 2008, we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $36,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $34,345,000 to a maximum of $83,345,000 depending on the level of equity raised and the amount of bond financing and any grant funding we may receive. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,580,000 contributed by our founders and seed capital investors from the estimated total project cost of $121,000,000.

We have not yet obtained any commitments for equity, debt or bond financing. We have started identifying and interviewing potential lenders; however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

Even if we obtain a debt financing commitment and release the offering proceeds from escrow, a debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs after the release of the offering proceeds from escrow we may:

•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•
return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity after the release of the offering proceeds from escrow but prior to satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc. will not begin any substantial plant construction and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. However, in the unlikely event that the loan commitment and Fagen, Inc. permit us to spend equity proceeds prior to closing the loan and obtaining loan proceeds, we may decide to spend equity proceeds on project development expenses, such as securing critical operating contracts or paying construction costs such as site development expenses. If we decide to proceed in that manner, we expect the minimum aggregate offering amount would satisfy our cash requirements for approximately three to four months and the maximum aggregate offering amount would satisfy our cash requirements for approximately six to seven months. We expect that proceeding with plant construction after the release of the offering proceeds from escrow but prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.

After the release of the offering proceeds from escrow but prior to satisfaction of the loan commitment conditions or closing the loan transaction, we do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is likely that Fagen, Inc. would not be willing to renew its letter of intent with us until we had secured a debt financing source. Our letter of intent with Fagen, Inc. terminates on November 30, 2008, unless the basic size and design of our ethanol facility have been determined and mutually agreed upon, a specific site or sites have been determined and mutually agreed upon, and at least ten percent (10%) of the necessary equity has been raised. In addition, our letter of intent requires that we enter into a definitive design-build agreement with Fagen, Inc. by November 30, 2008. If we failed to find a new debt financing source and Fagen, Inc. refused a renewal or extension of its letter of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS - Risks Related to Our Financing Plan,” on page 10 for a discussion of the risks involved in project capitalization.

Site Acquisition and Development

During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed ethanol plant, the acquisition and development of a plant site in Kossuth County, Iowa, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and co-product marketing, corn oil extraction technology, utility and other contracts. We plan to fund these activities and initiatives using the $1,580,000 of seed capital we raised. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to delay or abandon operations.

We currently hold real estate purchase options on two adjacent parcels of real property consisting of approximately 275 acres. Gold-Eagle Cooperative purchased the first option on May 25, 2006 for $45,000 and subsequently assigned the option to us. The original term of the option was six months, but the option agreement provides that the agreement may be renewed for additional six-month periods, so long as an additional $45,000 is paid for each such period. We renewed the option agreement in November 2006, May 2007 and again in November 2007 so that we have the right to purchase the site through May 24, 2008. Under this first option agreement, we have the right to purchase approximately 200 acres at a price of $7,500 per acre, for a total purchase price of $1.5 million. Only our most recent $45,000 option payment will be applied toward this total purchase price, and if we renew the option agreement again, only the most recent $45,000 option payment following any such renewal will apply toward the total purchase price. We purchased the second option for a total of $9,200, which amount will not be applied to the purchase price. The term of this option runs through April 10, 2008. Under the second option agreement, we have the right to acquire a total of approximately 75 acres. The terms of the second option agreement require us to exchange approximately 28 acres of the property acquired under the first option for 28 acres to be acquired under this second option agreement. Additionally, the second option agreement grants us the right to purchase approximately 46.72 acres at a price of 13,500 per acre, for a total purchase price of $630,720. This means that if we exercise both options, due to the 28 acre exchange provision contained in the second options agreement we will acquire a net of approximately 246.72 acres.

We have engaged Yaggy Colby Associates of Iowa Inc. (“Yaggy Colby”) to provide to us certain engineering services relating to the proposed ethanol plant site, including design survey, land survey and other pre-design services. Under our agreement with Yaggy Colby, such services will be provided to us on an hourly rate basis.

Based on a resolution adopted by the Kossuth County Board of Supervisors, we expect to receive a local property tax exemption for one hundred percent of the new taxes on the proposed ethanol plant site for a period of twenty (20) years.

Plant Construction and Start-up of Plant Operations

We expect to complete construction of the proposed plant and commence operations approximately 17 to 22 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant and corn oil extraction technology, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and co-products. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $89,900,000 to construct the plant, which includes our accrued monthly surcharge and the anticipated cost of the water treatment facility and fire protection system we intend to construct, and a total of approximately $31,100,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.

Grain origination

We anticipate entering into, but have not yet entered into, a grain procurement agreement with Gold-Eagle Cooperative (“Gold-Eagle”) and North Central Cooperative (“North Central”). Under such an agreement, Gold-Eagle and North Central would have the exclusive right and responsibility to provide Prairie Creek Ethanol with its daily requirements of corn meeting quality specifications set forth in the grain procurement agreement. Under such an agreement, we anticipate that Prairie Creek Ethanol will purchase corn at the local market price delivered to the ethanol plant plus a fixed fee per bushel of corn purchased. Additionally, we anticipate that Prairie Creek Ethanol will provide Gold-Eagle and North Central with an estimate of its corn usage at the beginning of each fiscal quarter and Gold-Eagle and North Central will agree to at all times maintain a certain minimum amount of corn at the Prairie Creek Ethanol plant. Although we anticipate entering into such an agreement, no agreement has been entered into as of yet. Because several of our directors also serve as directors of Gold Eagle and North Central, such directors may have a conflict of interest when negotiating or approving a grain procurement agreement. Additionally, Gold-Eagle and North Central are two of our founders and are currently our two largest unit-holders. As a result, Gold-Eagle and North Central may be able to obtain a grain procurement agreement on more favorable terms than if Gold-Eagle and North Central were not unit-holders. Some of our directors are also directors of Corn, LP, an ethanol plant in Goldfield, Iowa that is one of our founders. Gold-Eagle procures all the corn needed for the operations of Corn, LP. This means that our directors that also serve as directors of Corn, LP may have a conflict of interest in negotiating or approving a grain procurement agreement with Gold-Eagle. Additionally, our directors that also serve as directors of Gold-Eagle may have a conflict of interest due to Gold-Eagle’s obligations to Corn, LP.

Future Plans to Develop or Participate in Other Ethanol Manufacturing Facilities

In the future, we may pursue opportunities to develop or invest in other ethanol manufacturing facilities. We do not have any agreement or arrangement concerning any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Revenues

If we are successful in building and constructing the ethanol plant, we expect our future revenues will primarily consist of sales of ethanol, distillers grains and corn oil. We expect ethanol sales to constitute the bulk of our revenues. Recently ethanol prices have been experiencing a decline and our profit margins may not be as high as they have been in the industry over the past few years once we are operational. A number of factors have contributed to the decline in the price of ethanol, including, but not limited to, the increased price of corn. In addition, the total domestic production of ethanol is at an all time high, and the ethanol supply is expected to exceed current demand projections by the end of 2007. A greater supply of ethanol on the market from other plants could reduce the price we are able to charge for our ethanol. This would have a negative impact on our future revenues once we become operational. There also exists the potential that blenders may be logistically unable to blend ethanol into gasoline at the pace at which ethanol is being produced; some refer to this as the “blend wall problem.” Furthermore, many blending terminals may need to make infrastructure changes to blend ethanol instead of methyl tertiary butyl ether (MTBE) and to blend the quantities of ethanol that are being produced. A consultant to the Renewable Fuels Association stated that about 85% of the nation's 400 to 500 gasoline terminals that blend ethanol are not equipped to take in rail cars. In addition, most gasoline blenders must install new tanks, pipes and pumps to handle ethanol. Blenders may be unwilling to spend large amounts of capital to expand infrastructure, or may be disinclined to blend ethanol absent a legislative mandate to increase blending. If the blending terminals do not have sufficient capacity or the necessary infrastructure to market this switch, or are reluctant to make such large capital expenditures to blend ethanol, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. Thus, due to the anticipated increase in the supply of ethanol from new ethanol plants scheduled to begin production and the expansion of current plants, we believe current price levels will continue to be subject to downward pressure.

We expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. On August 8, 2005, President George W. Bush signed into law the Energy Policy Act of 2005 (the “Act”). The Act contains numerous provisions that are expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. Most notably, the Act created a 7.5 billion gallon renewable fuels standard (the “RFS”). The RFS is a national renewable fuels mandate as to the total amount of national renewable fuels usage but allows flexibility to refiners by allowing them to use renewable fuel blends in those areas where it is most cost-effective rather than requiring renewable fuels to be used in any particular area or state. The RFS began at 4 billion gallons in 2006, and was scheduled to increase to 7.5 billion gallons by 2012. The Renewable Fuels Association estimates that current domestic ethanol production as of December 2007 is approximately 7.4 billion gallons, thereby almost reaching the RFS for 2012 contained in the Energy Policy Act of 2005. However, on December 19, 2007, President George W. Bush signed into law the Energy Independence and Security Act of 2007 (H.R. 6), which increases the RFS requirement for 2008 to 9 billion gallons. The RFS will progressively increase to a 36 billion gallon requirement by 2022, including 15 billion gallons derived from corn starch. The Energy Independence and Security Act of 2007 also includes provisions for a variety of studies focusing on the optimization of flex fuel vehicles and the feasibility of the construction of pipelines dedicated to the transportation of ethanol. While the provisions in the Act are intended to stimulate an increase in the usage and price of ethanol, there is no guarantee or assurance that this legislation will have the desired impact on the ethanol industry.

Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. According to the Renewable Fuels Association, as of December 18, 2007, 135 ethanol plants were producing ethanol with a combined annual production capacity of approximately7.4 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of approximately 6.1 billion gallons per year. Since the current national ethanol production capacity exceeds the 2007 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of MTBE by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. Accordingly, it is possible that the current RFS requirements may not significantly impact ethanol prices in the short-term. However, with the passage of the Energy Independence and Security Act of 2007, the increased requirement of 9 billion gallons in 2008, progressing to 36 billion gallons by 2022, is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may decrease our revenues when we begin sales of product.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70 percent to 85 percent ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for some fuel cells. In the U.S., there are currently about 6 million flexible fuel vehicles capable of operating on E85 and over 1,411 retail stations supplying it. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year. The demand for E85 is largely driven by flexible fuel vehicle penetration of the U.S. vehicle fleet, the retail price of E85 compared to regular gasoline and the availability of E85 at retail stations. Because flexible fuel vehicles can operate on both ethanol and gasoline, if the price of regular gasoline falls below E85, demand for E85 will decrease as well. In addition, gasoline stations offering E85 are relatively scarce. The National Ethanol Vehicle Coalition estimates that there are currently 1,411 stations selling E85 as of December 21, 2007. Most of these stations are in the Upper Midwest, which will be our target market area. The Energy Policy Act of 2005 established a tax credit of 30 percent for infrastructure and equipment to dispense E85, which became effective in 2006 and is scheduled to expire December 31, 2010. This tax credit is expected to encourage more retailers to offer E85 as an alternative to regular gasoline.

Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. We expect this will happen only if the price of ethanol is deemed economical by blenders. Our management also believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline. In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.

Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, the primary competitor of ethanol as a fuel oxygenate, the Act’s failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the Clean Air Act’s reformulated gasoline oxygenate requirement. While this may create some additional demand in the short term, the Act repealed the Clean Air Act’s two percent (2%) oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Clean Air Act also contains an oxygenated fuel requirement for areas classified as carbon monoxide non-attainment areas. These areas are required to establish an oxygenated fuels program for a period of no less than three months each winter. The minimum oxygen requirement for gasoline sold in these areas is 2.7 percent by weight. This is the equivalent of 7.7 percent ethanol by volume in a gasoline blend. This requirement was unaffected by the Act and a number of states, including California, participate in this program.

Consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment. According to media reports in the popular press, some consumers believe that use of ethanol will have a negative impact on retail gasoline prices. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of energy in the ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability sell our product and negatively affect our profitability.

Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold

We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol, distillers grains and corn oil for sale. Farmers responded to high corn prices by planting an estimated 93.6 million acres of corn in 2007, an approximately 16% increase over the corn production acres for the 2006 growing season of approximately 78.3 million acres. This is expected to increase the number of bushels of corn produced in the 2007 growing season to approximately 13.2 billion bushels.. Although we do not expect to begin operations until early 2010, we expect continued volatility in the price of corn, which will significantly impact our cost of goods sold. The number of operating and planned ethanol plants in our immediate surrounding area and nationwide will also significantly increase the demand for corn. This increase will likely drive the price of corn upwards in our market which will impact our ability to operate profitably.

Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will comprise a significant percentage of our annual total production cost. We use natural gas to dry our distillers grain products to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. We expect continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.

Employees

We expect to hire approximately 38 full-time employees before commencing plant operations. Our officers are Clay Hansen, President; Mervin Krauss, Vice President; John Stelzer, Treasurer; and Mark Wigans, Secretary. As of the date of this prospectus, we have not hired any office employees.

Liquidity and Capital Resources

Since our inception, we have sold a total of 1,239 of our membership units to our founders in a private placement at an average price of $702.18 per unit (969 units were purchased for $588.24 per unit and 270 units were purchased were purchased for $1,111.11 per unit) and 284 of our membership units to our seed capital investors in a second private placement at a price of $2,500.00 per unit, for a total of 1,523 units sold. We received aggregate seed capital proceeds of $1,580,000 from the two previous private placements. However, we subsequently redeemed 603 of the units issued to our founders for $0.01 per unit as part of our capitalization strategy, so that as of the date of this prospectus, we have 920 units issued and outstanding. We determined the offering price per unit in the two previous private placements based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. All of the seed capital proceeds were immediately at-risk capital at the time of the investment.

As of September 30, 2007, we had total assets of $1,339,203, consisting primarily of cash. As of September 30, 2007, we had current liabilities of $48,109, consisting primarily of accounts payable. Total members’ equity as of September 30, 2007, was $1,291,094, taking into account the accumulated deficit. Since our inception, we have generated no revenue from operations. For the period from inception (April 19, 2006) through September 30, 2007, we have a net loss of $249,509, primarily due to start-up business costs.

Capitalization Plan

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $121,000,000. Our capitalization plan consists of a combination of equity, including our previous seed capital, debt financing, bond financing and government grants.

Equity Financing

We are seeking to raise a minimum of $36,000,000 and a maximum of $85,000,000 of equity in this offering. Depending on the level of equity raised in this offering, the amount of any grants awarded to us, and the amount of bond financing able to be procured, we expect to require debt financing ranging from approximately a minimum of $34,345,000 to a maximum of $83,345,000.

Debt and Bond Financing

We hope to attract senior debt financing from a major bank (with participating loans from other banks) and/or bond financing to construct the proposed ethanol plant. We expect the senior debt financing will be secured by all of our real and personal property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender; however, there is no assurance that we will be able to obtain the senior debt financing or that adequate debt financing will be available on the terms we currently anticipate. Our senior debt financing may also include bond financing issued through a governmental entity or bonds guaranteed by a governmental agency. We do not have any contracts or commitments with any governmental entity or underwriter for bond financing and there is no assurance that we will be able to secure bond financing as part of the senior debt financing for the project. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which would increase the cost of debt and could require us to issue warrants. The increased cost of the subordinated debt financing could reduce the value of our units.

We do not have contracts or commitments with any bank, lender, underwriter, governmental entity or financial institution for debt financing. We have started identifying and interviewing potential lenders; however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

Grants and Government Programs

We plan to apply for grants from the USDA and other sources. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans. We recently applied for and received a grant of $75,000 from the Rail Revolving Loan and Grant Program administered by the Iowa Rail Finance Authority.

Critical Accounting Estimates

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.

Off-Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

Sources of Funds(1)	Maximum 17,000 Units Sold	Percent of Total
Unit Proceeds	$85,000,000	70.25%
Seed Capital Proceeds	1,580,000	1.31%
Iowa Rail Finance Authority Grant	75,000	0.06%
Senior Debt Financing(2)	34,345,000	28.38%
Total Sources of Funds	$121,000,000	100.00%

Sources of Funds(1)	If 11,769 Units Sold	Percent of Total
Unit Proceeds	$58,845,000	48.63%
Seed Capital Proceeds	1,580,000	1.31%
Iowa Rail Finance Authority Grant	75,000	0.06%
Senior Debt Financing(2)	60,500,000	50.00%
Total Sources of Funds	$121,000,000	100.00%

Sources of Funds(1)	Minimum 7,200 Units Sold	Percent of Total
Unit Proceeds	$36,000,000	29.75%
Seed Capital Proceeds	1,580,000	1.31%
Iowa Rail Finance Authority Grant	75,000	0.06%
Senior Debt Financing(2)	83,345,000	68.88%
Total Sources of Funds	$121,000,000	100.00%

(1)
We may receive federal and state grants; however, we have not yet entered into any written definitive agreements for such grants other than a grant of $75,000 from the Rail Revolving Loan and Grant Program administered by the Iowa Rail Finance Authority. Additionally, we may receive bond financing. If we receive additional grants or bond financing, we expect to reduce the amount of equity proceeds or senior debt financing necessary for our capitalization by the same or similar amount.

(2)	Estimated amounts; we do not have any commitments or arrangements in place for debt financing.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $36,000,000 if the minimum amount of equity offered is sold, and $85,000,000 if the maximum number of units offered is sold for $5,000 per unit. We estimate the offering expenses to be approximately $550,000.(1) Therefore, we estimate the net proceeds of the offering to be $35,450,000 if the minimum amount of equity is raised, and $84,450,000 if the maximum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($5,000 per unit)	$85,000,000	$36,000,000
Less Estimated Offering Expenses (1)	(550,000)	(550,000)
Net Proceeds from Offering	$84,450,000	$35,450,000

(1)	All of the following offering expenses are estimated, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$4,237
Legal fees and expenses	200,000
Consulting fees	75,000
Accounting fees	125,000
Blue Sky filing fees	5,000
Printing expenses	75,000
Advertising	50,000
Miscellaneous expenses	15,763
Total	$550,000

We intend to use the net proceeds of the offering to construct and operate an ethanol plant with a 55 million gallon per year nameplate manufacturing capacity. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $121,000,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. We expect the total project cost will change from time to time as the project progresses.

The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. In addition, depending on the level of equity raised, we may decide to implement technical or design upgrades or improvements to our plant. Whether we raise the minimum offering amount, maximum offering amount, or some amount in between, we plan to combine the net proceeds raised in this offering with debt financing to total approximately $121,000,000. If we are unable to close the loan, we may decide to begin construction of the plant using all or part of the equity funds we raised while seeking another debt financing source. In case of such a scenario, if we raise the minimum offering amount we anticipate using the net proceeds for land costs, plant construction and related bond and insurance costs, while if we raise the maximum offering amount we anticipate using the net proceeds for land costs, plant construction, related bond and insurance costs and our construction, CCI and surcharge contingencies. The following table assumes adequate debt financing of our project.

Use of Proceeds	Amount	Percent of Total
Plant construction	$81,900,000	67.69%
Water treatment facility	1,500,000	1.24%
CCI and surcharge contingency	10,500,000	8.68%
Administration building/equipment	400,000	0.33%
Construction performance bond	100,000	0.08%
Construction insurance costs	150,000	0.12%
Construction contingency	1,800,000	1.49%
Development costs	3,250,000	2.69%
Land costs	2,300,000	1.90%
Railroad	3,000,000	2.48%
Rolling stock	250,000	0.21%
Fire Protection and water supply	2,000,000	1.65%
Capitalized interest	2,000,000	1.65%
Start up costs:
Financing costs	600,000	0.50%
Organization costs(1)	1,250,000	1.03%
Pre-production period costs	1,000,000	0.83%
Working capital	7,500,000	6.20%
Inventory - corn(2)	1,500,000	1.24%
Total	$121,000,000	100.00%

(1)	Includes estimated offering expenses of $550,000.

(2)
We may finance our corn inventory through Gold-Eagle Cooperative by issuing up to 300 membership units in exchange for $1,500,000 of corn inventory financing, equivalent to $5,000 per membership unit. However, we have no definitive agreement in place to do so.

Plant Construction. The construction of the plant itself is by far the single largest expense at approximately $81,900,000. We have a letter of intent with Fagen, Inc. and intend to enter into a definitive design-build agreement with Fagen, Inc. See “Design-Build Team; Letter of Intent with Fagen, Inc.”

Water Treatment Facility. We estimate that the construction of our water treatment facility will cost approximately $1,500,000, in addition to the cost of constructing the plant itself.

CCI and Surcharge Contingency. Under our letter of intent, the contract price of approximately $81,900,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine is greater than 7,879.54 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be a percentage increase equal to the percentage increase in the CCI based upon the February 2007 CCI of 7,879.54. Additionally, under our letter of intent the contract price of $81,900,000 is subject to a surcharge of one-half of one percent (0.5%) for each calendar month that passes between February 2007 and the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. Since eleven months have passed between February 2007 and the date of this prospectus, January 17, 2008, this means that the contract price will be increased by a minimum of 5.5%, or approximately 4,504,500. Finally, Fagen, Inc. will be entitled to an early completion bonus of $10,000 per day, not to exceed $1,000,000, for each day that substantial completion of the ethanol plant occurs in advance of 425 days after the date we issue a notice to proceed with plant construction. Thus, we have allowed for a $10,500,000 contingency in our total estimated costs of the project. This may not be sufficient to offset any upward adjustment in our construction cost.

Administration Building, Furnishings, Office and Computer Equipment. We anticipate spending approximately $400,000 to build our administration building on the plant site, which includes the cost of furniture, office equipment, computers, software and our network.

Construction Performance Bond and Insurance Costs. We estimate the construction bond for the project to cost approximately $100,000. We have budgeted approximately $150,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.

Construction Contingency. We project approximately $1,800,000 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.

Site Development. We estimate that site development costs will be approximately $3,250,000.

Land Costs. We anticipate spending approximately $2,300,000 for land costs. See “DESCRIPTION OF BUSINESS - Project Location and Proximity to Markets” for a detailed description of the real estate purchase options we currently hold.

Rail Infrastructure and Rolling Stock. If the plant is constructed near Wesley, Iowa, rail improvements, such as siding and switches may need to be installed at an estimated cost of $3,000,000. We anticipate the need to purchase rolling stock at an estimated cost of $250,000.

Fire Protection and Water Supply. We anticipate spending $2,000,000 to equip the plant with adequate fire protection and water supply.

Capitalized Interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $57,500,000. We determined this amount of debt financing based upon an assumed equity amount of $61,920,000 and seed capital proceeds of $1,580,000. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $2,000,000, based upon senior debt of $57,500,000. We have estimated our financing costs of $600,000 based upon this same level of term debt.

Financing Costs. We anticipate $600,000 of financing costs, which consists of all costs associated with the procurement of approximately $57,500,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.

Organizational Costs. We have budgeted $1,250,000 for developmental, organizational, consulting, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to estimated offering expenses of $550,000.

Pre-Production Period Costs. We project $1,000,000 of pre-production period costs. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. We do not anticipate compensating our directors during this period.

Working Capital and Corn Inventory. We project $7,500,000 of working capital and $1,500,000 of corn inventory costs for the period between the completion of construction and our beginning generation of income. We may finance from Gold-Eagle Cooperative this corn inventory in exchange for 300 membership units in Prairie Creek Ethanol, LLC, equivalent to $5,000 per unit, although we have no definitive agreement.

INDUSTRY OVERVIEW

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. Approximately 95 percent of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas. The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.

Over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated 7.4 billion gallons of ethanol production per year. According to the Renewable Fuels Association, as of December 18, 2007, there are 135 ethanol production facilities producing ethanol throughout the United States with 65 new ethanol plants in various stages of completion and 9 expansions of existing plants in progress. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstocks necessary to produce ethanol. As of December 2007, Iowa alone has 27 operating ethanol plants with 14 new plants in various stages of construction and an estimated 4 ethanol plants expanding their capacities. Iowa alone is estimated to have produced approximately 1.5 billion gallons of ethanol in 2006 and is currently producing approximately 2 billion gallons of ethanol per year.

General Ethanol Demand and Supply

According to the Renewable Fuels Association statistics, demand for fuel ethanol through September of 2007 exceeded 4.91 billion gallons. The passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”) is expected to provide the flexibility necessary to expand ethanol blending into higher blends such as E85, E diesel and fuel cell markets. In addition, the recent increase of the Renewable Fuels Standard contained in the Energy Independence and Security Act of 2007, which was signed into law on December 19, 2007, is expected to favorably impact the ethanol industry by enhancing both the production and demand for ethanol into the future.

The Energy Policy Act of 2005 created a 7.5 billion gallon renewable fuels standard (RFS). The RFS began at 4 billion gallons in 2006 and was scheduled to increase to 7.5 billion gallons by 2012. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. The Renewable Fuels Association estimates that current domestic ethanol production as of December 2007 is approximately 7.4 billion gallons, thereby almost reaching the RFS for 2012 contained in the Energy Policy Act of 2005. However, on December 19, 2007, President George W. Bush signed into law the Energy Independence and Security Act of 2007 (H.R. 6), which increases the RFS requirement for 2008 to 9 billion gallons. The RFS will progressively increase to a 36 billion gallon requirement by 2022, including 15 billion gallons derived from corn starch. The Energy Independence and Security Act of 2007 also includes provisions for a variety of studies focusing on the optimization of flex fuel vehicles and the feasibility of the construction of pipelines dedicated to the transportation of ethanol. While the provisions in the Act are intended to stimulate an increase in the usage and price of ethanol, there is no guarantee or assurance that this legislation will have the desired impact on the ethanol industry.

While we believe that the nationally mandated usage of renewable fuels is currently driving demand, we also believe that an increase in voluntary usage will be necessary for the industry to continue its growth trend. We expect that voluntary usage by blenders will occur only if the price of ethanol makes increased blending economical. In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders. If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices.

The supply of domestically produced ethanol is at an all-time high. As of December 18, 2007, 135 ethanol plants are currently operating in the United States with 65 new ethanol plants in various stages of completion and 9 expansions of existing plants in progress. The United States ethanol industry was on pace to produce nearly 5 billion gallons of ethanol in 2006. As of December 2007, Iowa alone has 27 operating ethanol plants with 14 new plants in various stages of construction and an estimated 4 ethanol plants expanding their capacities. Iowa alone is estimated to have produced approximately 1.5 billion gallons of ethanol in 2006.

Ethanol Production Capacity Ranked by State (Largest to Smallest Production Capacity as of October 2007)

Rank	State	Ethanol Production Capacity (Million Gallons Per Year)
1	Iowa	3,357.5
2	Nebraska	1,745.5
3	Illinois	1,172.0
4	Minnesota	1,102.1
5	South Dakota	985.0
6	Indiana	848.0
7	Ohio	529.0
8	Kansas	507.5
9	Wisconsin	498.0
10	Texas	355.0
11	North Dakota	333.0
12	Michigan	264.0
13	California	218.0
14	Tennessee	205.0
15	Missouri	186.0
16	New York	164.0
17	Oregon	143.0
18	Colorado	125.0
19	Georgia	100.4
20	Idaho	74.0
21	Arizona	55.0
22	Washington	55.0
23	Kentucky	35.4
24	New Mexico	30.0
25	Wyoming	5.0
26	Louisiana	1.5
	United States Total	13,474.8

Sources: Renewable Fuels Association, Washington, DC. Nebraska Energy Office, Lincoln, NE.

We believe ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission set the 2006 CBI import quota at 268.1 million gallons of ethanol, up from 240.4 million gallons in 2005.  In the past, legislation has been introduced in the Senate that would limit the transshipment of ethanol through the CBI.  It is possible that similar legislation will be introduced this year; however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.

Federal Ethanol Supports

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Independence and Security Act of 2007. Most notably, the Energy Independence and Security Act increased the renewable fuels standard (RFS). The RFS requires refiners to use 9 billion gallons of renewable fuels in 2008, increasing to 36 billion gallons by 2022. On December 28, 2005, the EPA released interim rules governing the implementation of the 2006 RFS requirement contained in the Energy Policy Act of 2005. The EPA’s interim rule imposed a collective compliance approach, which means the requirement for 2006 fuel use was determined in the aggregate rather than on a refiner-by-refiner basis. The EPA adopted this approach for 2006 because uncertainties regarding the RFS might have resulted in unnecessarily high costs of compliance if each party was required to independently comply. Although there was not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for future demand indicate that the 2006 volume was likely to be met. On September 7, 2006, the EPA issued a proposed rule that would fully implement the RFS in effect prior to the recent enactment of the Energy Independence and Security Act of 2007. The proposed rule requires oil refiners to use 4 billion gallons of renewable fuels in 2006. This quota increases incrementally until 2012 when oil refiners will be required to use 7.5 billion gallons of renewable fuels per year, the amount required under the Energy Policy Act of 2005. The proposed rule also creates a credit trading system where oil refiners that blend more renewable fuels than they are required can sell credits to refiners who blend less renewable fuel than they are required under the RFS. It is anticipated that the EPA will issue additional proposed rules pursuant to the increased RFS contained in the Energy Independence and Security Act of 2007.

Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog.

The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol; however, MTBE has caused groundwater contamination and has been banned from use by many states. The Energy Policy Act of 2005 did not impose a national ban of MTBE but it also did not include liability protection for manufacturers of MTBE. We expect the failure to include liability protection for manufacturers of MTBE to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short term, we do not expect this to have a long-term impact on the demand for ethanol because the Act repealed the Clean Air Act’s two percent (2%) oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7 percent oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.

The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a ten percent blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. In place of the exemption, the bill created a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at ten percent (10%). Refiners and gasoline blenders apply for this credit on the same tax form as before, only now it is a credit from general revenue, rather than the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”), including ethanol in E-85 and E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.

The Energy Policy Act of 2005 expanded who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a ten cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increased from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. Because we anticipate that our annual production will be less than the production limit of 60 million gallons a year, we expect to be eligible for this tax credit. The small ethanol producer tax credit is set to expire December 31, 2010.

In addition, the Energy Policy Act of 2005 created a new tax credit that permits taxpayers to claim a 30 percent credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85 percent of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, or hydrogen and any mixture of diesel fuel and biodiesel containing at least 20 percent biodiesel. The provision is effective for equipment placed in service after December 31, 2005, and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.

The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.

State Ethanol Supports

On May 30, 2006, the then-Governor of Iowa, Tom Vilsack, signed HF 2754 and its companion, appropriation bill HF 2759, into Iowa law. The bill creates a renewable fuels usage policy, including several new incentives. First, it establishes an Iowa Renewable Fuels Standard starting at 10 percent in 2009 and increasing to 25 percent by 2019. In addition, the current 2.5 cents income tax credit that retailers can claim on gallons of ethanol blends sold in excess of 60 percent of their total volume will remain in effect until December 31, 2008. To assist Iowa retailers in achieving the RFS schedule, beginning in 2009, the current incentive will be replaced by an Ethanol Promotion Tax Credit. This will be available for each gallon of ethanol sold in Iowa and will be determined based on the retailer’s achievement of the RFS schedule as follows:

•	Retailers meeting the Iowa RFS for a given year will be entitled to a 6.5 cents tax credit for every gallon of ethanol sold.

•	Retailers within 2 percent of the Iowa RFS schedule will be entitled to a 4.5 cents tax credit for every gallon of ethanol sold.

•	Retailers within 4 percent of the Iowa RFS schedule will be entitled to a 2.5 cents tax credit for every gallon of ethanol sold.

•	Retailers more than 4 percent below the Iowa RFS schedule will not be entitled to a tax credit.

An E85 Promotion Tax Credit of 25 cents per gallon was created for 2006 through 2008. Beginning in 2009-2010, the E85 Promotion Tax Credit will be 20 cents per gallon, and beginning in calendar year 2011, the tax credit will be 10 cents per gallon and decreases by one cent each year through 2020. Additionally, an expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers was created. Over $13,000,000 over three years was appropriated to this grant program. Finally, cost-share grant programs will be available to retailers to upgrade or install new E85 equipment. Under this program, retailers could receive 50 percent of the total cost of the project, up to a maximum of $30,000.

However, this new Iowa RFS does provide that in exigent circumstances, the Governor may reduce or suspend the Iowa RFS schedule if: (1) Substantial economic harm would result from the schedule, (2) A shortage of feedstock supply occurs for renewable fuel production, or (3) Flexible Fuel Vehicle (FFV) fleet registration doesn’t reach target levels.

While we expect the Iowa RFS to positively impact the ethanol market in the region, the schedule may also result in more ethanol plants being constructed in or near Iowa. Additional ethanol plants in the region may increase competition for our corn feedstock supply and drive up our cost of corn. This could also result in a decrease in the price of ethanol and thus negatively impact your investment.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. However, we believe that we can compete favorably with other ethanol producers due to the following factors:

•	rail access facilitating use of unit trains with large volume carrying capacity;

•	access to a skilled workforce;

•	the modern plant design will help us to operate more efficiently than older plants; and

•	the use of a state-of-the-art process control system to provide product consistency.

The ethanol industry has grown to approximately 135 production facilities in the United States. The largest ethanol producers include Archer Daniels Midland, Hawkeye Renewables, LLC, POET, US BioEnergy Corp. and VeraSun Energy Corporation, each of which is capable of producing more ethanol than we expect to produce. Two of these large ethanol producers, VeraSun Energy Corporation and US BioEnergy Corporation, recently announced plans to merge together. Currently, there are 27 operating ethanol plants in the State of Iowa and there are approximately 18 other ethanol plants currently under construction or expansion in the State of Iowa. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region.

The following table identifies most of the ethanol producers in the United States along with their production capacities.

U.S. FUEL ETHANOL INDUSTRY BIOREFINERIES AND PRODUCTION CAPACITY
million gallons per year (mmgy)

Company	Location	Feedstock	Current Capacity (mgy)	Under Construction/ Expansions (mgy)
Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE		88
Aberdeen Energy*	Mina, SD	Corn		100
Absolute Energy, LLC*	St. Ansgar, IA	Corn		100
ACE Ethanol, LLC	Stanley, WI	Corn	41
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn	100
AGP*	Hastings, NE	Corn	52
Agri-Energy, LLC*	Luverne, MN	Corn	21
Al-Corn Clean Fuel*	Claremont, MN	Corn	35	15
Amaizing Energy, LLC*	Denison, IA	Corn	48
	Atlantic, IA	Corn		110
Archer Daniels Midland	Decatur, IL	Corn	1,070	550
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
Arkalon Energy, LLC	Liberal, KS	Corn		110
Aventine Renewable Energy, LLC	Pekin, IL	Corn	207	226
	Aurora, NE	Corn
	Mt. Vernon, IN	Corn
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC*	West Burlington, IA	Corn	52
BioFuel Energy - Pioneer Trail Energy, LLC	Wood River, NE	Corn		115
BioFuel Energy - Buffal Lake Energy, LLC	Fairmont, MN	Corn		115
Blue Flint Ethanol	Underwood, ND	Corn	50
Bonanza Energy, LLC	Garden City, KS	Corn/milo	55
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40
Cardinal Ethanol	Harrisville, IN	Corn		100
Cargill, Inc.	Blair, NE	Corn	85

	Eddyville, IA	Corn	35
Cascade Grain	Clatskanie, OR	Corn		108
Castle Rock Renewable Fuels, LLC	Necedah, WI	Corn		50
Celunol	Jennings, LA	Sugar cane bagasse		1.5
Center Ethanol Company	Sauget, IL	Corn		54
Central Indiana Ethanol, LLC	Marion, IN	Corn	40
Central Illinois Energy, LLC	Canton, IL	Corn		37
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Cilion Ethanol	Keyes, CA	Corn	50
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn	40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Coshoctan Ethanol, OH	Coshoctan, OH	Corn		60
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC	Morris, MN	Corn	21.5
E Energy Adams, LLC	Adams, NE	Corn	50
E Caruso (Goodland Energy Center)	Goodland, KS	Corn		20
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
Elkhorn Valley Ethanol, LLC	Norfolk, NE	Corn	40
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol Grain Processors, LLC	Obion, TN	Corn		100
First United Ethanol, LLC (FUEL)	Mitchell Co., GA	Corn		100
Front Range Energy, LLC	Windsor, CO	Corn	40
Gateway Ethanol	Pratt, KS	Corn	55
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	100
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95
	Riga, MI	Corn	57
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy, LLC*	Mason City, IA	Corn	110	50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grand River Distribution	Cambria, WI	Corn		40
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC*	Granite Falls, MN	Corn	52
Greater Ohio Ethanol, LLC	Lima, OH	Corn		54
Green Plains Renewable Energy	Shenandoah, IA	Corn	50
	Superior, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	105
	Fairbank, IA	Corn	115
	Menlo, IA	Corn		100

	Shell Rock, IA	Corn		110
Heartland Corn Products*	Winthrop, MN	Corn	100
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Holt County Ethanol	O'Neill, NE	Corn		100
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Idaho Ethanol Processing	Caldwell, ID	Potato Waste	4
Illinois River Energy, LLC	Rochelle, IL	Corn	50
Indiana Bio-Energy	Bluffton, IN	Corn		101
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn	40
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Kansas Ethanol, LLC	Lyons, KS	Corn		55
Land O' Lakes*	Melrose, MN	Cheese whey	2.6
Levelland/Hockley County Ethanol, LLC	Levelland, TX	Corn		40
Lifeline Foods, LLC	St. Joseph, MO	Corn	40
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn	50
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Marquis Energy, LLC	Hennepin, IL	Corn		100
Marysville Ethanol, LLC	Marysville, MI	Corn		50
Merrick & Company	Golden, CO	Waste beer	3
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Mid America Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25
Minnesota Energy*	Buffalo Lake, MN	Corn	18
NEDAK Ethanol	Atkinson, NE	Corn		44
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Biofuels	Volney, NY	Corn		114
Northwest Renewable, LLC	Longview, WA	Corn		55
Otter Tail Ag Enterprises	Fergus Falls, MN	Corn		57.5
Pacific Ethanol	Madera, CA	Corn	35
	Boardman, OR	Corn	35
	Burley, ID	Corn		50
	Stockton, CA	Corn		50
	Imperial, CA	Corn		50
Panda Ethanol	Hereford, TX	Corn/milo		115
Parallel Products	Louisville, KY	Beverage waste	5.4
	R. Cucamonga, CA

Patriot Renewable Fuels, LLC	Annawan, IL	Corn		100
Penford Products	Cedar Rapids, IA	Corn		45
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn	55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Plainview BioEnergy, LLC	Plainview, TX	Corn		100
Platinum Ethanol, LLC*	Arthur, IA	Corn		110
Plymouth Ethanol, LLC*	Merrill, IA	Corn		50
POET	Sioux Falls, SD		1,110	375
	Alexandria, IN	Corn		#
	Ashton, IA	Corn
	Big Stone, SD	Corn
	Bingham Lake, MN Corn
	Caro, MI	Corn
	Chancellor, SD	Corn
	Coon Rapids, IA	Corn
	Corning, IA	Corn
	Emmetsburg, IA	Corn
	Fostoria, OH	Corn		#
	Glenville, MN	Corn
	Gowrie, IA	Corn
	Groton, SD	Corn
	Hanlontown, IA	Corn
	Hudson, SD	Corn
	Jewell, IA	Corn
	Laddonia, MO	Corn
	Lake Crystal, MN	Corn
	Leipsic, OH	Corn		#
	Macon, MO	Corn
	Marion, OH	Corn		#
	Mitchell, SD	Corn
	North Manchester, IN	Corn		#
	Portland, IN	Corn
	Preston, MN	Corn
	Scotland, SD	Corn
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn	50
Redfield Energy, LLC *	Redfield, SD	Corn	50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Renew Energy	Jefferson Junction, WI	Corn		130

Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	35
Siouxland Ethanol, LLC	Jackson, NE	Corn	50
Southwest Iowa Renewable Energy, LLC *	Council Bluffs, IA	Corn		110
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tate & Lyle	Loudon, TN	Corn	67	38
	Ft. Dodge, IA	Corn		105
The Andersons Albion Ethanol LLC	Albion, MI	Corn	55
The Andersons Clymers Ethanol, LLC	Clymers, IN	Corn	110
The Andersons Marathon Ethanol, LLC	Greenville, OH	Corn		110
Tharaldson Ethanol	Casselton, ND	Corn		110
Trenton Agri Products, LLC	Trenton, NE	Corn	40
United Ethanol	Milton, WI	Corn	52
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn	310	440
	Woodbury, MI	Corn
	Hankinson, ND	Corn		#
	Central City , NE	Corn		#
	Ord, NE	Corn
	Dyersville, IA	Corn		#
	Janesville, MN	Corn		#
	Marion, SD	Corn
U.S. Energy Partners, LLC (White Energy)	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
VeraSun Energy Corporation	Aurora, SD	Corn	560	330
	Ft. Dodge, IA	Corn
	Albion, NE	Corn
	Charles City, IA	Corn
	Linden, IN	Corn
	Welcome, MN	Corn		#
	Hartely, IA	Corn		#
	Bloomingburg, OH	Corn		#
Western New York Energy, LLC	Shelby, NY	Corn	50
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn	40
White Energy	Hereford, TX	Corn/Milo		100
Wind Gap Farms	Baconton, GA	Brewery waste	0.4
Renova Energy	Torrington, WY	Corn	5
	Hayburn, ID	Corn		20
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5
Yuma Ethanol	Yuma, CO	Corn	40
Total Current Capacity at 135 ethanol biorefineries			7,415.4
Total Under Construction (65)/Expansions (9)				6,056.9
Total Capacity			13,472.3

* locally-owned
# plant under construction
Updated:  December 18, 2007

Competition from Alternative Fuels

Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than us. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

DESCRIPTION OF BUSINESS

We are a development stage Iowa limited liability company formed on April 19, 2006. Our business plan is to raise capital to develop, construct, own and operate a 55 million gallon dry mill corn-based ethanol plant near Wesley, Iowa, which is approximately 130 miles northwest of Des Moines, Iowa. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to process approximately 19.7 million bushels of corn per year into approximately 55 million gallons of denatured fuel grade ethanol and approximately 149,000 tons of dried distillers grains. We also expect to produce approximately 3.5 million gallons of corn oil annually.

The following diagram from Fagen, Inc. depicts the 55 million gallon per year ethanol plant we anticipate building:

Primary Product - Ethanol

Ethanol is an alcohol that can be burned in engines like gasoline. However, unlike gasoline, which is made by distilling crude oil, ethanol is made from the starchy parts of plants. It is produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 85 percent of ethanol in the United States today is produced from corn, and approximately 90 percent of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold.

We anticipate that our business will be that of the production and marketing of ethanol and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its co-products. We anticipate entering into an agreement with a company to market our ethanol; however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company. Currently, there are no agreements to market our co-products.

Description of Dry Mill Process

Our plant will produce ethanol by processing corn and possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system, where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

The following flow chart illustrates the dry mill process:

Source: Renewable Fuels Association, report entitled “How Ethanol is Made,” current as of December 21, 2007, available free of charge on the Internet at www.ethanolrfa.org.

We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license necessary to utilize the technology.

Ethanol Markets

The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis.

We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals which will then blend the ethanol into E10 and E85 gasoline and transport the blended gasoline to retail outlets in these markets.

We believe that regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

Ethanol Pricing

The following chart provides a comparison of average ethanol and gasoline rack prices per gallon F.O.B. Omaha, Nebraska through 2006. The following charts show ethanol prices over time and do not necessarily reflect the price of ethanol in Wesley, Iowa at any given point in time.

Note: If viewing the above chart in grayscale, the top line reflects the price of ethanol, while the bottom line reflects the price of unleaded gasoline.

Source: Nebraska Energy Office.

The following table provides average monthly rack prices per gallon of ethanol in Omaha, Nebraska from 2000 through November 2007:

Ethanol Average Rack Prices
F.O.B. Omaha, Nebraska, 2000-2007
(Price per Gallon)

Fuel Type Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual Average
Ethanol
2000	$1.10	$1.14	$1.14	$1.19	$1.25	$1.35	$1.33	$1.33	$1.48	$1.49	$1.66	$1.72	$1.35
2001	$1.77	$1.70	$1.51	$1.46	$1.76	$1.63	$1.41	$1.49	$1.53	$1.36	$1.14	$0.97	$1.48
2002	$0.94	$0.94	$1.12	$1.05	$0.95	$1.03	$1.16	$1.35	$1.28	$1.20	$1.25	$1.21	$1.12
2003	$1.15	$1.30	$1.44	$1.25	$1.12	$1.27	$1.28	$1.27	$1.38	$1.38	$1.65	$1.72	$1.35
2004	$1.40	$1.37	$1.69	$1.80	$1.73	$1.86	$1.68	$1.58	$1.56	$1.87	$1.97	$1.80	$1.69
2005	$1.72	$1.56	$1.31	$1.20	$1.20	$1.42	$1.78	$2.07	$2.74	$2.47	$2.09	$1.99	$1.80
2006	$2.13	$2.52	$2.42	$2.45	$3.04	$3.58	$3.14	$2.72	$2.33	$1.89	$2.25	$2.43	$2.58
2007	$2.26	$2.12	$2.31	$2.37	$2.46	$2.43	$2.51	$2.43	$1.93	$1.79	$2.08	NA	NA

Source: Nebraska Energy Office.

Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets are presented in the following graph:

Source: California Energy Commission (last updated February 2007).

Source: California Energy Commission (last updated May 2007).

Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to employ a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we employ may use the new ethanol futures contracts to manage ethanol price volatility.

Co-Products

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. Bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains is processed corn mash that contains approximately seventy percent (70%) moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains is distillers wet grains that has been dried to approximately fifty percent (50%) moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains is distillers wet grains that has been dried to ten percent (10%) moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

The plant is expected to produce an estimated 149,000 tons per year of distillers grains. We anticipate that approximately 15% of our total revenues will be derived from sales of distillers grains. The distillers grains market is less volatile than the ethanol market and even though the prices of corn and distillers grain do not track exactly, they do tend to follow each other. Typically, distillers grains sell from 85% to 100% the price of corn. However, distillers grains prices are also affected by soy meal markets, dairy and cattle markets, and seasonal changes due to summer pasturing. It is expected that distillers grains produced by the plant will be sold through a marketer. The marketer cost is assumed to be approximately 1% percent FOB fee based on the price of the distillers grains. Therefore, the marketer’s fee will vary depending on the price of the distillers grains. In addition, it is likely that a marketer may require a significant payment to become a member of the marketing group. We do not currently have an agreement with a marketer and we may not be able to enter into such an agreement on favorable terms or at all. We intend to market our distillers grains to the swine, dairy and beef cattle markets existing in Iowa and the surrounding states.

Distillers Grains Markets

According to the Renewable Fuels Association, approximately 12,000,000 metric tons of distillers grains were produced from U.S. ethanol biorefineries in 2006, an increase from 2005, when approximately 9,000,000 metric tons were produced. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increases.

The primary consumers of distillers grains are dairy and beef cattle, according to the Renewable Fuels Association's Ethanol Industry Outlook (2007). In recent years, an increasing amount of distillers grains has been used in the swine and poultry markets. With the advancement of research into the feeding rations of poultry and swine, we expect these markets to expand and create additional demand for distillers grains; however, no assurance can be given that these markets will in fact expand, or if they do, that we will benefit from it. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.

As with ethanol, the distillers grains markets are both regional and national. These national markets are just emerging, primarily in the southeastern and southwestern United States, where significant dairy and poultry operations are located. In addition, there is the possibility of some local marketing. Local markets are very limited and highly competitive for the use of distillers grains. We plan to initially market our distillers grains to the local livestock markets surrounding the plant; however, if the local livestock markets prove insufficient to absorb our distillers grains at the prices we desire, we will engage a company to market our distillers grains nationally. We have not yet discussed or negotiated the terms of a distillers grains marketing agreement with any distillers grains marketing company.

Distillers Grains Pricing

Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production.

Corn Oil

We anticipate implementing corn oil extraction technology to separate corn oil from our distillers grains during the production process. First we expect to enter into an agreement with a third party to integrate corn oil extraction technology into our ethanol plant. We expect that the cost of the oil extraction technology will be borne solely by the third party and that we will receive a certain percentage of the revenues derived from the sale of the extracted corn oil. Because the cost of the extraction technology will be borne by a third party, we anticipate that the third party will initially own the extraction equipment and lease the equipment to us in exchange for a percentage of the revenues derived from the sale of the extracted corn oil. We also expect that we will have the option of purchasing the corn oil extraction equipment from the third party from time to time. Although we have had preliminary negotiations with a third party regarding the implementation of corn oil extraction technology, we have not yet entered into a binding agreement to that effect. We anticipate that approximately 5% of our total revenues will be derived from sales of extracted corn oil.

Corn oil can be produced as a co-product of ethanol production by installing equipment to separate the oil from the distillers grains during the production process. Corn oil in its raw form can be used as livestock feed, as a fuel under certain operating conditions, refined into bio-diesel fuel, or refined for human consumption. Specific details regarding market penetration into human food are unknown at this time since corn oil extraction in a dry mill situation such as ours is a relatively new process and its suitability for human consumption has not been fully determined. We expect to extract approximately 3.5 million gallons of corn oil annually from our distillers grains. We anticipate that the third party that installs the corn oil extraction technology will also market the oil extracted and that we will receive a certain percentage of the revenues resulting from such sales.

Corn Feedstock Supply

We anticipate that our plant will need approximately 19.7 million bushels of grain per year for our dry milling process. We anticipate that we will enter into a grain procurement agreement with Gold-Eagle Cooperative and North Central Cooperative for all of our corn needs; however, no such agreement has been entered into as of yet. The fourteen-county region surrounding the proposed plant site produced over 453 million bushels of corn in the 2005 crop year and approximately 425 million bushels in the 2006 crop year. Data are not yet available for the 2007 crop year. While we do not have data regarding the use of the corn produced in 2005 and 2006, because of the large quantity of corn we currently do not anticipate that it will be necessary for us to transport corn from other areas should we fail to enter into a grain procurement agreement with Gold-Eagle Cooperative and North Central Cooperative.

The table below describes the amount of corn produced in the 14 county area surrounding our proposed plant for the 2005 and 2006 crop years:

County	2006 Corn Production (millions of bushels)	2005 Corn Production (millions of bushels)
Cerro Gordo, IA	29.6	31.8
Emmet, IA	20.2	21.2
Franklin, IA	32.8	34.3
Hancock, IA	30.7	31.3
Humboldt, IA	23.6	24.3
Kossuth, IA	53.8	57.2
Palo Alto, IA	26.8	30.4
Pocahontas, IA	28.9	32.3
Winnebago, IA	21.7	24.1
Worth, IA	19.2	20.7
Wright, IA	31.7	32.4
Fairbault, MN	35.7	38.1
Freeborn, MN	30.9	32.1
Martin, MN	39.4	43.4
Total	425	453.6

We will be significantly dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. There is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems, although we hope to diminish the impact of these potential problems as much as possible through a grain procurement agreement with Gold-Eagle Cooperative and North Central Cooperative. Current corn prices are substantially higher than the ten-year average price of corn. Higher corn prices will reduce our profitability. In addition, new corn demand within a market can have varying impacts on the corn price.

Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. Historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Grain origination and risk management

We anticipate entering into, but have not yet entered into, a grain procurement agreement with Gold-Eagle Cooperative (“Gold-Eagle”) and North Central Cooperative (“North Central”). Under such an agreement, Gold-Eagle and North Central would have the exclusive right and responsibility to provide Prairie Creek Ethanol with its daily requirements of corn meeting quality specifications set forth in the grain procurement agreement. Under such an agreement, we anticipate that Prairie Creek Ethanol will purchase corn at the local market price delivered to the ethanol plant plus a fixed fee per bushel of corn purchased. Additionally, we anticipate that Prairie Creek Ethanol will provide Gold-Eagle and North Central with an estimate of its corn usage at the beginning of each fiscal quarter and Gold-Eagle and North Central will agree to at all times maintain a certain minimum amount of corn at the Prairie Creek Ethanol plant. Although we anticipate entering into such an agreement, no agreement has been entered into as of yet. Because several of our directors also serve as directors of Gold Eagle and North Central, such directors may have a conflict of interest when negotiating or approving a grain procurement agreement. Additionally, Gold-Eagle and North Central are two of our founders and are currently our two largest unit-holders. As a result, Gold-Eagle and North Central may be able to obtain a grain procurement agreement on more favorable terms than if Gold-Eagle and North Central were not unit-holders. Some of our directors are also directors of Corn, LP, an ethanol plant in Goldfield, Iowa that is one of our founders. Gold-Eagle procures all the corn needed for the operations of Corn, LP. This means that our directors that also serve as directors of Corn, LP may have a conflict of interest in negotiating or approving a grain procurement agreement with Gold-Eagle. Additionally, our directors that also serve as directors of Gold-Eagle may have a conflict of interest due to Gold-Eagle’s obligations to Corn, LP.

We anticipate that Gold-Eagle Cooperative, currently our largest unit-holder, will manage the ethanol plant, market a portion of our distiller’s grains, and provide other services under long-term contracts. We expect to make annual payments totaling approximately $600,000 to Gold-Eagle Cooperative in exchange for plant management services. However, we have not entered into any definitive agreements with Gold-Eagle Cooperative at this time regarding the management of the ethanol plant.

Project Location and Proximity to Markets

We anticipate building our plant near Wesley, Iowa, in north-central Iowa. We reserve the right, in the sole discretion of our board of directors, to select a different location for the plant. We currently hold real estate purchase options on two adjacent parcels of real property consisting of approximately 275 acres. Gold-Eagle Cooperative purchased the first option on May 25, 2006 for $45,000 and subsequently assigned the option to us. The original term of the option was six months, but the option agreement provides that the agreement may be renewed for additional six-month periods, so long as an additional $45,000 is paid for each such period. We renewed the option agreement in November 2006, May 2007 and again in November 2007 so that we have the right to purchase the site through May 24, 2008. Under this first option agreement, we have the right to purchase approximately 200 acres at a price of $7,500 per acre, for a total purchase price of $1.5 million. Only our most recent $45,000 option payment will be applied toward this total purchase price, and if we renew the option agreement again, only the most recent $45,000 option payment following any such renewal will apply toward the total purchase price. We purchased the second option for a total of $9,200, which amount will not be applied to the purchase price. The term of this option runs through April 10, 2008. Under the second option agreement, we have the right to acquire a total of approximately 75 acres. The terms of the second option agreement require us to exchange approximately 28 acres of the property acquired under the first option for 28 acres to be acquired under this second option agreement. Additionally, the second option agreement grants us the right to purchase approximately 46.72 acres at a price of 13,500 per acre, for a total purchase price of $630,720. This means that if we exercise both options, due to the 28 acre exchange provision contained in the second options agreement we will acquire a net of approximately 246.72 acres.

We selected our anticipated primary plant site because of the site’s proximity to transportation infrastructure and the availability of grain capable of meeting plant needs. The site is currently zoned for industrial use. We have engaged Yaggy Colby Associates of Iowa Inc. (“Yaggy Colby”) to provide to us certain engineering services relating to the proposed ethanol plant site, including design survey, land survey and other pre-design services. Under our agreement with Yaggy Colby, such services will be provided to us on an hourly rate basis.

There can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to determine the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

Based on a resolution adopted by the Kossuth County Board of Supervisors, we expect to receive a local property tax exemption for one hundred percent of the new taxes on the proposed ethanol plant site for a period of twenty (20) years.

Transportation and Delivery

The plant is designed to have facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Iowa, Chicago & Eastern Railroad Corporation (the “IC&E Railroad”), an affiliate of Cedar American Rail Holdings, Inc., will provide rail service to the proposed site. Gold-Eagle Cooperative entered into a preliminary letter agreement to that effect and assigned to us the agreement; however, we expect to enter into a more definitive agreement with Cedar American Rail Holdings, Inc. at a later time. Our preliminary agreement provides that Cedar American Rail Holdings, Inc. will rebate to us up to $170,000 in the form of $50.00 per car for the construction and maintenance of two mainline switches, provides that we will pay $3,000 per year for a term of ten years for mainline switch maintenance, and contains certain freight rate and escalation quotes. We will need to establish rail access directly to the plant from the main rail line that can provide 75 to 90-car unit trains. We have engaged TranSystems Corporation to provide us with certain engineering services on a project-by-project basis. We also anticipate that we will retain TranSystems Corporation for rail infrastructure design and construction services; however, we do not currently have such an agreement.

We anticipate that locally grown corn will be delivered by Gold-Eagle and North Central to our ethanol facility. The proposed plant site will be near U.S. Highway 18, which is a highway that runs east/west and provides access to Interstate 35, which is approximately 35 miles east of our proposed plant site. The proposed site is adjacent to Iowa Highway 17, which is a north/south highway.

Thermal Oxidizer

Ethanol plants such as ours may produce odors in the production of ethanol and its co-products, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into definitive agreements with local gas and electric utilities to provide our needed energy and we plan to use water from existing and newly bored high capacity wells. However, we do not currently have such agreements. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, regulatory, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.

Natural gas

Natural gas accounts for approximately ten to fifteen percent (10%-15%) of the total production cost of ethanol. The plant will produce process steam from its own boiler system and dry the distillers dried grains co-product via a direct gas-fired dryer. If we operate at our project production volume of 55 million gallons per year, we will require approximately 1,700,000 Million British Thermal Units (“MMBtu”) of natural gas annually.

Our proposed site has access to an existing Northern Border interstate natural gas pipeline located approximately fifteen miles from the expected plant location. The existing interstate pipeline is expected to have enough capacity to service the proposed plant and for future plant expansion.

Gold-Eagle Cooperative entered into and then assigned to us an energy management agreement with U.S. Energy Services, Inc. pursuant to which U.S. Energy will provide us with the necessary natural gas and electricity management services. Some of their services may include an economic comparison of distribution service options, negotiation and minimization of interconnect costs, submission of the necessary pipeline “tap” request, supplying the plant with and/or negotiating the procurement of natural gas, development and implementation of a price risk management plan targeted at mitigating natural gas price volatility and maintaining profitability, providing consolidated monthly invoices that reflect all natural gas costs, and U.S. Energy will be responsible for reviewing and reconciling all invoices. In exchange for these services as well as services relating to electricity, we will pay U.S. Energy a monthly retainer fee of $3,800 for an initial contract term of 12 months. This monthly retainer increases four percent (4%) every twelve months, unless the agreement is terminated. If we decide to utilize U.S. Energy’s hedging service we will have to pay an additional $.01 per MMBTu administrative fee for physical or financial natural gas hedging. Additional fees may apply for additional services and for time and travel.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Recently, natural gas prices increased sharply as Hurricanes Katrina and Rita devastated operations and impacted infrastructure on the Gulf Coast. We are uncertain as to how the disruption in natural gas supplies caused by Hurricanes Katrina and Rita will impact long term natural gas prices. Our natural gas costs could be prohibitively high if current price levels significantly increase. The following table shows the spot price in the Chicago market at the beginning of each month for the 2003-2007 time period as reported by the Energy Information Administration.

Chicago Spot Prices at the Beginning of Each Month 2003-2007 $ per MM Btu
Month	2007	2006	2005	2004	2003
JAN	5.53	9.31	5.62	5.86	4.81
FEB	8.07	8.24	7.26	5.49	5.70
MAR	8.07	5.98	6.70	5.23	9.32
APR	7.34	6.90	7.46	5.88	4.91
MAY	7.67	6.16	6.56	5.84	5.40
JUN	7.39	6.22	6.28	6.49	6.15
JUL	6.09	5.54	6.85	5.77	5.22
AUG	6.28	8.41	8.02	5.86	4.72
SEP	5.36	5.01	10.35	4.81	4.92
OCT	6.08	4.10	12.10	5.02	4.72
NOV	7.05	7.43	8.96	7.09	4.32
DEC	7.24	8.33	12.03	7.02	5.62

Data Source: The Energy Information Administration

Electricity

We expect to require a peak electricity demand of approximately 5.5 megawatts (“MW”) to operate the plant. This amount of electricity can be provided to our proposed site by the Prairie Energy Cooperative, which has high voltage transmission lines on easements within one mile of the proposed site that are available to supply Prairie Creek Ethanol with electricity through an onsite substation. We anticipate entering into a definitive electric service agreement with Prairie Energy Cooperative to supply electricity to our facility; however, no agreement has been entered into as of yet.

Gold-Eagle Cooperative entered into and then assigned to us an energy management agreement with U.S. Energy Services, Inc. pursuant to which U.S. Energy will provide us with natural gas and electricity management services. Some of their services may include analyzing electric service proposals, negotiating final electric service agreements, evaluating proposed electric distribution infrastructure, preparing and implementing a regulatory strategy, and U.S. Energy will be responsible for reviewing and reconciling all invoices. In exchange for these services as well as services relating to natural gas, we will pay U.S. Energy a monthly retainer fee of $3,800 for an initial contract term of 12 months. This monthly retainer increases four percent (4%) every twelve months, unless the agreement is terminated.

Water

We will require a significant supply of water. We anticipate obtaining water from new or existing high capacity wells. Permits are required for all water usage. Engineering specifications show our plant water requirements to be approximately 400 gallons per minute. That is approximately 576,000 gallons per day. We have engaged ICM, Inc. to assist us in applying for the necessary permits; however, there is no assurance that we will be able to obtain the requisite permits to use the water we need to operate the plant. In the event we are unable to locate a sufficient supply of water at the proposed Wesley, Iowa site, we would have to either locate an alternative plant location or abandon the project.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent discharge facilities. We anticipate our plant design will incorporate an ICM/Phoenix Bio-Methanator wastewater treatment process. The ICM/Phoenix Bio-Methanator is expected to result in a zero discharge of plant process water.

Employees

Prior to completion of plant construction and commencement of operations, we intend to hire approximately 38 full-time employees. Approximately six of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. Our officers are Clay Hansen, President; Mervin Krauss, Vice President; John Stelzer, Treasurer; and Mark Wigans, Secretary. As of the date of this prospectus, we have not hired any employees.

The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
Operations Manager	1
Plant Manager	1
Lab Manager	1
Lab Technician	1
Office/Administrative	2
Load Out/Floaters	4
Shift Supervisors	2
Maintenance Manager	1
Maintenance Technicians	7
Plant Operators	18
TOTAL	38

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality and assignment agreements with our key officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

Design-Build Team

Design Builder: Fagen, Inc.

We have entered into a letter of intent, and anticipate entering into a definitive design-build agreement with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was co-founded by Ron Fagen, CEO and President, and originally began in 1972, as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry. Fagen, Inc. continues to design and construct ethanol plants around the country. The actual number of ethanol plants being designed and built by Fagen, Inc. and ICM, Inc., is considered proprietary business information of Fagen, Inc. and ICM, Inc., and is not available to us. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996, to assist Fagen, Inc. with the construction process. Fagen Engineering, LLC is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into construction and an operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its anticipated obligation to facilitate our project’s successful transition from start-up to day-to-day profitable operation.

Letter of Intent with Fagen, Inc.

We have executed a letter of intent with Fagen, Inc. for the provision of design and construction services. The letter of intent terminates on November 30, 2008, unless the size and design of the ethanol plant have been determined and mutually agreed upon, a specific site has been determined and mutually agreed upon, and at least ten percent (10%) of the necessary equity has been raised. This termination date may be extended upon mutual written agreement. We expect to pay Fagen, Inc. approximately $81,900,000 in exchange for the following services:

—
Performing services in connection with the construction of the plant including: engineering, design, procurement, construction, startup, testing and training for the operation and maintenance of the plant as well as the provision of materials, equipment, tools and labor necessary to complete the plant in accordance with the terms of the definitive design-build agreement that Prairie Creek Ethanol and Fagen, Inc. expect to enter into.

We expect to be responsible for certain site improvements, infrastructure, utilities, permitting and maintenance and power equipment costs. The base price estimate of $81,900,000 is subject to changes in construction costs, a monthly surcharge and an early completion bonus as described below. The services of Fagen, Inc. are currently in high demand because of its extensive experience as a design-builder for ethanol production facilities. Our management believes that the contract price of the ethanol plant is reasonable in light of Fagen, Inc.’s expertise in the design and construction of ethanol production facilities and the level of current demand for its services.

Under our design-build agreement, the contract price of approximately $81,900,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine is greater than 7,879.54 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be a percentage increase equal to the percentage increase in the CCI based upon the February 2007 CCI of 7,879.54. Additionally, under our letter of intent the contract price of $81,900,000 is subject to a surcharge of one-half of one percent (0.5%) for each calendar month that passes between February 2007 and the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. Since eleven months have passed between February 2007 and the date of this prospectus, January 17, 2008, this means that the contract price will be increased by a minimum of 5.5%, or approximately 4,504,500. Finally, Fagen, Inc. will be entitled to an early completion bonus of $10,000 per day, not to exceed $1,000,000, for each day that substantial completion of the ethanol plant occurs in advance of 425 days after the date we issue a notice to proceed with plant construction. Thus, we have allowed for a $10,500,000 contingency in our total estimated costs of the project. This may not be sufficient to offset any upward adjustment in our construction cost. Our expenses will also increase for any change orders we may approve.

Our letter of intent with Fagen, Inc. also requires us to market our ethanol through US BioEnergy Corporation, of which Fagen, Inc. and certain of its affiliates are affiliates, for a period of two years from the date the ethanol plant is completed, provided that US BioEnergy Corporation provides competitive rates and services compared to other marketing firms. US BioEnergy Corporation recently announced its plans to merge with VeraSun Energy Corporation during the first quarter of 2008. We anticipate that if this merger occurs, we will continue to be required to market our ethanol through the surviving entity of the merger.

The most recent letter of intent with executed with Fagen, Inc. supersedes and replaces the prior letter of intent we entered into with Fagen, Inc.

Phase I and II Engineering Services Agreement

We anticipate entering into an engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services, although we have not entered into such an agreement as of yet. We expect to pay Fagen Engineering, LLC a lump sum fee in exchange for these services, and expect Fagen Engineering, LLC to provide the following services:

—	Property Layout Drawings;

—	Grading, Drainage and Erosion Control Plan Drawings;

—	Culvert Cross Sections and Details;

—	Roadway Alignment Drawings;

—	Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

—	Geometric Layout;

—	Site Utility Piping Tables;

—	Tank Farm Layout and Details;

—	Sections and Details Drawing (if required); and

—	Miscellaneous Details Drawing (if required).

We expect that any sums we pay to Fagen Engineering, LLC for engineering services will reduce the lump sum fee we owe to Fagen, Inc. under our letter of intent and later design-build agreement.

Design Process Engineer: ICM, Inc.

ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas. We expect ICM, Inc. to be the principal subcontractor for the plant. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs more than 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. ICM, Inc. has been involved in over 60 ethanol plant projects.

Service agreement with ICM, Inc.

Corn, LP entered into and then assigned to us a service agreement with ICM, Inc. pursuant to which ICM, Inc. will provide assistance in securing state approval to start construction of the plant, primarily in the form of obtaining the environmental permits we require to construct and operate the ethanol plant. The cost of ICM, Inc.’s services will be based on a time and material basis. Additional costs may be imposed if ICM, Inc. is required to address significant public comment and/or assist in lengthy agency negotiations regarding specific permit terms and conditions.

Construction and timetable for completion of the project

Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 17 to 22 months after construction commences. This schedule further assumes that two months of detailed design will occur prior to closing and a 17-month construction schedule will be followed by two months of testing and start-up. The schedule also assumes that weather will be the same as it has been over the last several years, and that we will not experience unusual weather conditions or events during the construction period, such as flooding. The timetable also assumes that a drastic change in the interest rates will not affect our ability to obtain a debt financing commitment, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion. Fagen, Inc. based its estimate of 17 to 22 months after construction commences on the average time it has taken to build plants over the past five years.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have not applied for any of these permits, but anticipate doing so before we begin construction. We have engaged ICM, Inc. to assist us in applying for the permits required to construct and operate the ethanol plant, and we do not anticipate a problem receiving these required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the Iowa Department of Natural Resources (“IDNR”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. The IDNR and the United States Environmental Protection Agency (“EPA”) could also change their interpretation of applicable permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The IDNR may also require us to conduct an environmental assessment prior to considering granting any of those permits.

Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions from the EPA. Currently the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. Iowa is authorized to enforce the EPA’s federal emissions program. However, the EPA does retain authority to take action if it decides that Iowa is not correctly enforcing its emissions program. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

Construction, Operation and Title V Air Permits

There will be a number of emission sources at our plant that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and bag houses. The types of regulated pollutants that are expected to be emitted from our plant include particulate matter (“PM10”), carbon monoxide (“CO”), nitrous oxides (“NOx”) and volatile organic compounds (“VOCs”). Due to these activities and emissions, we expect to obtain air pollution construction and operation new source permits from the IDNR for each source of emission. If the limitations contained in these permits are exceeded, we could be subjected to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions.

After we obtain an air pollution construction permit, it is possible the air quality standards or the interpretation of those standards may change, thus requiring additional control equipment or more stringent permitting requirements. Due to regulatory requirements, we may be required to agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this prospectus (currently projected at 55 million gallons per year at nameplate capacity) in order to avoid having to obtain a Title V air permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. Further analysis prior to construction, changes in design assumptions or a changes in the interpretation of regulations may require us to file for a Title V air permit. If we must obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. The IDNR may reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. If the IDNR determines that the area in which the plant will be situated is a non-attainment area, then the IDNR may require additional investigation into the permit applications to make sure that the plant will not significantly impact emissions for the particular pollutant. In this event, the threshold standards that require a Title V air permit may be changed, thus requiring us to file for and obtain a Title V air permit or to obtain a Prevention of Significant Deterioration (“PSD”) permit, which would likely include strict emissions limitations and to install Best Available Control Technologies (“BACT”) for any future modifications or expansions of the plant. This would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.

It is also possible that in order to comply with applicable air regulations that we would have to install additional air pollution control equipment such as additional or different scrubbers or thermal oxidizers. We anticipate submitting an application for these permits approximately 120 days prior to the beginning of construction. We may, however, begin preliminary dirt moving and site excavation, at our own risk, before we have obtained such permits. However, we may not begin concrete work until we have received the permits. Once we have formally applied for these permits, we expect that we will obtain the construction permit within six months. If granted, the permits will be valid until the plant is modified or there is a process change that changes air emission estimates, at which time an appropriate modification will be applied for. Although we currently do not anticipate any significant problems, there can be no assurance that the IDNR will grant us these permits.

New Source Performance Standards

We anticipate that the plant will also be subject to the New Source Performance Standards (“NSPS”) for both the plant’s distillation processes and the storage of VOCs used in the denaturing process. The NSPS are national standards of performance that are set by the EPA for categories of new or modified stationary sources. The purpose of the NSPS is to prevent deterioration of air quality from the construction of new sources and reduce control costs by building pollution controls into the initial design of plants. The standards are based on the emission rate that can be achieved through the use of the best adequately demonstrated technology. However, factors such as cost and environmental effect are also taken into account. Duties imposed by the New Source Performance Standards include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.

MACT Limits

On February 26, 2004 the EPA Administrator signed the final Maximum Achievable Control technology (MACT) Standards for Industrial, Commercial, and Institutional Boilers and Process Heaters (40 CFR § 63 Subpart DDDDD). The regulation applies to any boiler or process heater that is located at or is part of a major source of Hazardous Air Pollutants (“HAP(s)”), which by definition annually emits more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. We anticipate that the plant will not emit more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. If our plant exceeds those limits, then in addition to meeting Title V permitting requirements, the plant will be subject to particulate matter or total selected metals, hydrogen chloride, mercury, and/or carbon monoxide limits. In addition, facilities subject to this rule must monitor and record routine operations data, and submit periodic reports to the EPA or IDNR once Iowa adopts the regulation.

Waste Water Discharge Permit

Our engineers expect that this plant will not discharge process wastewater. We expect that we will use water to cool our closed circuit systems in the plant. In order to maintain a high quality of water for the cooling system, the water will be continuously replaced with make-up water. As a result, this plant will discharge clean, non-contact cooling water from boilers and the cooling towers. Several discharge options, including publicly owned treatment works, use of a holding pond, discharge to a receiving stream, subsurface infiltration, irrigation and other options are under consideration by our consulting engineers and us. Each of these options will require an appropriate NPDES permit. Until all of these options have been fully investigated, there remains a risk that no single option will result in a solution that does not require unanticipated additional treatment expense. We anticipate submitting the applicable permit applications(s) no later than 180 days prior to beginning of construction.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan (SWPPP Permits)

Before we can begin operation of our plant, we must obtain an Industrial Storm Water Discharge Permit from the IDNR. This general permit will be issued after two public notices and the preparation of a Storm Water Pollution Prevention Plan that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements will also apply.

Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we may begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We will also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

High Capacity Well Permit

Once we assess our water needs and available supply, we will need to drill new high capacity wells to meet the plant’s water needs. We will need to apply to the IDNR for a High Capacity Well Permit. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic units at various distances away from the pumping well and the effect of the well on the village well. In the event this permit is not approved, we would need to explore alternative water supply sources; however, the cost of alternative water supply sources could prohibit their use.

Alcohol and Tobacco Tax and Trade Bureau Requirements

Before we can begin operations, we will have to comply with applicable Alcohol and Tobacco Tax and Trade Bureau regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any such person has ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special tax stamp.

Risk Management Plan

Pursuant to the Clean Air Act, stationary sources, such as our plant, with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a risk management plan (“RMP”). We will use either anhydrous ammonia or aqua ammonia in our production process. If we use anhydrous ammonia, we must establish a prevention program to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of ammonia into the surrounding area. The same requirement may also be true for the denaturant we blend with the ethanol produced at the plant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazard assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. However, if aqua ammonia is used, no RMP will be needed, except for the possibility of that required for denaturant as discussed above. Any necessary RMP must be filed before the use of a regulated substance.

In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the RMP requirements.

Environmental Protection Agency

Even if we receive all Iowa environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Iowa’s environmental administrators. Recent cases have upheld the EPA’s right to conduct oversight of state air programs such as Iowa’s. Iowa or EPA rules are subject to change, and any such changes could result in greater regulatory burdens.

Expected Timing of Permitting and Consequences of Delay or Failure

Our acquisition of many of the various required permits is time sensitive. Adverse consequences could result from any delay or failure to get a specific permit. Without the air pollution construction permits, we will be unable to begin construction. It is anticipated that the air pollution construction permit applications will be filed four months prior to the beginning of construction. We anticipate that if we are granted the air pollution construction and operation permit, we will commence construction thereafter, assuming we successfully complete the offering and secure our debt financing. Once granted, the permit is valid indefinitely until the plant is modified or there is a process change that changes air emissions. We must complete an application for the required Storm Water Discharge Permit prior to commencement of plant operations. In addition, we must have in place a pollution prevention plan submitted before operations. We must complete our Spill Prevention Control and Countermeasure plan at or near the time of commencement of operations. We must obtain a high capacity water withdrawal permit before beginning operations. There is no assurance that this permit will be granted. We must obtain an Alcohol Fuel Producer’s Permit, post an operations bond, and file certain information with the Alcohol and Tobacco Tax and Trade Bureau before we begin operations. There is no assurance that any of these permits will be granted. Without the air pollution construction permit, the waste water discharge permit, the various storm water discharge permits, water withdrawal permit, spill prevention control and countermeasures plan, and alcohol fuel producer’s permit, we will be unable to begin or continue operations.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object, and may also increase dust in the area due to our operations and the transportation of grain to the plant and ethanol, distillers dried grains and corn oil from the plant. Such activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its byproducts, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS - Thermal Oxidizer” for additional information. Nonetheless, any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance. In addition, we may install a dust collection system to limit the emission of dust.

We are not currently involved in any litigation involving nuisance claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our operating agreement provides that our board of directors will be comprised of no fewer than seven and no more than 21 members. We have seven directors on our initial board of directors. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement, which could be difficult to accomplish.

The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. At that time, certain members will be entitled to appoint directors to the board. In particular, Gold-Eagle Cooperative, North Central Cooperative and Corn LP will each appoint one director. Additionally, any investor that makes a capital contribution of $5,000,000 or more in this registered offering will be entitled to appoint one director to the board. Although at least four directors will be elected to the board by the members at large, the power of certain members to appoint directors means that the interests of such members may be disproportionately represented on the Board of Directors. Accordingly, your influence over the composition of and policy set by the Board of Directors may be less than it otherwise would be. Your only recourse to alter this arrangement would be through an amendment to our operating agreement, which could be difficult to accomplish.

The terms of our initial directors expire at the first annual meeting following substantial completion of the ethanol plant. At that time, our members will elect at least four directors for staggered three-year terms. Because these directors will serve on the board for staggered terms, it will be difficult for our members to replace such directors. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement, which could be difficult to accomplish.

The operating agreement provides for staggered terms for those directors elected by the members of the company at large, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, roughly one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors’ terms, the initial directors shall, by written resolution, separately identify the director positions to be elected and so classify each Group I (serving one year), Group II (serving two years), or Group III (serving three years).

Our board will have no independent directors as defined by the North American Securities Administrators Association, as all of our initial directors were directly or indirectly involved in founding or organizing Prairie Creek Ethanol, LLC. Accordingly, any contracts or agreements we enter into will not be approved by independent directors since there are none at this time.

Identification of Directors, Executive Officers and Significant Employees

The following table shows the directors and officers of Prairie Creek Ethanol, LLC as of the date of this prospectus:

Board Member/Officer	Position with the Company
William Cruise	Director
Brad Davis	Senior Vice President of Project Development
Clay Hansen	Director, President and Chairman
Clay Hobbs	Director
Joe Horan	Director
Gary Keller	Director
Mervin Krauss	Director, Vice President and Vice Chairman
Duane Madoerin	Vice President of Commodities
Mike Nail	Vice President of Marketing
Lynn Ostendorf	Vice President of Development
John Rohrer	Vice President of Transportation
John Stelzer	Treasurer
Mark Wigans	Director and Secretary

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of our directors and officers.

William Cruise, Director, Age 62, 2105 250th Avenue, Wesley, Iowa 50483.

For the past five years, Mr. Cruise has been farming grain in Hancock County and Kossuth County, Iowa. He also serves as a Director on the Gold-Eagle Cooperative Board. Mr. Cruise received his Associate’s Degree from Mason City Junior College. Mr. Cruise has served as a director since our inception. Pursuant to our operating agreement, he was appointed by the initial members at-large and will serve until our first annual or special meeting of the members following substantial completion of the construction of the Ethanol Plant, and in all cases until a successor is elected and qualified.

Brad Davis, Senior Vice President of Project Development, Age 53, 2601 East Lake Street, Clear Lake, Iowa 50428.

For the past five years, Mr. Davis has been employed as General Manager of Gold-Eagle Cooperative. He also serves as Chairman of the Board of Ag Processing, Inc. and is a Director for the Iowa Renewable Fuels Association. In addition, Mr. Davis serves as General Manager of Corn, LP. Mr. Davis graduated from North Iowa Area Community College with an Associate’s Degree in Agricultural Business. He has served as Senior Vice President of Project Development since March 2007. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

Clay Hansen, Director, Chairman and President, Age 55, 2310 Virginia Avenue, Thor, Iowa 50591.

For the past five years, Mr. Hansen has been a corn and soybean farmer in the Thor, Renwick, and Hardy, Iowa areas. In addition, Mr. Hansen is employed at Town & Country Insurance in Eagle Grove, Iowa. He is a Director for Gold-Eagle Cooperative and is currently serving as Secretary/Treasurer on that board. In addition, Mr. Hansen serves as Secretary and a Director of Corn, LP. He is also Secretary and a Director of Central Iowa Renewable Energy, LLC, the general partner of Corn, LP. Mr. Hansen graduated from Gates Business College in Waterloo, Iowa with an Associate’s Degree in accounting. Mr. Hansen has served as a director since our inception. Pursuant to our operating agreement, he was appointed by Gold-Eagle Cooperative and will serve indefinitely at the pleasure of Gold-Eagle Cooperative until a successor is appointed.

Clay Hobbs, Director, Age 52, 450 290th Street, Britt, Iowa 50423.

For the past five years, Mr. Hobbs has been a corn and soybean farmer in the Woden and Hutchins, Iowa areas. In addition, he is Vice President and a Director on the North Central Cooperative Board. Mr. Hobbs graduated from North Iowa Area Community College with an Associate’s Degree in Farm Operations and Management. Mr. Hobbs has served as a director since our inception. Pursuant to our operating agreement, he was appointed by North Central Cooperative and will serve indefinitely at the pleasure of North Central Cooperative until a successor is appointed.

Joe Horan, Director, Age 52, 709 Main Street, Manson, Iowa 50563.

For the past five years, Mr. Horan has operated a cash grain operation in the Rockwell City, Iowa area. Mr. Horan serves as Treasurer and a Director of Corn, LP, as well as Treasurer and a Director of Central Iowa Renewable Energy, LLC, the general partner of Corn, LP. Mr. Horan has served as a director since our inception. Pursuant to our operating agreement, he was appointed by Corn, LP and will serve indefinitely at the pleasure of Corn, LP until a successor is appointed.

Gary Keller, Director, Age 49, 2986 Page Avenue, Clarion, Iowa 50525.

For the past five years, Mr. Keller has farmed corn and soybeans. He also serves as a Director on the North Central Cooperative Board. Mr. Keller graduated from Iowa State University with a Bachelor’s Degree in Agronomy. He also received a Master’s Degree in Agronomy and a Master’s Degree in Industrial Administration, both from Purdue University. Mr. Keller has served as a director since our inception. Pursuant to our operating agreement, he was appointed by the initial members at-large and will serve until our first annual or special meeting of the members following substantial completion of the construction of the Ethanol Plant, and in all cases until a successor is elected and qualified.

Mervin Krauss, Director, Vice-Chairman and Vice President, Age 58, 1075 Birch Avenue, Corwith, Iowa 50430.

For the past five years, Mr. Krauss has farmed corn and soybeans in the Corwith, Iowa area. He serves as a Director of Gold-Eagle Cooperative and as a Director of Corn, LP. Mr. Krauss graduated from Iowa State University with a Bachelor’s Degree in Agricultural Engineering in 1972. Mr. Krauss has served as a director since our inception. Pursuant to our operating agreement, he was appointed by the initial members at-large and will serve until our first annual or special meeting of the members following substantial completion of the construction of the Ethanol Plant, and in all cases until a successor is elected and qualified.

Duane Madoerin, Vice President of Commodities, Age 59, 1027 North Terrace Drive, Webster City, Iowa 50595.

Mr. Madoerin has been employed by Gold-Eagle Cooperative as Merchandising Manager for the past nine months. Over the past five years he has also worked as Grain Division Manager for Northeast Iowa Cooperative, worked in risk management for Agri-Grain Marketing, and worked as Grain Department Manager for Five Star Co-op. Mr. Madoerin graduated from Marshalltown Community College with an Associate’s Degree in Business. He has served as Vice President of Commodities since March 2007. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

Mike Nail, Vice President of Marketing, Age 56, 710 Birch Lane, Clarion, Iowa 50525.

For the past five years, Mr. Nail has been employed by North Central Cooperative, the past four years as General Manager. He graduated from Des Moines Area Community College with an Associate’s Degree in Electrical Technology and also attended the University of Northern Iowa. He has served as Vice President of Marketing since March 2007. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

Lynn Ostendorf, Vice President of Development, Age 52, 6 East Gate Court, Clear Lake, Iowa 50428.

For the past five years, Mr. Ostendorf has farmed corn and soybeans and has been employed as Region 3 Manager of Gold-Eagle Cooperative. He has served as Vice President of Development since March 2007. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

John Rohrer, Vice President of Transportation, Age 50, 2042 Hancock Avenue, Clarion, Iowa 50525.

For the past five years, Mr. Rohrer has been employed as Agronomy Manager of North Central Cooperative. He has also worked as the Clarion Location Manager for North Central Cooperative since 2004. In addition, he is a Certified Crop Advisor. Mr. Rohrer graduated from Iowa Central Community College with an Associate’s Degree in Elevator and Farm Supply Management. He has served as Vice President of Transportation since March 2007. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

John Stelzer, Treasurer, Age 41, 2482 Virginia Parkway, Webster City, Iowa 50595.

For the past five years, Mr. Stelzer has been employed as Comptroller for Gold-Eagle Cooperative. In addition, he serves as Vice President of GE-Max Nutrients, LLC. Mr. Stelzer graduated from the University of Northern Iowa with a Bachelor’s Degree in Accounting. He is a Certified Public Accountant and is a member of AICPA and the Iowa Society of CPAs. Mr. Stelzer has served as Treasurer since our inception. He was appointed by the Board of Directors and will serve indefinitely at the pleasure of the Board of Directors.

Mark Wigans, Director and Secretary, Age 42, 1125 130th Street, Renwick, Iowa 50577.

For the past five years, Mr. Wigans has farmed corn and soybeans in the Renwick, Iowa area. In addition, he serves as President and as a Director of Gold-Eagle Cooperative and as a Director of Corn, LP. Mr. Wigans is also a Director of Central Iowa Renewable Energy, LLC, the general partner of Corn, LP. Mr. Wigans graduated from Iowa State University with a Bachelor’s Degree in Agricultural Business. Mr. Wigans has served as a director since our inception. Pursuant to our operating agreement, he was appointed by the initial members at-large and will serve until our first annual or special meeting of the members following substantial completion of the construction of the Ethanol Plant, and in all cases until a successor is elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

Title of Class	Name and address	Amount and nature of beneficial owner	Percent of Class
Membership Unit	Gold-Eagle Cooperative 415 N. Locust Street Goldfield, IA 50542	416 units	45.22%

Membership Unit	North Central Cooperative 221 4th Avenue NW Clarion, IA 50525	180 units	19.57%

Security Ownership of Management

As of the date of this prospectus, our directors and officers own membership units as follows:

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

					Percentage of Total After the Offering (2)
Title of Class	Name and Address of Beneficial Owner (1)	Number of Units Owned	Total Purchase Price of Units	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	William Cruise	12 units	$30,000	1.30%	0.07%	0.15%
Membership Units	Brad Davis	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Clay Hansen	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Clay Hobbs	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Joe Horan	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Gary Keller	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Mervin Krauss	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Mike Nail	12 units	30,000	1.30%	0.07%	0.15%
Membership Units	Mark Wigans	12 units	30,000	1.30%	0.07%	0.15%
All Directors and Officers as a Group:		108 Units	$270,000	11.74%	0.60%	1.33%

(1)	The address of the beneficial owner is deemed to be the same address indicated above.

(2)	Assumes that no additional units are purchased in this offering.

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.

EXECUTIVE COMPENSATION

Clay Hansen is currently serving as our president and Mervin Krauss is currently serving as our vice president. John Stelzer is our treasurer and Mark Wigans is our secretary. We do not presently compensate our officers or directors for their services.

In the future, each of our directors may receive compensation for attending board meetings. We expect that any director compensation will be a reasonable amount based on the standards in the industry.

Employment Agreements

We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our operating agreement provides that none of our directors or officers will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty, except as Iowa law otherwise requires. This could prevent both us and our unit holders from bringing an action against any director or officer for monetary damages arising out of a breach of that director’s or officer’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s or officer’s duty of loyalty for acts or omissions not taken in good faith, involving negligence, willful misconduct or a knowing violation of the law, or for any transaction from which the director or officer derived an improper financial benefit or a wrongful distribution in violation of Iowa law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Prairie Creek Ethanol pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

No member, director or officer will be liable for any of our debts, obligations or liabilities solely because he or she is a member, director or officer. In addition, Iowa law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due to their activities in founding and organizing Prairie Creek Ethanol, Gold-Eagle Cooperative, North Central Cooperative and Corn, LP are “promoters,” as that term is defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, of Prairie Creek Ethanol, LLC. We anticipate entering into, but have not yet entered into, a grain procurement agreement with Gold-Eagle Cooperative (“Gold-Eagle”) and North Central Cooperative (“North Central”). Under such an agreement, Gold-Eagle and North Central would have the exclusive right and responsibility to provide Prairie Creek Ethanol with its daily requirements of corn meeting quality specifications set forth in the grain procurement agreement. Under such an agreement, we anticipate that Prairie Creek Ethanol will purchase corn at the local market price delivered to the ethanol plant plus a fixed fee per bushel of corn purchased. Additionally, we anticipate that Prairie Creek Ethanol will provide Gold-Eagle and North Central with an estimate of its corn usage at the beginning of each fiscal quarter and Gold-Eagle and North Central will agree to at all times maintain a certain minimum amount of corn at the Prairie Creek Ethanol plant. Although we anticipate entering into such an agreement, no agreement has been entered into as of yet. Because several of our directors also serve as directors of Gold Eagle and North Central, such directors may have a conflict of interest when negotiating or approving a grain procurement agreement. Additionally, Gold-Eagle and North Central are two of our founders and are currently our two largest unit-holders. As a result, Gold-Eagle and North Central may be able to obtain a grain procurement agreement on more favorable terms than if Gold-Eagle and North Central were not unit-holders. Some of our directors are also directors of Corn, LP, an ethanol plant in Goldfield, Iowa that is one of our founders. Gold-Eagle procures all the corn needed for the operations of Corn, LP. This means that our directors that also serve as directors of Corn, LP may have a conflict of interest in negotiating or approving a grain procurement agreement with Gold-Eagle. Additionally, our directors that also serve as directors of Gold-Eagle may have a conflict of interest due to Gold-Eagle’s obligations to Corn, LP.

Additionally, we anticipate that Gold-Eagle Cooperative, currently our largest unit-holder, will manage the ethanol plant, market a portion of our distiller’s grains, and provide other services under long-term contracts. We expect to make annual payments totaling approximately $600,000 to Gold-Eagle Cooperative in exchange for plant management services. However, we have not entered into any definitive agreements with Gold-Eagle Cooperative at this time regarding the management of the ethanol plant.

We may finance our corn inventory from Gold-Eagle Cooperative in exchange for membership units, although we have no definitive agreement in place to do so. If we enter into such an agreement, we expect that we will obtain from Gold-Eagle Cooperative $1,500,000 of corn inventory financing in exchange for up to 300 membership units in Prairie Creek Ethanol, LLC, equivalent to $5,000 per unit.

Several of our directors also serve as directors for our largest unit-holders. Two of our directors, Mark Wigans and Clay Hansen, also serve as directors for Gold-Eagle Cooperative, currently our largest unit-holder, as well as Corn, LP, currently our third-largest unit holder, which operates a 50 million gallon per year ethanol plant in Goldfield, Iowa. Additionally, Mark Wigans serves as president of Gold-Eagle Cooperative. Mervin Krauss is also a director of Gold-Eagle Cooperative and represents Gold-Eagle Cooperative on the board of directors of Corn, LP. William Cruise also serves on the board of directors of Gold-Eagle Cooperative. Another of our directors, Joe Horan, serves as treasurer of Corn, LP. Finally, two of our directors, Gary Keller and Clay Hobbs, also serve as directors for North Central Cooperative, our second largest unit-holder.

Finally, several of our officers are employed by our largest unit holders. Brad Davis works as General Manager for Gold-Eagle Cooperative and Corn, LP. Duane Madoerin is employed by Gold-Eagle Cooperative and also serves as commodities manager for Corn, LP. Additionally, Lynn Ostendorf and John Stelzer are employed by Gold-Eagle Cooperative. Mike Nail and John Rohrer are employed by North Central Cooperative.

Prior Performance of Founders

Only two of our founders, Gold-Eagle Cooperative and Corn, LP, have previously raised capital for a similar project. Corn, LP operates a 50 million gallon per year ethanol plant near Goldfield, Iowa, and Gold-Eagle Cooperative is a limited partner in Corn, LP. The general partner of Corn, LP conducted an intrastate offering for approximately $22,000,000 commencing in July 2004. Additionally, several limited partners, including Gold-Eagle Cooperative, contributed a total of approximately $9,000,000 to the project. Dirt work began at the plant site in October 2004. Corn, LP was organized in January 2005 and construction of the plant commenced in January 2005. The plant began operations in December 2005.

Corn, LP
Production capacity	50 million gallons per year
Approximate amount raised by general partner in intrastate offering	$22,000,000
Approximate amount contributed by limited partners	$9,000,000
Commencement of operations	December 2005

The following table presents the unaudited operating results for Corn, LP from its inception in January 2005 through December 31, 2006:

Operating Results of Corn, LP (unaudited)

	2006	2005
Gross Revenues	67,576,693	12,000
Profit on sale of properties	0	0
Less: Operating expenses	43,716,969	720,770
Less: Interest expense	4,764,402	4,000
Less: Depreciation	7,634,368	126,506
Net Income - GAAP Basis	11,460,954	(839,276)

Taxable Income
- from operations	(3,319,315)	(30,928,268)
- from gain on sale	0	0

Cash generated from (used in) operating activities	8,598,781	5,544,937
Cash used in investing activities	(4,187,562)	(78,075,498)
Cash flows from financing activiites	(6,876,875)	72,441,626
Cash generated from sales	0	0
Cash generated from refinancing	0	0
Cash generated from operations, sales & refinancing	11,288,094	(88,935)
Less: Cash distributions to investors	0	0
Cash generated after cash distributions	11,288,094	(88,935)
Less: Special items	0	0
Cash generated after cash distributions & special items	11,288,094	(88,935)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	(106)	(988)
- from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to Investors Source
- Investment income	0	0
- Return of capital	0	0
Source (on cash basis)
- Sales	0	0
- Refinancing	0	0
- Operations	0	0
- Other	0	0

The amount (in percentage terms) remaining invested in program properties at the end of 2006 is 100%.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.

The Offering

We are offering, as a direct primary offering, a maximum of 17,000 units and a minimum of 7,200 units at a purchase price of $5,000 per unit. You must purchase a minimum of two units to participate in the offering. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. These directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We are exempt from broker-dealer registration with the NASD. We will not pay commissions to our directors and officers for these services.

Our minimum offering amount is $36,000,000 and our maximum offering amount is $85,000,000. The offering will end no later than September 21, 2008. If we sell the maximum number of units prior to September 21, 2008, the offering will end on or about the date the maximum number of units is sold. We may choose to end the offering any time prior to September 21, 2008 after we sell the minimum number of units. If we have not sold the minimum number of units prior to September 21, 2008 we will promptly return offering proceeds to investors. If we do not receive the total amount due to us for the minimum offering amount by September 21, 2008, we will promptly return offering proceeds to investors. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by September 21, 2008, we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 17,920 units issued and outstanding if we sell the maximum number of units offered in this offering and 8,120 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes the 920 units issued to our founders and seed capital investors in the previous capital private placements that remain outstanding.

Our directors and officers will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.

You should not assume that we will sell the $36,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

We currently plan to register the offering in the states of Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin. This limitation may result in the offering being unsuccessful.

We expect to incur offering expenses in the amount of approximately $550,000 to complete this offering.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. Persons cannot invest in this offering unless they meet one of the following suitability tests:

•	Persons who have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles;

•	Persons who have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.

•
For Iowa Investors, persons who have a net worth of $70,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a net worth of $250,000 (exclusive of home, auto and furnishings);

•
For Kansas Investors, persons who have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings);

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you. The board may assess investor suitability on the basis of information it obtains from prospective investors which may include the investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments made by the prospective investor along with any other pertinent factors.

You must make certain written representations in the subscription agreement, including that you:

—	have received a copy of our prospectus and the exhibits thereto;

—
understand that our units are sold in reliance upon a federal securities registration; Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin securities registrations; and exemptions from securities registrations in various other states, and that you understand that our units can only be sold to a person meeting requirements of suitability;

—
understand that the securities purchased have not been registered under the securities laws of any state other than the states of Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin, and that we are relying in part upon your representations;

—
understand that the securities subscribed for have not been approved or disapproved by the Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin securities departments or any other regulatory authority;

—	intend to purchase the units for investment and not for resale;

—	understand that there is no present market for our units and that there are significant restrictions on the transferability of our units;

—
have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of our units;

—	have received a copy of our operating agreement and understand that upon closing escrow, you and the membership units will be bound by the operating agreement;

—
understand that our units are subject to substantial restrictions on transfer and that in order to sell the units an investor must sell or distribute them pursuant to the terms of the operating agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

—	meet the suitability test outlined in the subscription agreement;

—	are capable of bearing the economic risk of the investment, including the possible total loss of the investment;

—	understand that we will place a restrictive legend on any certificate representing any unit;

—	understand that we may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

—	may not transfer or assign the subscription agreement, or any of your interest therein;

—	have written your correct taxpayer identification number on the subscription agreement;

—
are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

—
understand that execution of the attached promissory note and security agreement will allow us to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults; and

—	acknowledge that we may retain possession of certificates representing the units subscribed for to perfect our security interest in those units.

We will rely on these representations and others in determining whether you understand and have knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes. Also, if you do not fulfill your obligations under the promissory note and security agreement, we will use the applicable representations from your subscription agreement against you to show that you understood that we can take legal action for payment under the promissory note and security agreement, and/or retain possession of your membership certificate to perfect any security interest we have in the units. Finally, if you seek legal action to attempt to force us to allow an action prohibited by our operating agreement, we will use the applicable representation in your subscription agreement as evidence that you understood that you would be bound by the restrictions and provisions of the operating agreement, including the restrictions on transfers of our units.

Subscription Period

The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $85,000,000; or (2) September 21, 2008. However, we may close the offering any time prior to September 21, 2008 upon the sale of the minimum aggregate offering amount of $36,000,000. If we have not sold the minimum number of units prior to September 21, 2008 we will promptly return offering proceeds to investors. If we do not receive the total amount due to us for the minimum offering amount by September 21, 2008 we will promptly return offering proceeds to investors. If we abandon the project for any reason prior to September 21, 2008, we will terminate the offering and promptly return funds to investors. Even if we successfully close the offering by selling at least the minimum number of units prior to September 21, 2008, the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Prairie Creek Ethanol and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be promptly returned with interest. The principal amount of your investment along with accrued interest will not be used to pay escrow fees. If the offering is terminated prior to its successful closing, we intend to promptly return your investment by the close of the next business day or as soon as possible after the termination of the offering.

If you subscribe for the purchase of units, you may not withdraw your subscription at any time, either before or after we accept it. If we do not accept your subscription, we will promptly return your entire investment to you, plus nominal interest.

Subscription Procedures

Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Iowa State Bank, Escrow Agent for Prairie Creek Ethanol, LLC” in the amount of not less than ten percent (10%) of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining ninety percent (90%) of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement. The promissory note and security agreement provides that the subscriber agrees to pay the remaining 90% of the subscription price and grants to Prairie Creek Ethanol, LLC a purchase money security interest in the subscriber’s membership units, now owned or acquired at a later date, to secure payment. The security agreement will only grant a security interest in any membership units that the subscriber already owns or that the subscriber acquires by payment in full under a separate subscription agreement. Failure to pay the remaining 90% of the subscription price will result in the amount due beginning to accrue interest at the rate of 12% per annum, and amounts previously paid to the company may be forfeited as a result of such non-payment. The promissory note will become due within twenty (20) days of the subscriber’s receipt of written notice from Prairie Creek Ethanol. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.

Anytime after we receive subscriptions for the minimum amount of the offering, we may mail written notice to our investors that full payment under the promissory note is due within twenty (20) days; however, we may choose to wait to call the balance on the notes for a variety of reasons related to construction and development of the project, particularly the availability of debt financing, although if we receive subscriptions for the minimum aggregate offering amount of $36,000,000 we will in any case call the balance on the notes no later than September 1, 2008. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. Unpaid amounts will accrue nominal interest and each investor will agree to reimburse us for amounts we must spend to collect the outstanding balance. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial ten percent (10%) payment and acquisition of a judgment against the subscriber. Prior to the time notes are called, the rights of subscribers are limited to any contract rights the subscriber may have to purchase membership units.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $36,000,000, you will be required to pay the full purchase price immediately upon subscription.

Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least $36,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will return your subscription, check, and signature page within thirty days of rejection.

Changes in the offering’s material terms after the registration statement’s effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond September 21, 2008; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.

If you are deemed the beneficial owner of five percent (5%) or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of five percent (5%) or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Iowa State Bank of Algona, Iowa, as escrow agent under a written escrow agreement. We expect that we will not release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds the minimum offering amount of $36,000,000, exclusive of interest; (2) we obtain a written debt financing commitment for debt financing ranging from approximately $34,345,000 to $83,345,000, less any grants and/or tax increment financing we are awarded; (3) we elect, in writing, to terminate the escrow agreement; 4) an affidavit prepared by our escrow agent has been sent to the states in which we have registered units stating that the conditions set out in (1), (2) and (3) have been met; and (5) in each state in which consent is required, the state securities commissioner has consented to release of the funds on deposit. Upon satisfaction of these conditions, we expect that the escrow agreement will terminate, and the escrow agent will disburse the funds on deposit, including interest, to us to be used in accordance with the provisions set out in this prospectus. We expect that the escrow account may continue for up to September 21, 2008 to allow us to collect the 90% balance due under the promissory notes. To break escrow, we must receive cash proceeds for our membership units in excess of the minimum offering amount. Prior to breaking escrow, we anticipate that our debt financing commitment, when added to the proceeds raised to that point in the offering, will be an amount sufficient to provide us with the total project cost of $121,000,000.

Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to September 21, 2008 and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:

—
Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source, meaning that in the event of the company’s liquidation, investors would be entitled only to proceeds distributed ratably;

—	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

—
Promptly return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term certificates of deposit issued by a bank and/or short-term securities issued by the United States government. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until September 21, 2008 or some earlier date, at our discretion. If we receive subscriptions for the aggregate minimum offering price of $36,000,000 prior to September 21, 2008, we may demand and collect the balance of the purchase price payable on these units after September 21, 2008. We may terminate the offering prior to closing the offering in which event we will return your investment along with your portion of the total interest earned on the account by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

—	if we determine in our sole discretion to terminate the offering prior to September 21, 2008; or

—	if we do not raise the $36,000,000 minimum aggregate offering amount by September 21, 2008.

For its service as escrow agent, we expect to pay Iowa State Bank a one-time setup fee of $1,000. Additionally, if we break escrow we will pay to Iowa State Bank a fee equal to 0.12% of the principal balance of the escrow account as of the date the escrowed funds are distributed to us. In the event we do not break escrow and return escrowed funds to subscribers, such subscribers will receive back the principal amount of their investment plus the interest earned on the escrowed funds at the interest rate obtained from time to time on investments of the deposited funds. If we return funds to subscribers, we will pay Iowa State Bank an amount equal to one percent (1%) of the interest earned on the deposited funds as a fee for its services. This fee will be paid by us using our seed capital proceeds. We will also pay to Iowa State Bank a fee of $12 per subscriber if Iowa State Bank is required to provide such subscribers with IRS Form 1099. The principal amount of your investment and your pro rata share of interest will not be used to pay escrow fees. Any escrow fees will be borne by the Company with other funds. Iowa State Bank is acting only as an escrow agent in connection with the offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of the units.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS - Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. All such sales material will be sales material of the registrant. The material may include a brochure, internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. If other material is to be used subsequent to the effective date, a “sticker” supplement will be filed to describe such sales material. Reference in sales material to federal income tax treatment of the company and its investors will refer either to a ruling of the IRS or an opinion of counsel. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of units and a member of the limited liability company. As a unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in the company is terminated or if you transfer your units without the company’s approval, the role of unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.

Membership Units

Ownership rights in us are evidenced by units. There is one class of membership units in Prairie Creek Ethanol. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Separable Interests

Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. Each member has the following rights:

—	To receive a share of our profits and losses;

—	To receive distributions of our assets, if and when declared by our directors;

—	To participate in the distribution of our assets in the event we are dissolved or liquidated;

—	To access information concerning our business and affairs at our place of business; and

—	To vote on matters coming before a vote of the members.

Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we admit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

Unit holders who have only economic rights in our units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”

If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of Prairie Creek Ethanol, but not a member.

If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of Prairie Creek Ethanol only if the transferee:

—	Agrees to be bound by our operating agreement;

—	Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

—	Delivers, upon our request, any evidence of the authority such person or entity has to become a member of Prairie Creek Ethanol; and

—	Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units. Iowa law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution or if we would not be able to pay our debts as they become due in the usual course of business.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

We do not expect to generate revenues until the proposed plant is operational. After operation of the proposed plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or other business expansion opportunities.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

—	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

—	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

—	Our ability to operate our plant at full capacity which directly impacts our revenues;

—	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

—	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.

Restrictions on Transfers of Units

The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that the Internal Revenue Service does not deem Prairie Creek Ethanol to be a “publicly traded partnership” which results in corporate taxation. Under our operating agreement, no transfer may occur without the approval of the board of directors. Further, the board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

—	Transfers by gift to the member’s spouse and/or descendants;

—	Transfers upon the death of a member;

—	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent (2%) of the total outstanding units; and

—	Transfer through a Qualified Matching Service.

Transfers made through a Qualified Matching Service are limited to no more than ten percent (10%) of the total outstanding units during a tax year. The ten percent (10%) limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent (2%) limit.

Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests of Prairie Creek Ethanol and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR OPERATING AGREEMENT

Binding Nature of the Agreement

We will be governed primarily according to the provisions of our operating agreement and the Iowa Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Prairie Creek Ethanol, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

Management

The number of initial directors of Prairie Creek Ethanol shall be a minimum of seven (7) and a maximum of twenty-one (21). Information about our current directors, their business experience, and their terms are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS” for information regarding the election and appointment of our directors beginning with the first annual or special meeting after the plant is substantially operational.

Our elected directors are elected by plurality vote of the members which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors.

Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Prairie Creek Ethanol with information about the nominee and the nominating member.

The board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial completion of the plant.

Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our operating agreement, the directors may not take certain actions without the consent of the members. See “SUMMARY OF OUR OPERATING AGREEMENT - Members’ Meetings and Other Members’ Rights.”

Replacement of Directors

See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of the staggering of the terms of our elected directors beginning with the first member meeting following substantial completion of the plant.

Replacement directors may be nominated either by the board of directors or by the members provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, nor less than 60 days prior to the first day of the month corresponding to the previous year’s annual meeting.

Members’ Meetings and Other Members’ Rights

There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of thirty percent (30%) of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than 5 days in advance of such meetings.

In order to take action at a meeting, members holding at least 25 percent of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Iowa Limited Liability Company Act. Our operating agreement requires the vote of a greater number of units on the following matters:

—	the affirmative vote of a 75 percent majority in interest is necessary to dissolve, wind up and liquidate Prairie Creek Ethanol;

—	a proposed amendment to the operating agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum;

—
no amendment to the operating agreement shall be approved without the consent of each member adversely affected if such amendment would modify the limited liability of a member or alter the membership financial rights of a member.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise required by the Iowa Limited Liability Company Act.

Additionally, according to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

—	cause or permit Prairie Creek Ethanol to engage in any activity that is inconsistent with our purposes;

—
knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

—	possess our property or assign rights in specific company property other than for our purpose; or

—	cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the company to:

—	merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

—	confess a judgment against the company in an amount in excess of $5,000,000

—	issue units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in this offering;

—	issue an aggregate of more than one hundred twenty-five percent (125%) of the maximum number of units to be offered to investors in this offering; or

—	cause us to acquire any equity or debt securities of any directors or any of its affiliates, or otherwise make loans to any director or any of its affiliates.

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Unit Transfer Restrictions

A unit holder’s ability to transfer units is restricted under the operating agreement. Unit holders may not transfer their units prior to the time that our ethanol plant is substantially operational unless such transfer is:

—	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

—	Made without consideration to or in trust for the investor’s descendants or spouse.

Once we begin substantial operation of the proposed ethanol plant, investors may transfer their units to any person or organization only if the transfer meets certain conditions imposed by our operating agreement and the transfer:

—	has been approved by our directors in writing; or

—	is made to any other member or to any affiliate or related party of another member or the transferring member; or

—	is made to any affiliate or related party of the transferor.

Our operating agreement imposes the following conditions on transfers, all of which must be met prior to the board’s approval of a transfer:

—	The transferring member and the proposed recipient of the units must execute and deliver the necessary paperwork and documents to us;

—	The transferring member and the proposed recipient must pay all reasonable costs and expenses incurred by us in connection with the transfer;

—	The proposed recipient must provide us with his/her/its taxpayer identification number and other information reasonably required to permit us to file tax statements and returns;

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The transferring member or proposed recipient must provide us with a legal opinion letter stating that the units are either registered under the Securities Act of 1933, or exempt from registration; and

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The transferring member or proposed recipient must provide us with a legal opinion letter stating that the transfer will not cause us to be an investment company under the Investment Company Act of 1940.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. See DESCRIPTIONS OF MEMBERSHIP UNITS - Restrictions on Unit Transfers” for a description of the safe harbors.

If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.

Amendments

Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment shall be adopted that modifies the limited liability of a member, or alters the membership economic interest of a member, without the adversely affected member’s consent.

Dissolution

Our operating agreement provides that a voluntary dissolution of Prairie Creek Ethanol may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

Each tax consequence discussed under this heading constitutes the opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Prairie Creek Ethanol may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Prairie Creek Ethanol. Although we will furnish unit holders with such information regarding Prairie Creek Ethanol as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Prairie Creek Ethanol and a unit holder’s investment in Prairie Creek Ethanol. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes and the taxation of investors on their allocable shares of the Company’s income, gains, losses and deductions recognized by the Company without regard to cash distributions. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

Our tax counsel’s opinion is that we will be treated as a partnership for federal income tax purposes. The statements and legal conclusions contained in this section regarding federal income tax consequences of owning our units as a result of our partnership tax classification are also the opinions of our tax counsel. This section is an expression of our tax counsel’s professional judgment regarding the federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

Under Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Accordingly, it is the opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. that we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35 percent. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

—	Traded on an established securities market; or

—	Readily tradable on a secondary market or the substantial equivalent.

Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

—	In “private” transfers;

—	Pursuant to a qualified matching service; or

—	In limited amounts that satisfy a 2 percent test.

Private transfers include, among others:

—	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

—	Transfers at death, including transfers from an estate or testamentary trust;

—	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

—	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

—
“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

—	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

—	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

—
The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

—	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

—
The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

—	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

—	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.

Tax Treatment of Our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year

We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50 percent of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2007 taxable income or loss on his or her 2007 income tax return. A unit holder with a September 30 fiscal year will report his share of our 2007 taxable income or loss on his income tax return for the fiscal year ending September 30, 2008. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a unit holder will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution, provided the distribution is not treated as a guaranteed payment under Section 707(c), a payment to a unit holder not in his or her capacity as a unit holder under Section 707(a), or a distribution subject to the disguised sale rules of Section 737 of the Internal Revenue Code. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $5,000.

An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

—	The amount of any cash we distribute to the investors;

—	The basis of any other property distributed to the investor;

—	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

—	Any reduction in the investor’s share of certain items of our debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

—	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

—	Upon the liquidation or disposition of a member’s interest; or

—	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Prairie Creek Ethanol’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Deductibility of Losses; Basis, At-Risk and Passive Loss Limitations

A unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

—
Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

—
At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

—
Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased or decreased by the amount of certain adjustments and preference items. We may generate preference items affecting a member’s alternative minimum taxable income. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Prairie Creek Ethanol on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706 for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.

Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Internal Revenue Code Section 751(c) to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those members that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our company.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our operating agreement provides our members with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not the members choose to make a Section 754 election. If the members decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership unit to notify us in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is more likely than not that a transfer of a unit will constitute a Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 36 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20 percent penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20 percent penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered and the validity of the disclosure relating to the material federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., located at 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309.

Prairie Creek Ethanol is not a party to any pending legal proceedings.

EXPERTS

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited our financial statements as of December 31, 2006, and for the period from inception to December 31, 2006, as set forth in their report appearing in this prospectus and registration statement. We have included our December 31, 2006, financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from McGladrey & Pullen, LLP, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the public reference facility by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Because this registration statement was previously declared effective, we are required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports are made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. We will deliver audited annual financial statements and other financial information to our members pursuant to our operating agreement. Each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

[Remainder of page intentionally left blank.]

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Prairie Creek Ethanol, LLC
Goldfield, Iowa

We have audited the accompanying balance sheet of Prairie Creek Ethanol, LLC (a development stage company) as of December 31, 2006, and the related statements of operations, members’ equity and cash flows for the period from April 19, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prairie Creek Ethanol, LLC as of December 31, 2006, and the results of its operations and its cash flows for the period from April 19, 2006 (inception) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa

March 26, 2007

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Balance Sheet
December 31, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,287,023
Prepaid expenses	10,809

Total current assets	1,297,832

OTHER ASSETS
Land options	94,200
Other assets and deposits	71,669
165,869

$1,463,701

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES, accounts payable	$1,665

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ capital	1,544,103
Loss accumulated during development stage	(82,067)
1,462,036

$1,463,701

See Notes to Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Statement of Operations
For the period from April 19, 2006 (Date of Inception) to December 31, 2006

Revenues	$-

Operating expenses:
Project development	77,158
General and administrative	4,909
82,067

Loss accumulated during development stage	$(82,067)

Weighted Average Units Outstanding	1,243

Net Loss per Unit-Basic and Diluted	$(66.02)

See Notes to Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Statement of Members' Equity
For the period from April 19, 2006 (Date of Inception) to December 31, 2006

Balance, beginning	$-
Issuance of 1,523 member units	1,580,000
Offering costs	(35,897)
Loss accumulated during development stage	(82,067)
Balance, ending	$1,462,036

See Notes to Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Statement of Cash Flows
For the period from April 19, 2006 (Date of Inception) to December 31, 2006

OPERATING ACTIVITIES
Net (loss) accumulated during development stage	$(82,067)
Change in working capital components:
Prepaid expenses	(10,809)
Accounts payable	1,665
Net cash (used in) operating activities	(91,211)

INVESTING ACTIVITIES
Increase in other assets and deposits	(71,669)
Payment for land option	(94,200)
Net cash (used in) investing activities	(165,869)

FINANCING ACTIVITIES
Member contributions	1,580,000
Payments for offering costs	(35,897)
Net cash provided by financing activities	1,544,103

Net increase in cash and cash equivalents	1,287,023

CASH AND CASH EQUIVALENTS
Beginning	-
Ending	$1,287,023

See Notes to Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Notes to Financial Statements

Note 1. Summary of Significant Accounting Policies

Principal business activity:  Prairie Creek Ethanol, LLC (the Company), a Iowa Limited Liability Company, was organized with the intentions of developing, owning and operating a 100 million gallon ethanol manufacturing facility to be located in Wesley, Iowa. Construction is anticipated to begin in 2007 with expected completion in 2009. As of December 31, 2006, the Company is in the development stage with its efforts being principally devoted to organizational and equity-raising activities.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:  The Company considers checking and money market accounts to be cash and cash equivalents. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Fair value of financial instruments: The carrying amount for accounts payable approximate fair value due to the short-term nature of this instrument.

Income taxes: The Company is organized as a limited liability company under Iowa state law. Under this type of organization, the Company is treated as a partnership for federal and state income tax purposes with the taxable income or loss passing through to the members and being taxed at the member level. Accordingly, no income tax provision has been reported by the Company.

Organizational and start-up costs: The Company expenses all organizational and start-up costs as they are incurred.

Loss per unit: Basic and diluted earnings (loss) per unit are computed using the weighted-average number of units outstanding during the period. Diluted loss per unit is the same as basic loss per unit as no equivalent units existed at December 31, 2006.

Note 2. Members’ Equity

The Company was formed on April 19, 2006 to have a perpetual life. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Income and losses are allocated to all members in proportion to units held. Transfer of units is restricted pursuant to the operating agreement and requires approval of the board of managers.

The Company was initially capitalized by the founding members who contributed a total of $870,000 in exchange for 1,239 units. A private placement memorandum was finalized on December 29, 2006 which raised additional equity of $710,000 in exchange for 284 units.

Note 3. Commitments, Contingencies and Subsequent Events

Consulting:

In June 2006, the Company entered into an energy management agreement with a consulting company to provide consulting and energy management services for thermal and electricity requirements for the plant. These services will be provided through out the construction of the plant at a monthly fee of $3,800.

Construction contracts:

In February 2007, the Company signed a letter of intent with an unrelated party for the design and construction of the proposed plant. The contract price is $128,085,190, but this price can increase based on changes in the construction cost index. This letter of intent is subject to the Company successfully obtaining adequate financing for the project.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Notes to Financial Statements

In July 2006, the Company entered into an agreement with a track and civil design contractor, an unrelated party, to provide feasible track concepts, preliminary design, and final design. The estimated cost for the feasible track concept is $6,000. The cost for the preliminary and final design is unknown until the design of the track is determined. As of December 31, 2006, the Company had recognized $3,000 in expense related to this agreement.

The total cost of the project, including start-up cost, required working capital and the contracts discussed above, is currently estimated at $196,250,000.

Land Options:

In May 2006, the Company entered into an option agreement to purchase approximately 200 acres of land for $1,500,000. As of December 31, 2006, the Company had paid $90,000 for this option which extends through May 2007. The Company has the ability to extend the option’s term for an additional six months with the payment of $45,000 for each six month extension. If the Company exercises the option to purchase the land $45,000 can be applied toward the purchase price. If the option is allowed to expire, the seller will be entitled to retain any fees paid.

In May 2006, the Company entered an additional option agreement to purchase approximately 28 acres of land for $140,000. The Company paid $4,200 for this option which extends through April 2008. In lieu of paying this purchase price, the sellers have the option of requiring us to exchange a portion of the property acquired under the first option for the property covered under this second option. If the seller elects to make such an exchange, then the seller is required to pay us $4,000 per acre for each acre we convey to the seller in excess of the acres the seller conveys to us. This means that if we exercise both options, depending on whether the seller under the second option agreement elects to exchange property in lieu of paying the purchase price, we will acquire a net of between approximately 185 and 228 acres.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Balance Sheet

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$680,555	$1,287,023
Prepaid insurance	42,771	10,809
	723,326	1,297,832

OTHER ASSETS
Deferred offering costs	396,666	-
Land options	144,200	94,200
Other assets and deposits	75,011	71,669
	615,877	165,869

	$1,339,203	$1,463,701

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES, accounts payable	$48,109	$1,665

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ capital	1,540,603	1,544,103
Loss accumulated during development stage	(249,509)	(82,067)
	1,291,094	1,462,036

	$1,339,203	$1,463,701

See Notes to Unaudited Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Statement of Operations (Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Period from April 19, 2006 (inception) to	For the Period from April 19, 2006 (inception) to
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006	September 30, 2007

Revenues	$-	$-	$-	$-	$-

Operating expenses:
Project development	2,706	21,134	84,250	21,134	161,408
General and administrative	35,179	3,665	83,192	3,665	88,101
	37,885	24,799	167,442	24,799	249,509

Loss accumulated during
development stage	$(37,885)	$(24,799)	$(167,442)	$(24,799)	$(249,509)

Weighted Average Units Outstanding	1,523	1,239	1,523	1,239	1,427

Net Loss per Unit-Basic and Diluted	$(24.88)	$(20.02)	$(109.94)	$(20.02)	$(174.85)

See Notes to Unaudited Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Statement of Cash Flows (unaudited)

	For the Nine Months Ended	For the Period from April 19, 2006 (inception) to	For the Period from April 19, 2006 (inception) to
	September 30, 2007	September 30, 2006	September 30, 2007

OPERATING ACTIVITIES
Net (loss) accumulated during development stage	$(167,442)	$(24,799)	$(249,509)
Change in working capital components:
(Increase) in prepaid expenses	(31,962)	-	(42,771)
Increase in accounts payable	10,229	8,082	11,894
Net cash (used in) operating activities	(189,175)	(16,717)	(280,386)

INVESTING ACTIVITIES
(Increase) in other assets and deposits	(3,342)	(8,931)	(75,011)
Payment for land option	(50,000)	(49,200)	(144,200)
Net cash (used in) investing activities	(53,342)	(58,131)	(219,211)

FINANCING ACTIVITIES
Member contributions	-	870,000	1,580,000
Payment of offering costs	(3,500)	(25,152)	(39,397)
Payment of deferred offering costs	(360,451)	-	(360,451)
Net cash provided by (used in) financing activities	(363,951)	844,848	1,180,152

Net increase (decrease) in cash and cash equivalents	(606,468)	770,000	680,555

CASH AND CASH EQUIVALENTS
Beginning	1,287,023	-	-
Ending	$680,555	$770,000	$680,555

SUPPLEMENTAL NONCASH OPERATING, INVESTING AND
FINANCING ACTIVITY
Deferred offering costs in accounts payable	$36,215	$-	$36,215
Deposits in accounts payable	-	100,000	-

See Notes to Unaudited Financial Statements.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Notes to Financial Statements

Note 1. Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations. These financials statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006.

Principal business activity: Prairie Creek Ethanol, LLC (the Company), a Iowa Limited Liability Company, was organized with the intentions of developing, owning and operating a 100 million gallon ethanol manufacturing facility to be located in Wesley, Iowa. Construction is anticipated to begin in 2007 with expected completion in 2009. As of September 30, 2007, the Company is in the development stage with its efforts being principally devoted to organizational and equity-raising activities.

Use of estimates: Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers checking and money market accounts to be cash and cash equivalents. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Fair value of financial instruments: The carrying amount for accounts payable approximate fair value due to the short-term nature of this instrument.

Income taxes: The Company is organized as a limited liability company under Iowa state law. Under this type of organization, the Company is treated as a partnership for federal and state income tax purposes with the earning passing through to the members and being taxed at the member level. Accordingly, no income tax provision has been calculated.

Organizational and start-up costs: The Company expenses all organizational and start-up costs as they are incurred.

Loss per unit: Basic and diluted loss per unit are computed using the weighted-average number of units outstanding during the period. Diluted loss per unit for all periods presented is the same as basic loss per unit as no equivalent units existed.

Note 2. Members’ Equity

The Company was formed on April 19, 2006 to have a perpetual life. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Income and losses are allocated to all members in proportion to units held. Transfer of units is restricted pursuant to the operating agreement and requires approval of the board of managers.

The Company was initially capitalized by the founding members who contributed a total of $870,000 in exchange for 1,239 units. A private placement memorandum was finalized on December 29, 2006 which raised additional equity of $710,000 in exchange for 284 units.

Note 3. Commitments and Contingencies

Consulting: In June 2006, the Company entered into an energy management agreement with a consulting company to provide consulting and energy management services for thermal and electricity requirements for the plant. These services will be provided through out the construction of the plant at a monthly fee of $3,952.

Prairie Creek Ethanol, LLC
(A Development Stage Company)

Notes to Financial Statements

Construction contracts: In December 2006, the Company signed a letter of intent with an unrelated party for the design and construction of the proposed plant. The estimated cost for the services is $136,000,000. This letter of intent is subject to the Company successfully obtaining adequate financing for the project.

The total cost of the project, including start-up cost, required working capital and the contracts discussed above, is currently estimated at $196,250,000.

Land options: In May 2006, the Company entered into an option agreement to purchase approximately 200 acres of land for $1,500,000. As of September 30, 2007, the Company had paid $135,000 for this option which extends through November 2007. The Company has the ability to extend the options term for an additional six months with the payment of $45,000 for each six month extension. If the Company exercises the option to purchase the land $45,000 can be applied toward the purchase price. If the option is allowed to expire, the seller will be entitled to retain any fees paid.

In May 2006, the Company entered into an additional option agreement to purchase approximately 28 acres of land in exchange for 28 acres acquired in the first option above for $140,000. The Company paid $4,200 for this option which extends through April 10, 2008. The Company has amended the second option to include an additional 47 acres of land for $630,720. The company paid $5,000 for the amendment to the option agreement.

Note 4. Subsequent Events

In January 2008, the Company determined it would be in its best interest to change the capacity of its proposed ethanol plant from 100 million gallons per year to 55 million gallons per year. With this change, the estimated total cost of the project has decreased to $121,000,000 and the cost for the design and construction of the ethanol plant has decreased to approximately 86,400,000.

On December 28, 2007, the Company redeemed 603 membership units at a price of $0.01 per unit.

Appendix A

ARTICLES OF ORGANIZATION

OF

PRAIRIE CREEK ETHANOL, LLC

The undersigned organizer of a limited liability company organized under the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa, does hereby adopt the following Articles of Organization for such limited liability company.

ARTICLE I
NAME OF THE LIMITED LIABILITY COMPANY

The name of this limited liability company shall be Prairie Creek Ethanol, LLC.

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the limited liability company is 503 N Main Street, PO Box 128, Goldfield, Iowa, 50542. The initial registered agent at such address is Robert Malloy.

ARTICLE III
PRINCIPAL OFFICE

The address of the principal office of the limited liability company is 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542.

ARTICLE IV
PERIOD OF DURATION

The limited liability company’s existence shall commence upon the acceptance of these Articles of Organization by the Secretary of State of Iowa for filing and shall continue for a period of 20 years, unless sooner dissolved pursuant to the terms of its operating agreement, or as otherwise provided by law. The effective date of the business is upon filing.

ARTICLE V
WRITTEN OPERATING AGREEMENT

Any operating agreement entered into by the members of the limited liability company, and any amendments or restatements thereof, shall be in writing. No oral agreement among any of the members or managers of the limited liability company shall be deemed or construed to constitute any portion of, or otherwise affect the interpretation of, any written operating agreement of the limited liability company, as amended and in existence from time to time.

ARTICLE VI
MANAGERS

The business and affairs of the limited liability company shall be governed by managers and/or officers as set forth by the written operating agreement. The actions of a members or any other person acting in any capacity other than as a manager and/or officer of the limited liability company shall not bind the limited liability company.

ARTICLE VII
LIMITATION OF LIABILITY OF MANAGERS/OFFICERS

Managers/Officers of the limited liability company shall not be liable to the limited liability company or its members for monetary damages for breach of fiduciary duty as a manager; provided, however, that this limitation of liability does not apply to any of the following:

1. Breach of the manager’s duty of loyalty to the limited liability company or its members.

A-1

2. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

3. Transaction from which the manager derives an improper personal benefit or a wrongful distribution in violation of Iowa Code Section 490A.807.

IN WITNESS WHEREOF, the aforesaid organizer has caused the execution of the foregoing Articles of Organization on this 17th  day of April 20 06 .

Prairie Creek Ethanol, LLC

By:	/s/ Robert Malloy
Robert Malloy, Organizer

STATE OF IOWA,  Wright COUNTY, ss:

On this 17th  day of April , 2006 before me, a Notary Public in and for said county, personally appeared Robert Malloy, to me personally known, who being by me duly sworn, did say that he is the duly authorized person of said Prairie Creek Ethanol, LLC\; that said instrument was signed on behalf of the said Prairie Creek Ethanol, LLC by authority of its managers and the said Robert Malloy acknowledged the execution of said instrument to be his voluntary act and deed of said Prairie Creek Ethanol, LLC, bi it voluntarily executed.

JENNIFER HOGREFE
[SEAL] Commission Number 725442	/s/ Jennifer Hogrefe
My Commission Expires 11-12-06	Notary Public in and for Said State

FILED IOWA SECRETARY OF STATE 4-19-2006 11:05AM W461223 [Bar Code]

A-2

Appendix B

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

PRAIRIE CREEK ETHANOL, LLC

Dated: Effective May 3, 2007

B-i

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

PRAIRIE CREEK ETHANOL, LLC

TABLE OF CONTENTS

SECTION 1. THE COMPANY	B-1
1.1 Formation	B-1
1.2 Name	B-1
1.3 Purpose; Powers	B-1
1.4 Principal Place of Business	B-2
1.5 Term	B-2
1.6 Agent For Service of Process	B-2
1.7 Title to Property	B-2
1.8 Payment of Individual Obligations	B-2
1.9 Independent Activities; Transactions with Affiliates	B-2
1.10 Definitions	B-2
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	B-8
2.1 Original Capital Contributions	B-8
2.2 Additional Capital Contributions; Additional Units	B-8
2.3 Capital Account	B-8
SECTION 3. ALLOCATIONS	B-9
3.1 Profits	B-9
3.2 Losses	B-9
3.3 Special Allocations	B-9
3.4 Curative Allocations	B-11
3.5 Loss Limitation	B-11
3.6 Other Allocation Rules	B-11
3.7 Tax Allocations: Code Section 704(c)	B-12
3.8 Tax Credit Allocations	B-12
SECTION 4. DISTRIBUTIONS	B-12
4.1 Net Cash Flow	B-12
4.2 Amounts Withheld	B-12
4.3 Limitations on Distributions	B-13
SECTION 5. MANAGEMENT	B-13
5.1 Class A and Class B Directors	B-13
5.2 Number of Total Directors	B-13
5.3 Election and Appointment of Class A. Directors	B-13
5.4 Appointment of Class B Directors and Terms	B-15
5.5 Committees	B-16
5.6 Authority of Directors	B-16
5.7 Director as Agent	B-18
5.8 Restrictions on Authority of Directors	B-18

B-ii

5.9 Director Meetings and Notice	B-19
5.10 Action Without a Meeting	B-19
5.11 Quorum; Manner of Acting	B-19
5.12 Voting; Potential Financial Interest	B-19
5.13 Duties and Obligations of Directors	B-19
5.14 Chairman and Vice President	B-20
5.15 President	B-20
5.16 Chief Financial Officer	B-20
5.17 Secretary; Assistant Secretary	B-20
5.18 Vice President	B-21
5.19 Delegation	B-21
5.20 Execution of Instruments	B-21
5.21 Limitation of Liability; Indemnification of Directors	B-21
5.22 Compensation; Expenses of Directors	B-21
5.23 Loans	B-22
SECTION 6. ROLE OF MEMBERS	B-24
6.1 One Membership Class	B-22
6.2 Members	B-22
6.3 Additional Members	B-22
6.4 Rights or Powers	B-22
6.5 Voting Rights of Members	B-23
6.6 Member Meetings	B-23
6.7 Conduct of Meetings	B-23
6.8 Notice of Meetings; Waiver	B-23
6.9 Quorum and Proxies	B-23
6.10 Voting; Action by Members	B-23
6.11 Record Date	B-23
6.12 Termination of Membership	B-23
6.13 Continuation of Company	B-24
6.14 No Obligation to Purchase Membership Interest	B-24
6.15 Waiver of Dissenters Rights	B-24
6.16 Limitation on Ownership	B-24
SECTION 7. ACCOUNTING, BOOKS AND RECORDS	B-24
7.1 Accounting, Books and Records	B-24
7.2 Delivery to Members and Inspection	B-24
7.3 Reports	B-25
7.4 Tax Matters	B-25
SECTION 8. AMENDMENTS	B-26
8.1 Amendments	B-26
SECTION 9. TRANSFERS	B-26
9.1 Restrictions on Transfers	B-26
9.2 Permitted Transfers	B-26
9.3 Conditions Precedent to Transfers	B-27
9.4 Prohibited Transfers	B-28
9.5 No Dissolution or Termination	B-28
9.6 Prohibition of Assignment	B-28

B-iii

9.7 Rights of Unadmitted Assignees	B-29
9.8 Admission of Substituted Members	B-29
9.9 Representations Regarding Transfers	B-29
9.10 Distributions and Allocations in Respect of Transferred Units	B-30
9.11 Additional Members	B-30
SECTION 10. DISSOLUTION AND WINDING UP	B-31
10.1 Dissolution	B-31
10.2 Winding Up	B-31
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	B-31
10.4 Deemed Distribution and Reconstruction	B-32
10.5 Rights of Unit Holders	B-32
10.6 Allocations during Period of Liquidation	B-32
10.7 Character of Liquidating Distributions	B-32
10.8 Liquidator	B-32
10.9 Forms of Liquidating Distributions	B-33
SECTION 11. MISCELLANEOUS	B-33
11.1 Notices	B-33
11.2 Binding Effect	B-33
11.3 Construction	B-33
11.4 Headings	B-33
11.5 Severability	B-33
11.6 Incorporation By Reference	B-33
11.7 Variation of Terms	B-33
11.8 Governing Law	B-33
11.9 Waiver of Jury Trial	B-33
11.10 Counterpart Execution	B-34
11.11 Specific Performance	B-34

B-iv

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

PRAIRIE CREEK ETHANOL, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 3rd day of May, 2007 (the “Effective Date”), by and among PRAIRIE CREEK ETHANOL, LLC, an Iowa limited liability company (the “Company”), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a counterpart of this Agreement and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the initial Members of the Company have formed a limited liability company under the laws of the State of Iowa by filing Articles of Organization pursuant to the Iowa Limited Liability Company Act (the “Act”); and

WHEREAS, the Members desire to set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on April 19, 2006 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2 Name. The name of the Company shall be “Prairie Creek Ethanol, LLC” and all business of the Company shall be conducted in such name.

1.3 Purpose; Powers. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 415 N Locust Street, P.O. Box 280, Goldfield, IA 50542, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.

1.5  Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6  Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Robert Malloy, 503 N. Main Street, Goldfield, Iowa 50542, or any successor as appointed by the Directors.

1.7  Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8 Payment of Individual Obligations. Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9  Independent Activities; Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and condition which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10  Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and l.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections l.704-l(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5) and 1.704-l(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section l.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,’ “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d) “Agreement” means this Second Amended and Restated Operating Agreement of Prairie Creek Ethanol LLC, as amended from time to time.

(e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time-to-time.

(f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.7.

(g) “Capital Account’ means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(i) “Class A Directors’ means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Class A Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Class A Director pursuant to the terms of this Agreement. “Class A Directors” means all such Persons.

(j) “Class B Directors” means any Person who (i) is referred to as such in Section 5.1 of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Class B Directors” means all such persons. The authority of Class B Directors is limited as set forth in this Agreement.

(k) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(l) “Company” means Prairie Creek Ethanol, LLC, an Iowa limited liability company.

(m) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(n) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(o) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(p) “Directors” means Class A Directors and Class B Directors, collectively. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(q) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(r) “Effective Date” means May 3, 2007.

(s) “Facilities” shall mean the ethanol production and co-product production facilities near Wesley, Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(t) “Financing Closing” means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(u) “Fiscal Year” means (i) any twelve-month period commencing on January 1 and ending on December 31 and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(v) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(w) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section l.704-l(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section l.704-l(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(x) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

(y) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(z) “Liquidator” has the meaning set forth in Section 10.8 hereof.

(aa) “Losses” has the meaning set forth in the definition of “Profits and Losses.”

(bb) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

(cc) “Members” means all such Members.

(dd) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(ee) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(ff) “Membership Register” means the membership register maintained by the Company. at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(gg)  “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(hh)  “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(ii) “Nonrecourse Deductions” has the meaning set forth in Section l.704-2(b)(1) of the Regulations.

(jj) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(kk) “Officer” or “Officers” has the meaning set forth in Section 5.19 hereof.

(ll) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(mm) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(nn) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section l.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704 (b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(oo)  “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(pp) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(qq) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(rr) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(ss) “Securities Act” means the Securities Act of 1933, as amended.

(tt) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

(uu) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

(vv) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(ww) “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(xx) “Unit Holders” means all Unit Holders.

(yy) “Unit Holder” means the owner of one or more Units.

(zz) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section l.704-2(b)(4) of the Regulations.

(aaa) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section l.704-2(i)(3) of the Regulations.

(bbb) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections l.704-2(i)(l) and l.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions, (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1  Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2  Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections l.704-2(f)(6) and l.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section l.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections l.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections l.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or l.704-l(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections l.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section l.704-2(i)(l).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section l.704-1(b)(2)(iv)(m)(2) or l.704-l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section l.704-l(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-l(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the ‘Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6  Other Allocation Rules. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section l.752-3(a)(3), the Unit Holders’ aggregate interests in Company profit shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-l(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4. DISTRIBUTIONS

4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2  Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1 Class A and Class B Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they deem advisable. The management of the business and affairs of the Company shall be directed by the Directors, as the authority of Class A Directors and Class B Directors is limited herein, and not by its Members. Subject to Section 5.8 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the total outstanding Membership Voting Interests.

5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of Twenty-one (21), subject to the number of Class A Directors and Class B Directors appointed hereunder. The total number of Directors shall depend upon the number of Class B Directors appointed pursuant to Section 5.4 in relation to the required number of Class A Directors necessary to maintain a majority of Class A Directors on the Board. Subject to the election and appointment of the Class A Directors and the appointment of the Class B Directors pursuant to the terms of this Agreement, the Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote at any annual or special meeting. However, the relative ratio of the number of Class A Directors to Class B Directors shall always result in a majority of Class A Directors.

5.3 Election and Appointment of Class A Directors.

(a) The initial Class A Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. The initial Class A Directors shall serve for an initial term ending at the first annual or special meeting of the Members following substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Class A Director. After the expiration of the initial terms of the Class A Directors, four (4) Class A Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified; provided, however, that any Member who is authorized to appoint a Class B Director pursuant to Section 5.3(c) shall not be entitled to vote for the election of any other Class A Directors that the Members are entitled to elect, and the Units held by such Member shall not be included in determining a quorum or a majority of the Membership Voting Interests for purposes of electing Class A Directors. However, if additional Class A Directors are added to the Board of Directors in order to maintain a majority of Class A Directors relative to Class B Directors pursuant to Section 5.3(c), then such additional Class A Directors shall also be elected by the Members after the expiration of the initial terms of the Class A Directors. The Class A Director positions to be elected shall be those positions appointed by the initial Members at-large in Exhibit “B.” The initial Class A Directors shall, by resolution adopted prior to the expiration of their initial term, classify each such Class A Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Class A Directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to a three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). The election of Directors shall take place at each annual meeting of the Members.

(b) Nominations for Class A Directors. One or more nominees for Class A Director positions up for election shall be named by the then current Class A Directors or by a nominating committee established by the Class A Directors. Nominations for the election of Class A Directors may also be made by any Member entitled to vote generally in the election of Class A Directors. However, any Member that intends to nominate one or more persons for election as Class A Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:

(i)	the name and address of record of the Member who intends to make the nomination;

(ii)
a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)
a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(v)
such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)
the consent of each nominee to serve as a Class A Director of the Company if so elected; and a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Class A Director’s seat to be filled at the next election of Class A Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Class A Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Class A Directors shall appoint a new Class A Director to fill the vacancy for the remainder of such term.

(c) Special Right of Appointment of Class A Directors for Certain Members. Commencing with the first special meeting of the initial Members, the members Gold-Eagle Cooperative, North Central Cooperative and Corn LP shall be entitled to appoint one Class A Director each. Gold-Eagle Cooperative, North Central Cooperative and Corn LP shall be entitled at all times to appoint at least one Class A Director throughout the duration of the Company, so long as they are Members. A Class A Director appointed by one of the Members under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earliest of the death, resignation, or removal of the Class A Director. A Class A Director appointed under this section may be removed for any reason by the Member appointing him or her upon written notice to the Board of Directors, and such notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty days of its occurrence by the Member having the right of appointment.

The initial Members shall also appoint a minimum of four (4) Class A Directors that shall stand for election in accordance with Section 5.3(a) after the Facilities are substantially completed. Class B Directors may be appointed to the Board in accordance with Section 5.4.

In accordance with Section 5.2, Class A Directors shall always have a majority of Directors relative to Class B Directors. In the event the number of Class B Directors equals or exceeds the number of Class A Directors, Gold-Eagle Cooperative, North Central Cooperative and Corn LP shall have the right to appoint additional Class A Directors, pursuant to the priority procedures set forth in the subsequent paragraph herein, to the extent necessary to maintain a majority of Class A Directors relative to Class B Directors. All additional Class A Directors appointed hereunder shall stand for election in accordance with Section 5.3(a) after the Facilities are substantially completed.

In the event that Gold-Eagle Cooperative, North Central Cooperative and Corn LP are entitled to appoint additional Class A Directors pursuant to the preceding paragraph herein, Gold-Eagle Cooperative shall be entitled to appoint such first additional Class A Director, North Central Cooperative shall be entitled to appoint such second additional Class A Director, and Corn LP shall be entitled to appoint such third additional Class A Director. All additional Class A Director appointments shall continue in the following order: Gold-Eagle Cooperative, North Central Cooperative and Corn LP. This priority procedure for the appointment of additional Class A Directors shall continue in this order as is necessary to maintain a Class A Director majority on the Board of Directors.

5.4 Appointment of Class B Directors and Terms. Each Member that makes a Capital Contribution having a value equal to or greater than $5 million may appoint one (1) Person as a Class B Director, provided that Gold-Eagle Cooperative, North Central Cooperative and Corn LP shall not be entitled to appoint any Class B Directors regardless of their Capital Contributions. This Section 5.4 shall only apply to Capital Contributions made during the initial registered offering of the Company’s Units and not to Capital Contributions or Transfers of Units made at a later time. In the event a Member entitled to appoint a Class B Director pursuant to this Section 5.4 subsequently transfers any Units, and the remaining Units held by the Member, if any, are valued under GAAP at less than $5 million, such Member shall no longer be entitled to appoint a Class B Director and the Director’s seat at issue shall be eliminated. In the event that a Class B Director’s seat is eliminated pursuant to this Section 5.4, if Gold-Eagle Cooperative, North Central Cooperative or Corn LP has been entitled to appoint an additional Class A Director as provided in the third paragraph of Section 5.3(c) hereof, one Class A Director’s seat shall be eliminated, provided that Gold-Eagle Cooperative, North Central Cooperative and Corn LP shall each at all times be entitled to appoint at least one Class A Director. In the event that a Class A Director’s seat is eliminated pursuant to this Section 5.4, the Board of Directors shall determine which Class A Director’s seat shall be eliminated hereunder. Each Class B Director appointed hereunder shall serve as such at the discretion of such Member appointing him or her until his or her successor is appointed and qualified.

5.5  Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.6  Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances or any or all of such assets

(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.7 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.8  Restrictions on Authority of Directors.

(a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)
Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $5,000,000;

(iii)
Issue Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company’s initial registered offering of Units filed with the Securities Exchange Commission;

(iv)
Issue an aggregate number of Units that is greater than one hundred twenty-five percent (125%) of the maximum number of Units to be offered to investors in the Company’s initial registered offering of Units; and

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.9 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any three or more Class A Directors or any two or more Class B Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other Information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

5.10 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

5.11 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors of each class of Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement. All Class A Directors must vote in person except as provided in Section 5.10. Class B Directors may vote in person or by proxy executed in writing by the Class B Director or by a duly authorized attorney- in-fact. The proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid more than three (3) months from the date of its execution, unless otherwise provided in the written proxy.

5.12 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.13 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.14 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairman, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.15 President. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.16 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors; shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company; and shall perform such other duties as may be prescribed by the Directors or the President from time to time. The Chief Financial Officer may be someone who is not a Member or a Director.

5.17 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other persons or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.18 Vice President. The Company may have one or more Vice Presidents, if more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.19 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Office, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.20 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.21 Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.22 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefore, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.23 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus one percent (1%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1  One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.

6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit C attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on Exhibit “A” to this Agreement.

6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in its sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4  Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

6.8  Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 5 days and no more than 60 days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10  Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting in person, by proxy or by mail ballot shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11  Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted as the case may be, shall be the record date for determination of Members.

6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.10 hereof.

6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.14  No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

6.16 Limitation on Ownership. Notwithstanding any other provision herein, subsequent to the close of the Company’s initial public offering of equity securities filed with the Securities and Exchange Commission following the Company’s seed capital offering, no Member shall directly or indirectly own or control more than ninety percent (90%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member's Related Parties, Subsidiaries and Affiliates. For purposes of this Section 6.16, the offering will close upon the earliest occurrence of any of the following: (1) the Company’s acceptance of subscriptions for units equaling the maximum amount as set forth in the Company’s registration statement or offering memorandum; (2) one year from the effective date of the Company’s initial registration statement or offering memorandum; or (3) the Company’s decision to close any time after the acceptance of subscriptions for units equaling the minimum amount as set forth in the Company’s registration statement or offering memorandum.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2  Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have, the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.623 l(a)(7)-l and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8. AMENDMENTS

8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting a quorum of the Members. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Second Amended and Restated Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party; and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:

(a) at any time Transfer all or any portion of its Units:

(i) to the transferors administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii) without consideration to or in trust for descendants or the spouse of a Member; and

(b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:

(i) to any Person approved by the Directors in writing,

(ii) to any other Member or to any Affiliate or Related Party of another Member; or

(iii) to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”

9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor may be required to provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor may be required to provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections l68(g)(l)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors: (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9  Representations Regarding Transfers.

(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “DISSOLUTION EVENT”): (i) The affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement. after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704- l(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section l.704-l(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Reconstitution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section l.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations during Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b) (l) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct. or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5  Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence, of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Second Amended and Restated Operating Agreement of the Company as of the day first above set forth.

COMPANY:

PRAIRIE CREEK ETHANOL LLC

By:  /s/ Clay Hansen

Its: Chairman

Exhibit “A”
Prairie Creek Ethanol, LLC
Initial Membership List

Name of Initial Members	Units
Gold-Eagle Cooperative	416

Corn LP	40

North Central Cooperative	180

Richard Christensen	12

Ronald H. Christians	12

Leroy D. Cooper	8

William D. Cruise	12

Bradley T. Davis	12

Virgil Davis	12

Arnold Eden	12

John A. Gazaway	12

Clayton L. Hansen	12

Clay Hobbs	12

Joseph Martin Horan	12

Gary Keller	12

Mervin Krauss	12

Paul V. Larsen	12

James R. Moore, Jr.	12

Mike Nail	12

Max R. Nedved	12

Paul A. Rasmussen	12

Dean Reichter	12

David M. Reinhart	12

Patrick Staudt	4

Stuart Swanson	8

Dennis E. Terhark	12

Initial Membership List (continued)

Name of Initial Members	Units
Duane Vorrie	12

Mark Wigans	12

Exhibit “B”
Initial Board of Class A Directors
for Prairie Creek Ethanol, LLC

Name of Initial Director	Address of Director	Method of Appointment
Clay Hansen	2310 Virginia Ave., Thor, IA 50591	Appointed by Gold-Eagle Coop

William Cruise	2105 250th Ave., Wesley, IA 50483	Appointed by initial Members at-large

Mark Wigans	1125 130th St., Renwick, IA 50577	Appointed by initial Members at-large

Mervin Krauss	1075 Birch Ave., Corwith, IA 50430	Appointed by initial Members at-large

Joe Horan	709 Main St., Manson, IA 50563	Appointed by Corn, LP

Clay Hobbs	450 290th St., Britt, IA 50423	Appointed by North Central Coop

Gary Keller	2986 Page Ave., Clarion, IA 50525	Appointed by initial Members at-large

EXHIBIT “C”

MEMBERS SIGNATURE PAGE

ADDENDA
TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
PRAIRIE CREEK ETHANOL, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member of Prairie Creek Ethanol, LLC, has received a copy of the Second Amended and Restated Operating Agreement of Prairie Creek Ethanol, LLC (“Operating Agreement”), dated May 3, 2007, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals	Entities

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

PRAIRIE CREEK ETHANOL, LLC

BY:

ITS:

Appendix C

PRAIRIE CREEK ETHANOL, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$5,000 per Unit

Minimum Investment of 2 Units ($10,000)
1 Unit Increments Thereafter ($5,000)

The undersigned subscriber ("Subscriber"), desiring to become a member of Prairie Creek Ethanol, LLC (“Prairie Creek Ethanol”), an Iowa limited liability company, with its principal place of business at 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542 hereby subscribes for the purchase of membership units of Prairie Creek Ethanol, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Joint subscribers should provide both names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your e-mail address.

1.	Subscriber's Printed Name	_________________________________________________________
2.	Title, if applicable	_________________________________________________________
3.	Subscriber's Address
	Street	_________________________________________________________
	City, State, Zip Code	_________________________________________________________
4.	E-mail Address (optional)	_________________________________________________________
5.	Home Telephone Number	_________________________________________________________
6.	Business Telephone Number	_________________________________________________________
7.	Mobile Telephone Number	_________________________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 2 units. Your ownership interest may not exceed 90% of our outstanding membership units. We currently have 920 units outstanding. Accordingly, assuming that we sell the minimum number of 7,200 units in this offering, you may not hold more than 7,308 units. The maximum number of units to be sold in the offering is 17,000.

units

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $10,000).

1. Total Purchase Price ($5,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the "Prospectus") in its entirety including the exhibits for a complete explanation of an investment in Prairie Creek Ethanol.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount. The check should be made payable to “Iowa State Bank of Algona, escrow agent for Prairie Creek Ethanol, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units. The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants Prairie Creek Ethanol, LLC a security interest in your units.

4.  Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Prairie Creek Ethanol, LLC
415 N. Locust Street, PO Box 280
Goldfield, Iowa 50542

5. Within 20 days of written notice from Prairie Creek Ethanol that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Iowa State Bank of Algona, escrow agent for Prairie Creek Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of Prairie Creek Ethanol's written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Prairie Creek Ethanol shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in Prairie Creek Ethanol’s escrow account at Iowa State Bank of Algona. The funds will be released to Prairie Creek Ethanol or returned to you in accordance with the escrow arrangements described in the Prospectus. Prairie Creek Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Prairie Creek Ethanol rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus any nominal interest. Prairie Creek Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering. Iowa State Bank is acting only as an escrow agent in connection with the offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of the units.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Prairie Creek Ethanol, LLC.”

3.  Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Prairie Creek Ethanol, LLC
415 N. Locust Street, PO Box 280
Goldfield, Iowa 50542

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Prairie Creek Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Prairie Creek Ethanol rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus any nominal interest. Prairie Creek Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our directors listed below or to Prairie Creek Ethanol at (515) 825-3161.

NAME	POSITION	PHONE NUMBER
Brad Davis	Senior Vice President of Project Development	(515)-293-2730
Clay Hansen	Chairman, President and Director	(515)-368-1795
Mervin Krauss	Vice Chairman, Vice President and Director	(641)-512-9083
Duane Madoerin	Vice President of Commodities	(515)-293-1434
Mike Nail	Vice President of Marketing	(515)-293-1966
Lynn Ostendorf	Vice President of Development	(641)-425-9500
John Rohrer	Vice President of Transportation	(515)-293-1270
John Stelzer	Treasurer	(515)-293-1710
Mark Wigans	Secretary and Director	(515)-368-1135

E. Additional Subscriber Information. Subscriber, named above, certifies the following under penalties of perjury:

1.
Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust
Trustee’s Name: _________________________________________ Trust Date: _____________________________________________

☐	Other: Provide detailed information in the space immediately below. _________________________________________________________ _________________________________________________________

2.
Subscriber's Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust's taxpayer identification number. Custodians should provide the minor's Social Security Number. Other entities should provide the entity's taxpayer identification number.

☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber's Social Security No.	________________________________
Joint Subscriber's Social Security No.	________________________________
Taxpayer Identification No.	________________________________

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:	______________________________________
______________________________________

4.	State of Residence.

State of Principal Residence:	________________________________
State where driver's license is issued:	________________________________
State where resident income taxes are filed:	________________________________

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.
Suitability Standards. You cannot invest in Prairie Creek Ethanol unless you meet one of the following suitability tests set forth below. Subscribers residing in states other than Iowa or Kansas must meet either standard a. or standard b. below. Subscribers residing in Iowa must meet standard c. below, while subscribers residing in Kansas must meet standard d. below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of $150,000, exclusive of home, home furnishings, and automobiles;

c. ☐
I (We) reside in Iowa and I (we) have a net worth of $70,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a net worth of $250,000 (exclusive of home, auto and furnishings); or

d. ☐
I (We) reside in Kansas and I (we) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

6.
Subscriber's Representations and Warranties. You must certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Prairie Creek Ethanol that he, she or it:

____	____	a.
has received a copy of Prairie Creek Ethanol's Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

____	____	b.
has been informed that the units of Prairie Creek Ethanol are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

____	____	c.
has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin and that Prairie Creek Ethanol is relying in part upon the representations of the undersigned Subscriber contained herein;

____	____	d.
has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

____	____	e.
intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

____	____	f.
understands that there is no present market for Prairie Creek Ethanol's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

____	____	g.
has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

____	____	h.
has received a copy of the Prairie Creek Ethanol, LLC Second Amended and Restated Operating Agreement, dated May 3, 2007, and understands that upon closing the escrow by Prairie Creek Ethanol, the subscriber and the membership units will be bound by the provisions of the Second Amended and Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

____	____	i.
understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Prairie Creek Ethanol, LLC Second Amended and Restated Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Second Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

____	____	j.	meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

____	____	k.
understands that Prairie Creek Ethanol will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Prairie Creek Ethanol in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

____	____	l.	understands that, to enforce the above legend, Prairie Creek Ethanol may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

____	____	m.	may not transfer or assign this Subscription Agreement, or any of the subscriber's interest herein without the prior written consent of Prairie Creek Ethanol;

____	____	n.	has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

____	____	o.
is not subject to backup withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E.2 is checked);

____	____	p.
understands that execution of the attached Promissory Note and Security Agreement will allow Prairie Creek Ethanol or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

____	____	q.	acknowledges that Prairie Creek Ethanol may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

____	____	r.	acknowledges that Iowa State Bank is acting only as an escrow agent in connection with the offering of the units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such units.

Signature of Subscriber/Joint Subscriber:

Date: _______________________________

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY PRAIRIE CREEK ETHANOL, LLC:

Prairie Creek Ethanol, LLC hereby accepts Subscriber's subscription for    units.

Dated this ____ day of __________________, 200__.

PRAIRIE CREEK ETHANOL, LLC

By: __________________________________

Its: __________________________________

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$5,000 per Unit

Minimum Investment of 2 Units ($10,000); Units Sold in 1 Unit Increments Thereafter ($5,000 each)

Number of Units Subscribed
Total Purchase Price ($5,000 per unit multiplied by number of units subscribed)
( )	Less Initial Payment (10% of Principal Amount)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Prairie Creek Ethanol, LLC, an Iowa limited liability company ("Prairie Creek Ethanol"), at its principal office located at 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542, or at such other place as required by Prairie Creek Ethanol, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Prairie Creek Ethanol Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Prairie Creek Ethanol.

The undersigned agrees to pay to Prairie Creek Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Prairie Creek Ethanol and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Prairie Creek Ethanol, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of Prairie Creek Ethanol now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated: ________________, 200__.

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBERS SIGNATURE PAGE

ADDENDA
TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
PRAIRIE CREEK ETHANOL, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member of Prairie Creek Ethanol, LLC, has received a copy of the Second Amended and Restated Operating Agreement of Prairie Creek Ethanol, LLC (“Operating Agreement”), dated May 3, 2007, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals	Entities

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

PRAIRIE CREEK ETHANOL, LLC

BY: __________________________________

ITS: __________________________________

MINIMUM 7,200 UNITS
MAXIMUM 17,000 UNITS

PROSPECTUS

___________________[Effective Date], 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Through and including [270 days from the effective date of this post-effective amendment], (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Directors and officers of Prairie Creek Ethanol, LLC may be entitled to benefit from the indemnification provisions contained in the Company’s operating agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.

Our operating agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member, director or officer of Prairie Creek Ethanol, LLC shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a member, director, officer or all of the foregoing. No director or officer of the Company shall be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty by such director or officer; provided that the provision shall not eliminate or limit the liability of a director or officer for the following: (1) for any breach of the duty of loyalty to the Company or its Members; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for a transaction from which the director or officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Iowa Limited Liability Company Act. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director or officer, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director or officer, including reasonable attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director or officer shall be indemnified by the Company in contradiction of the Iowa Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.

Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement does not impose personal liability on our members.

The principles of law and equity supplement the Iowa Limited Liability Company Act, unless displaced by particular provisions of the Act.

There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$4,237
Legal fees and expenses	$200,000
Consulting Fees	$75,000
Accounting fees	$125,000
Blue Sky filing fees	$5,000
Printing expenses	$75,000
Advertising	$50,000
Miscellaneous expenses	$15,763
Total	$550,000*

* All of the above items are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the time period beginning with the formation of Prairie Creek Ethanol, LLC on April 19, 2006 and ending on December 31, 2006, we issued and sold 284 membership units to our seed capital investors at a purchase price of $2,500 per unit and 1,239 units to our founders at an average purchase price of $702.18 per unit (969 units were purchased for $588.24 per unit and 270 units were purchased were purchased for $1,111.11 per unit), without registering the units with the Securities and Exchange Commission. Sales to our founders occurred on August 10, 2006, while sales to our seed capital investors occurred on December 31, 2006. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation D, or as investors with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment (alone or with a purchaser representative), and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1,580,000. We subsequently redeemed 603 of the units purchased by our founders for $0.01 per unit on December 28, 2007, so that we now have a total of 902 units issued and outstanding.

ITEM 27. EXHIBITS.

3.1	Articles of Organization filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

3.2	Amended and Restated Operating Agreement filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

3.3
Second Amended and Restated Operating Agreement filed as part of Pre-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on May 31, 2007 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

4.2	Form of Subscription Agreement filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

4.3
Amended and Restated Escrow Agreement dated August 16, 2007 between Prairie Creek Ethanol, LLC and Iowa State Bank filed as part of Pre-Effective Amendment No. 3 to Registrant’s registration statement on Form SB-2 filed with the SEC on August 16, 2007 and incorporated by reference herein.

4.4
Second Amended and Restated Escrow Agreement dated January 9, 2008 between Prairie Creek Ethanol and Iowa State Bank filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

5.1
Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

8.1
Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

10.1
Letter of Intent dated February 1, 2007 between Prairie Creek Ethanol, LLC and Fagen, Inc. filed as part of Pre-Effective Amendment No. 4 to the Registrant’s registration statement on Form SB-2 filed with the SEC on August 23, 2007 and incorporated by reference herein.

10.2
Real Estate Option dated May 26, 2006 between Gold-Eagle Cooperative and David Kirsch, Susan Kirsch, Darrell Kirsch and Dawn Kirsch filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.3
Assignment and Assumption Agreement dated May 26, 2006 between Prairie Creek Ethanol, LLC and Gold-Eagle Cooperative filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.4
Real Estate Option dated May 31, 2006 between Gold-Eagle Cooperative and Rasmussen Family, LLC filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.5
Assignment and Assumption Agreement dated May 31, 2006 between Prairie Creek Ethanol, LLC and Gold-Eagle Cooperative filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.6
Amended and Restated Option Agreement dated July 3, 2007 between Prairie Creek Ethanol, LLC and David and Susan Kirsch and Darrell and Dawn Kirsch filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

10.7
Letter of Intent dated November 28, 2007 between Prairie Creek Ethanol, LLC and Fagen, Inc. filed as part of this Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

23.1
Consent of McGladrey & Pullen, LLP dated January 17, 2008 filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

23.2	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

(4) To determine the liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That all post-effective amendments filed with the Commission will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Goldfield, State of Iowa on January 17, 2008.

PRAIRIE CREEK ETHANOL, L.L.C.

Date: January 17, 2008	/s/ Clay Hansen
Clay Hansen
President, Chairman and Director (Principal Executive Officer)

Date: January 17, 2008	/s/ John Stelzer
John Stelzer
Treasurer (Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: January 17, 2008	/s/ Clay Hansen
Clay Hansen
President, Chairman and Director (Principal Executive Officer)

Date: January 17, 2008	/s/ John Stelzer
John Stelzer
Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: January 17, 2008	/s/ Mervin Krauss
Mervin Krauss
Vice President, Vice Chairman, Vice President and Director

Date: January 17, 2008	/s/ Mark Wigans
Mark Wigans
Secretary and Director

Date: January 17, 2008	/s/ Brad Davis
Brad Davis
Senior Vice President of Project Development

Date: January 17, 2008	/s/ Duane Madoerin
Duane Madoerin
Vice President of Commodities

Date: January 17, 2008	/s/ Mike Nail
Mike Nail
Vice President of Marketing

Date: January 17, 2008	/s/ Lynn Ostendorf
Lynn Ostendorf
Vice President of Development

Date: January 17, 2008	/s/ John Rohrer
John Rohrer
Vice President of Transportation

Date: January 17, 2008	/s/ William Cruise
William Cruise, Director

Date: January 17, 2008	/s/ Clay Hobbs
Clay Hobbs, Director

Date: January 17, 2008	/s/ Joe Horan
Joe Horan, Director

Date: January 17, 2008	/s/ Gary Keller
Gary Keller, Director

INDEX TO EXHIBITS

3.1	Articles of Organization filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

3.2	Amended and Restated Operating Agreement filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

3.3
Second Amended and Restated Operating Agreement filed as part of Pre-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on May 31, 2007 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

4.2	Form of Subscription Agreement filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

4.3
Amended and Restated Escrow Agreement dated August 16, 2007 between Prairie Creek Ethanol and Iowa State Bank filed as part of Pre-Effective Amendment No. 3 to Registrant’s registration statement on Form SB-2 filed with the SEC on August 16, 2007 and incorporated by reference herein.

4.4
Second Amended and Restated Escrow Agreement dated January 9, 2008 between Prairie Creek Ethanol and Iowa State Bank filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

5.1
Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

8.1
Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

10.1
Letter of Intent dated February 1, 2007 between Prairie Creek Ethanol, LLC and Fagen, Inc. filed as part of Pre-Effective Amendment No. 4 to the Registrant’s registration statement on Form SB-2 filed with the SEC on August 23, 2007 and incorporated by reference herein.

10.2
Real Estate Option dated May 26, 2006 between Gold-Eagle Cooperative and David Kirsch, Susan Kirsch, Darrell Kirsch and Dawn Kirsch filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.3
Assignment and Assumption Agreement dated May 26, 2006 between Prairie Creek Ethanol, LLC and Gold-Eagle Cooperative filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.4
Real Estate Option dated May 31, 2006 between Gold-Eagle Cooperative and Rasmussen Family, LLC filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.5
Assignment and Assumption Agreement dated May 31, 2006 between Prairie Creek Ethanol, LLC and Gold-Eagle Cooperative filed as part of the Registrant’s registration statement on Form SB-2 filed with the SEC on March 26, 2007 and incorporated by reference herein.

10.6
Amended and Restated Option Agreement dated July 3, 2007 between Prairie Creek Ethanol, LLC and David and Susan Kirsch and Darrell and Dawn Kirsch filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

10.7
Letter of Intent dated November 28, 2007 between Prairie Creek Ethanol, LLC and Fagen, Inc. filed as part of this Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

23.1
Consent of McGladrey & Pullen, LLP dated January 17, 2008 filed as part of this Post-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 filed with the SEC on January 17, 2008.

23.2	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).